Filed pursuant to Rule 424(b)(5)
                                            Registration No. 333-56055



          PROSPECTUS SUPPLEMENT
          ---------------------
          (TO PROSPECTUS DATED JUNE 29, 1998)

                             13,000,000 FELINE PRIDES(SM)
           (CONSISTING OF 11,700,000 INCOME PRIDES(SM) AND 1,300,000 GROWTH
                                     PRIDES(SM))

                 $32,500,000 6.37% SERIES D SENIOR NOTES DUE 2003

                 $32,500,000 6.50% SERIES E SENIOR NOTES  DUE 2004

                               TEXAS UTILITIES COMPANY

                                  -----------------
             The securities offered hereby are 13,000,000 FELINE PRIDES(SM) (FELINE PRIDES) of Texas Utilities Company, a Texas corporation (Company), consisting of separately offered and separately traded units referred to as "Income PRIDES(SM)" and "Growth PRIDES(SM)," $32,500,000 aggregate principal amount of the Company's separately offered and separately traded 6.37% Series D Senior Notes due August 16, 2003 (Series D Notes) and $32,500,000 aggregate principal amount of the Company's separately offered and separately traded 6.50% Series E Senior Notes due August 16, 2004 (Series E Notes, and together with the Series D Notes, Senior Notes; and the Senior Notes together with the FELINE PRIDES, Securities). Initially, $292,500,000 aggregate principal amount of Series D Notes and $292,500,000 aggregate principal amount of Series E Notes
                                                   (continued on next page)

             SEE "RISK FACTORS" BEGINNING ON PAGE S-24 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SECURITIES.

             Prior to the offering made hereby, there has been no public market for the Securities. The Income PRIDES and the Growth PRIDES have been approved for listing on The New York Stock Exchange (NYSE) under the symbols "TXUPrI" and "TXUPrG," respectively, subject to official notice of issuance. Unless and until substitution is made as described in "Description of the FELINE PRIDES -- Creating Growth PRIDES" or "--Creating Income PRIDES," neither the Senior Note component of an Income PRIDES nor the Treasury Security component of a Growth PRIDES will trade separately from such Income PRIDES or Growth PRIDES, and such Senior Note component will trade as a unit with the Purchase Contract component of the Income PRIDES and such Treasury Security component will trade as a unit with the Purchase Contract component of the Growth PRIDES. The Company does not intend to apply for the separate listing of any Senior Notes on the NYSE or any other securities exchange. On July 16, 1998, the last reported sale price of the Common Stock on the NYSE was $41 11/16 per share.

                                  -----------------
          THESE SECURITIES HAVE NOT BEEN APPROVED  OR  DISAPPROVED  BY  THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                 OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                     ACCURACY OR ADEQUACY   OF  THIS PROSPECTUS
                       SUPPLEMENT  OR  THE PROSPECTUS TO WHICH
                        IT RELATES. ANY REPRESENTATION TO THE
                           CONTRARY IS A CRIMINAL OFFENSE.

                                  PRICE TO PUBLIC(1)
                                  ------------------
                              $50.000 per Income PRIDES
                              $41.303 per Growth PRIDES
                 100% of aggregate principal amount of Series D Notes 100% of aggregate principal amount of Series E Notes


          =================================================================
                                             UNDERWRITING      PROCEEDS TO
                                            COMMISSION(2)      COMPANY(3)
          -----------------------------------------------------------------
           Total(4)  . . . . . . . . . .     $19,500,000      $630,500,000
          =================================================================
          (1) Plus, as applicable, accrued distributions, interest and Contract Adjustment Payments, if any, from July 22, 1998. The purchase price of each Income PRIDES and Growth PRIDES will be allocated between the related Purchase Contract and the related Senior Notes, in the case of Income PRIDES, and between the related Purchase Contract and the related interest in the Treasury Securities, in the case of Growth PRIDES, as applicable, in proportion to their respective fair market values at the time of purchase. See CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- "FELINE PRIDES -- Allocation of Purchase Price."
          (2) The Company has agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended (Securities Act). See UNDERWRITING.
          (3) Such amount does not include $53,693,900 used to purchase the Treasury Securities component of the 1,300,000 Growth PRIDES.
          (4) The Company has granted to the Underwriters a 30-day option to purchase additional Securities in an amount up to 15% of the total initial Securities set forth above to cover over-allotments, if any. If such option is exercised in full, the total Underwriting Commission and Proceeds to the Company will be $22,425,000 and $725,075,000, respectively. See UNDERWRITING.

                                  -----------------
             The Securities are offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by them, and subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Securities offered hereby will be made in New York, New York on or about July 22, 1998.

                                  -----------------
          MERRILL LYNCH & CO.                               LEHMAN BROTHERS
                                  -----------------
               The date of this Prospectus Supplement is July 17, 1998.

          (SM) Service Mark of Merrill Lynch & Co., Inc.

             CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES AND THE COMMON STOCK OF THE COMPANY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING TRANSACTIONS, THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE UNDERWRITING.


                            -----------------------------

          (cover continued from previous page)

          will be issued and held as a component of the FELINE PRIDES. The FELINE PRIDES offered hereby will initially consist of (A) 11,700,000 units referred to as Income PRIDES with a Stated Amount, per Income PRIDES, of $50 (Stated Amount) and (B) 1,300,000 units referred to as Growth PRIDES with a face amount, per Growth PRIDES, equal to the Stated Amount. Each Income PRIDES will initially consist of a unit comprised of (a) a stock purchase contract (Purchase Contract) under which (i) the holder will purchase from the Company not later than August 16, 2001 (First Purchase Contract Settlement Date), for $25 in cash, a number of newly issued shares of common stock, without par value, of the Company (Common Stock) equal to the applicable Settlement Rate (as defined herein), (ii) the holder will purchase from the Company not later than August 16, 2002 (Second Purchase Contract Settlement Date, and with the First Purchase Contract Settlement Date, each a Purchase Contract Settlement Date), for $25 in cash, a number of newly issued shares of Common Stock equal to the applicable Settlement Rate, and (iii) the Company will pay the holder unsecured contract adjustment payments (Contract Adjustment Payments) at the rate of 2.815% of the Stated Amount ($50) per annum prior to the First Purchase Contract Settlement Date, and at the rate of 2.75% of $25 (which is equal to one-half of the Stated Amount and is intended to reflect the settlement of one-half of each Purchase Contract on or prior to the First Purchase Contract Settlement, the Remaining Stated Amount) per annum thereafter until the Second Purchase Contract Settlement Date, subject to the right of the Company to defer such payments, and (b) (i) prior to the First Purchase Contract Settlement Date, beneficial ownership of a Series D Note, having a principal amount of $25, and a Series E Note, having a principal amount of $25, and (ii) from the First Purchase Contract Settlement Date to the Second Purchase Contract Settlement Date, beneficial ownership of a Series E Note, having a principal amount of $25. Upon the occurrence of a Tax Event Redemption (as defined herein) prior to the Second Purchase Contract Settlement Date, the appropriate Applicable Ownership Interest in the Treasury Portfolio (in each case, as defined herein) will be substituted for the related redeemed Senior Notes. Each Growth PRIDES will initially consist of a unit with a Stated Amount of $50 comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company not later than the First Purchase Contract Settlement Date, for $25 in cash, a number of newly issued shares of Common Stock equal to the applicable Settlement Rate, (ii) the holder will purchase from the Company not later than the Second Purchase Contract Settlement Date, for $25 in cash, a number of newly issued shares of Common Stock of the Company equal to the applicable Settlement Rate, and (iii) the Company will pay the holder Contract Adjustment Payments at the rate of 3.315% of the Stated Amount ($50) per annum prior to the First Purchase Contract Settlement Date, and at the rate of 3.25% of the Remaining Stated Amount ($25) per annum thereafter until the Second Purchase Contract Settlement Date, subject to the right of the Company to defer such payments, and (b) (i) prior to the First Purchase Contract Settlement Date a 1/40 undivided beneficial ownership interest in a zero-coupon U.S. Treasury Security having a principal amount at maturity equal to $1,000 and maturing on August 15, 2001 (CUSIP No. 912820 BB 2) (3-year Treasury Security) and a 1/40 undivided beneficial interest in a zero-coupon Treasury Security having a principal amount at maturity equal to $1,000 and maturing on August 15, 2002 (CUSIP No. 912820 BE 6) (4-year Treasury Security, and with the 3-year Treasury Security, each, a Treasury Security), and (ii) from the First Purchase Contract Settlement Date to the Second Purchase Contract Settlement Date, a 1/40 undivided beneficial interest in a 4-year Treasury Security having a principal amount at maturity equal to $1,000. The Series D Notes initially will bear interest at a rate of 6.37% per annum and the Series E Notes initially will bear interest at a rate of 6.50% per annum. The related Senior Notes or Treasury Securities or the Treasury Portfolio (as defined herein), as applicable, that are components of FELINE PRIDES will be pledged to the Collateral Agent (as defined herein), to secure the holder's obligation to give certain notices and purchase Common Stock under the related Purchase Contracts as described herein.

             The number of shares of Common Stock issuable upon settlement of the applicable portion of each Purchase Contract on a Purchase Contract Settlement Date (Settlement Rate) will be calculated as follows (subject to adjustment under certain circumstances): (a) if the Applicable Market Value (as defined herein) is equal to or greater than $49.19 (Threshold Appreciation Price, which is approximately 18% above the last reported sale price of the Common Stock set forth on the cover page of this Prospectus Supplement (Reference Price)), the Settlement Rate will be 0.5082; (b) if the Applicable Market Value is less than the Threshold Appreciation Price, but greater than the Reference Price, the Settlement Rate will be equal to $25 divided by the Applicable Market Value; and (c) if the Applicable Market Value is less than or equal to the Reference Price, the Settlement Rate will be 0.5997.

             Payments of 9.25% of the Stated Amount ($50) per annum will be made or accrue on each Income PRIDES quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing August 16, 1998, until the First Purchase Contract Settlement Date. These payments will consist of interest payments on equal $25 principal amounts of Series D Notes and Series E Notes payable at the rate of 6.37% per annum with respect to the Series D Notes, and at the rate of 6.50% per annum with respect to the Series E Notes, or distributions on the Treasury Portfolio, payable at the rate of 6.435% of the Stated Amount ($50) per annum, as applicable, and Contract Adjustment Payments payable by the Company at the rate of 2.815% of the Stated Amount ($50) per annum subject, in the case of the Contract Adjustment Payments, to the Company's right to defer payment of such amounts. From and after the First Purchase Contract Settlement Date, holders of Income PRIDES will be entitled to receive cash distributions at a rate of 9.25% of the Remaining Stated Amount ($25) per annum, payable quarterly in arrears on February 16, May 16, August 16 and November 16, consisting of interest payments on a $25 principal amount of Series E Notes payable at the rate of 6.50% per annum, or distributions on the Treasury Portfolio, payable at the rate of 6.50% of the Remaining Stated Amount ($25) per annum, as applicable, and Contract Adjustment Payments, payable by the Company at the rate of 2.75% of the Remaining Stated Amount ($25) per annum, subject, in the case of the Contract Adjustment Payments, to the Company's right to defer payments of such amounts.

             Contract Adjustment Payments, payable by the Company at the rate of 3.315% of the Stated Amount ($50) per annum prior to the First Purchase Contract Settlement Date, and at a rate of 3.25% of the Remaining Stated Amount ($25) per annum thereafter, will be made or accrue on each Growth PRIDES quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing August 16, 1998, subject to the Company's right to defer such payments. In addition, original issue discount (OID) will accrue on the related Treasury Security for United States federal income tax purposes.

             Holders of Senior Notes will receive interest payments, payable quarterly in arrears, on February 16, May 16, August 16 and November 16 of each year, commencing August 16, 1998, at the rate of 6.37% of the aggregate principal amount per annum in the case of Series D Notes, and at the rate of 6.50% of the aggregate principal amount per annum in the case of Series E Notes.

             The Company will have the right to defer Contract Adjustment Payments. As a consequence of such deferral, such portion of the quarterly cash distribution on the Income PRIDES that is comprised of Contract Adjustment Payments and the quarterly cash distributions on the Growth PRIDES would be deferred; however, such deferred Contract Adjustment Payments would accrue at the rate of 9.75% per annum, compounded quarterly. All Contract Adjustment Payments deferred prior to the First Purchase Contract Settlement Date must be paid (or settled in Common Stock) no later than such date; all other deferred Contract Adjustment Payments must be paid (or settled in Common Stock) no later than the Second Purchase Contract Settlement Date.

             The interest rate for the Series D Notes outstanding on and after the First Purchase Contract Settlement Date will be reset on the third Business Day (as defined herein) immediately preceding the First Purchase Contract Settlement Date to a rate per annum (Series D Reset Rate) to be determined by a reset agent (Reset Agent) equal to the sum of (x) a spread amount for the Series D Notes (Series D Reset Spread) and (y) the rate of interest on the Two-Year Benchmark Treasury (as defined herein). The Company may limit the Series D Reset Rate to be no higher than 200 basis points over the rate of interest on the Two-Year Benchmark Treasury. The interest rate for the Series E Notes outstanding on and after the Second Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Second Purchase Contract Settlement Date to a rate per annum (the Series E Reset Rate, and with the Series D Reset Rate, each a Reset Rate) to be determined by the Reset Agent equal to the sum of (x) a spread amount for the Series E Notes (Series E Reset Spread, and with the Series D Reset Spread, each a Reset Spread) and (y) the rate of the interest on the Two-Year Benchmark Treasury. The Company may limit the Series E Reset Rate to be no higher than 200 basis points over the rate of interest on the Two-Year Benchmark Treasury.

             The Senior Notes will be senior unsecured obligations of the Company. The Contract Adjustment Payments will be subordinated and junior in right of payment to the Company's obligations under its Senior Indebtedness (as defined herein). "Senior Indebtedness" means indebtedness of any kind of the Company (including the Senior Notes) unless the instrument under which such indebtedness is incurred expressly provides that it is in parity or subordinate in right of payment to the Contract Adjustment Payments.

             Unless a Tax Event Redemption has occurred, if the holder of an Income PRIDES has not notified the Purchase Contract Agent (as defined herein), in the manner described herein, of its intention to settle the applicable portion of the related Purchase Contract with separate cash, the Collateral Agent or the Company will exercise its rights as a secured party with respect to the related Senior Notes and the Remarketing Agent (as defined herein), pursuant to the terms of a Remarketing Agreement (as defined herein) and in connection with each Purchase Contract Settlement Date, will use its reasonable efforts to remarket the related Series D Notes (bearing interest at the Series D Reset
          Rate), in the case of the First Purchase Contract Settlement Date or the related Series E Notes (bearing interest at the Series E Reset Rate), in the case of the Second Purchase Contract Settlement Date, on the third Business Day immediately preceding the applicable Purchase Contract Settlement Date for settlement on such Purchase Contract Settlement Date at a price of approximately 100.5% of the aggregate principal amount of such Senior Notes of such series plus accrued and unpaid interest thereon. The portion of the proceeds from such remarketing, in an amount equal to the aggregate principal amount of such Senior Notes of such series, will be applied to satisfy in full such holder's obligation to purchase Common Stock under the applicable portion of the related Purchase Contract on such Purchase Contract Settlement Date. In addition, after deducting as a remarketing fee (Remarketing Fee) an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the remarketed Senior Notes of such series from any amount received in connection with such remarketing in excess of the aggregate principal amount of such Senior Notes of such series plus any accrued and unpaid interest, the Remarketing Agent will remit the remaining portion of the excess proceeds, if any, to the Purchase Contract Agent for the benefit of such holder. If the remarketing does not occur because a condition precedent to the remarketing has not been fulfilled or if, despite using its reasonable efforts, the Remarketing Agent fails to remarket the Senior Notes (other than to the Company) at a price not less than 100% of their aggregate principal amount plus accrued and unpaid interest, the remarketing will be deemed to have failed (Failed Remarketing) and the Collateral Agent or the Company will dispose of the Senior Notes of such series in accordance with applicable law and satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase Common Stock under the related Purchase Contracts on the applicable Purchase Contract Settlement Date; provided that, if the Company exercises such rights as a secured party with respect to such Senior Notes, the Company shall have no further recourse against the holder of such Senior Notes with respect to such obligation and any accrued and unpaid interest on such Senior Notes will be paid in cash by the Company to the holder of record of such Senior Notes. Holders of Senior Notes that are not components of Income PRIDES may elect, in the manner described herein, to have their Senior Notes remarketed by the Remarketing Agent as described herein.

             On or prior to the fifth Business Day immediately preceding the Second Purchase Contract Settlement Date, but not during the period from the fifth Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date, holders (which may be initially an Underwriter) of Income PRIDES may substitute Treasury Securities for the related Senior Notes or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, held by the Collateral Agent, thereby creating Growth PRIDES as described herein. Such Treasury Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. Upon the substitution as collateral of Treasury

          Securities for the related Senior Notes or the Applicable Ownership Interest in the Treasury Portfolio, such Senior Notes, or the Applicable Ownership Interest in the Treasury Portfolio, will be released to such holder as described herein. Holders of Income PRIDES wishing to create Growth PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date on which distributions have been made through the date of substitution on the Growth PRIDES being created by such holders, over the Contract Adjustment Payments that have accrued over the same period on the related Income PRIDES.

             On or prior to the fifth Business Day immediately preceding the Second Purchase Contract Settlement Date, but not during the period from the fifth Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date, holders (which may be initially an Underwriter) of Growth PRIDES may substitute Senior Notes, or if a Tax Event Redemption has occurred, the Applicable Ownership Interest in the Treasury Portfolio, for the related Treasury Securities held by the Collateral Agent, thereby creating Income PRIDES as described herein. Such Senior Notes, or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. Upon the substitution as collateral of Senior Notes or the Applicable Ownership Interest in the Treasury Portfolio for the related Treasury Securities, such Treasury Securities will be released to such holder as described herein.

             If a Failed Remarketing has occurred, then (i) in the case of a Failed Remarketing as to the First Purchase Contract Settlement Date, holders of Series D Notes will have the right to put their Series D Notes directly to the Company on September 1, 2001, upon at least three Business Days' prior notice, at a price equal to the principal amount thereof, plus accrued and unpaid interest, if any, thereon, and (ii) in the case of a Failed Remarketing as to the Second Purchase Contract Settlement Date, holders of Series E Notes will have the right to put their Series E Notes directly to the Company on September 1, 2002, upon at least three Business Days' prior notice, at a price equal to the principal amount thereof, plus accrued and unpaid interest, if any, thereon.

             On the Business Day immediately preceding a Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the applicable portion of the related Purchase Contracts through the early delivery of cash to the Purchase Contract Agent in the manner described herein, (ii) has settled the applicable portion of the related Purchase Contracts with separate cash on the Business Day immediately preceding such Purchase Contract Settlement Date, pursuant to prior notification to the Purchase Contract Agent, (iii) in the case of Income PRIDES, has had the Series D Notes (with respect to the First Purchase Contract Settlement Date) or Series E Notes (with respect to the Second Purchase Contract Settlement Date), as applicable, related to the applicable portion of such holder's Purchase Contract remarketed in the manner described herein in connection with settling the applicable portion of such Purchase Contracts, or (iv) an event described under DESCRIPTION OF THE PURCHASE CONTRACTS -- "Termination" has occurred, then (A) in the case of Income PRIDES (unless a Tax Event Redemption has occurred) the Company will exercise its rights as a secured party to dispose of the related Series D Notes or Series E Notes, as applicable, in accordance with applicable law to satisfy in full such holder's obligation to purchase Common Stock under the applicable portion of the related Purchase Contract and (B) in the case of Growth PRIDES or Income PRIDES (in the event that a Tax Event Redemption has occurred), the principal amount of the Treasury Securities or the Applicable Ownership Interest in the Treasury Portfolio, as applicable, when paid at maturity, will be applied, pursuant to the exercise of such rights by the Company, to satisfy in full such holder's obligation to purchase Common Stock under the applicable portion of the Purchase Contracts.

             In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the applicable portion of the related Purchase Contracts through the delivery of cash or settles the applicable portion of such Purchase Contracts with cash on the Business Day immediately preceding a Purchase Contract Settlement Date, the related Senior Notes, the appropriate Applicable Ownership Interest in the Treasury Portfolio or the related Treasury Securities, as the case may be, will be released to the holder as described herein.

             The Senior Notes are redeemable at the option of the Company, in whole but not in part, upon the occurrence and continuation of a Tax Event (as defined herein) under the circumstances described herein (Tax Event Redemption). If the Company so elects to redeem the Senior Notes, it must redeem all of the Senior Notes at a redemption price (Redemption Price) per Senior Note equal to the Redemption Amount (as defined herein) plus accrued and unpaid interest, if any, thereon to the date fixed for redemption and pay in cash such Redemption Price to the holders of such Senior Notes. If such Tax Event Redemption occurs prior to the Second Purchase Contract Settlement Date, the Redemption Price payable in liquidation of the Income PRIDES holders' interests in the Senior Notes will be paid to the Collateral Agent, which in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase, on behalf of the holders of Income PRIDES, the Treasury Portfolio and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to the holders of such Income PRIDES. See DESCRIPTION OF THE SENIOR NOTES -- "Tax Event Redemption." Such Treasury Portfolio will be substituted for the Senior Notes and will be pledged to the Collateral Agent to secure such Income PRIDES holders' obligations to purchase the Common Stock under their Purchase Contracts.

                            PROSPECTUS SUPPLEMENT SUMMARY

               The following summary information is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in the accompanying Prospectus, this Prospectus Supplement or in the Incorporated Documents. Except as otherwise noted, all information in this Prospectus Supplement assumes no exercise of the Underwriters' over-allotment option.

               A listing of the pages on which certain definitions of capitalized terms used in this Prospectus Supplement Summary and elsewhere in this Prospectus Supplement are defined is set forth in the "Index of Principal Terms for Prospectus Supplement" herein. Certain other terms are defined in the accompanying Prospectus.


                                     THE COMPANY

             The Company is a holding company which owns all of the outstanding common stock of TEI and ENSERCH. TEI is a holding company whose largest subsidiary is Texas Utilities Electric Company (TU Electric). TU Electric is an electric utility engaged in the generation, purchase, transmission, distribution and sale of electric energy in the north central, eastern and western parts of Texas. Another subsidiary of TEI is Texas Utilities Australia Pty. Ltd. (TU Australia), owner of Eastern Energy Limited (Eastern Energy), which is engaged in the purchase, distribution, marketing and sale of electric energy in the State of Victoria, Australia. TU Australia has now withdrawn its offer to purchase Allgas Energy Limited. ENSERCH is an integrated company focused on natural gas. ENSERCH operates primarily in the north central and eastern parts of Texas. Its major business segments are natural gas pipeline, processing, marketing and distribution. In addition, a subsidiary of the Company (TU Acquisitions) has made a tender offer for all outstanding shares of The Energy Group PLC (TEG), a diversified international energy group based in the United Kingdom (UK). As of July 14, 1998, TU Acquisitions owned, had rights over or had received valid acceptances in respect of approximately 96.5% of such shares. The offer has been extended so that TU Acquisitions may exercise its right under UK law to compulsorily acquire the remaining shares of TEG. See THE COMPANY in the accompanying Prospectus.


                                     THE OFFERING

          Securities Offered     13,000,000 FELINE PRIDES, consisting of
                                 11,700,000 Income PRIDES and 1,300,000
                                 Growth PRIDES, $32,500,000 aggregate
                                 principal amount of separate Series D
                                 Notes and $32,500,000 aggregate principal amount of separate Series E Notes.
                                 $292,500,000 aggregate principal amount of
                                 Series D Notes and $292,500,000 aggregate principal amount of Series E Notes will be initially issued and held as a component of the Income PRIDES.

          Issuer  . . . . . .    Texas Utilities Company.

          Stated Amount . . .    $50 per Income PRIDES and Growth PRIDES.

          Listing of the Income
            PRIDES and Growth
            PRIDES  . . . . .    The Income PRIDES and the Growth PRIDES
                                 have been approved for listing on the NYSE under the symbols "TXUPrI" and "TXUPrG," respectively, subject to official notice of issuance. The Company does not intend to apply for any listing of the Senior
                                 Notes. Unless and until substitution is made as described in DESCRIPTION OF THE
                                 FELINE PRIDES -- "Creating Growth PRIDES" or "--Creating Income PRIDES," neither the Senior Note component of an Income PRIDES nor the Treasury Security component of a Growth PRIDES will trade separately from such Income PRIDES or Growth PRIDES, and such Senior Note component will trade as a unit with the Purchase Contract component of the Income PRIDES and such Treasury
                                 Security component will trade as a unit
                                 with the Purchase Contract component of
                                 the Growth PRIDES.  See UNDERWRITING.

          NYSE Symbol of Common
            Stock . . . . . .    TXU

          Use of Proceeds . .    All of the proceeds from the sale of the
                                 Growth PRIDES will be used to purchase the underlying Treasury Securities to be transferred to holders of the Growth
                                 PRIDES pursuant to the terms thereof. All of the proceeds from the sale of the Senior Notes that are not components of Income PRIDES and all of the proceeds from the sale of the Income PRIDES will be paid to the Company. The Company currently anticipates using substantially all of the net proceeds from the sale of the Senior
                                 Notes and the Income PRIDES, estimated to be approximately $630,500,000 (after deducting the underwriting commissions), to repay short-term indebtedness incurred in connection with the acquisition of TEG, with any remainder being used for general corporate purposes.

          Components of FELINE
            PRIDES  . . . . .    The 13,000,000 FELINE PRIDES offered
                                 hereby will initially consist of (A)
                                 11,700,000 units referred to as Income
                                 PRIDES and (B) 1,300,000 units referred to as Growth PRIDES. Each Income PRIDES will initially consist of a unit comprised of
                                 (a) a Purchase Contract under which (i)
                                 the holder will purchase from the Company not later than the First Purchase Contract
                                 Settlement Date, for $25 in cash, a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate,
                                 (ii) the holder will purchase from the
                                 Company not later than the Second Purchase
                                 Contract Settlement Date, for $25 in cash, a number of newly issued shares of Common
                                 Stock of the Company equal to the
                                 Settlement Rate and (iii) the Company will pay to the holder Contract Adjustment
                                 Payments at the rate of 2.815% of the
                                 Stated Amount ($50) per annum prior to the First Purchase Contract Settlement Date, and at the rate of 2.75% of the Remaining
                                 Stated Amount ($25) per annum thereafter until the Second Purchase Contract
                                 Settlement Date, subject to the right of the Company to defer such payments, and
                                 (b) (i) prior to the First Purchase
                                 Contract Settlement Date, beneficial
                                 ownership of a Series D Note, having a
                                 principal amount of $25, and a Series E
                                 Note, having a principal amount of $25,
                                 and (ii) from the First Purchase Contract
                                 Settlement Date to the Second Purchase
                                 Contract Settlement Date, beneficial
                                 ownership of a Series E Note, having a
                                 principal amount of $25.  Upon the
                                 occurrence of a Tax Event Redemption prior to the Second Purchase Contract Settlement
                                 Date, the appropriate Applicable Ownership
                                 Interest in the Treasury Portfolio will be substituted for the related redeemed
                                 Senior Notes. The purchase price of each Income PRIDES will be allocated between the related Purchase Contract and each of the related Senior Notes in proportion to their respective fair market values at the time of purchase. See CERTAIN FEDERAL
                                 INCOME TAX CONSEQUENCES -- "FELINE PRIDES
                                 -- Allocation of Purchase Price."

                                 As described below, upon the occurrence of a Tax Event (as defined herein) prior to the Second Purchase Contract Settlement Date, the Company may at its option cause the Senior Notes to be redeemed at the Redemption Price and the Treasury Portfolio will be substituted for the redeemed Senior Notes in the manner described herein to secure the Income PRIDES holders' obligations under their related Purchase Contracts. The related Senior Notes, Treasury Securities or Applicable Ownership Interest in the Treasury Portfolio, as applicable, that are components of FELINE PRIDES will be pledged pursuant to a pledge agreement, to be dated as of July 1, 1998 (Pledge Agreement), between the Company, The Chase Manhattan Bank, as collateral agent for the Company (together with any successor thereto in such capacity, Collateral Agent), and the Purchase Contract Agent (as defined herein) to secure the holder's obligation to purchase Common Stock under the related Purchase Contract.

                                 Each Growth PRIDES will initially consist of a unit with a face amount of $50 comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company not later than the First Purchase Contract Settlement Date, for $25 in cash, a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate, (ii) the holder will purchase from the Company not later than the Second Purchase Contract Settlement Date, for $25 in cash, a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate, and
                                 (iii) the Company will pay the holder
                                 Contract Adjustment Payments at the rate of 3.315% of the Stated Amount ($50) per annum prior to the First Purchase Contract Settlement Date, and at the rate of 3.25% of the Remaining Stated Amount ($25) per annum thereafter until the Second Purchase Contract Settlement Date, subject to the right of the Company to defer such payments, and (b) (i) prior to the First Purchase Contract Settlement Date, a 1/40 undivided beneficial ownership interest in a 3-year Treasury Security (CUSIP No. 912820 BB 2) having a principal amount at maturity equal to $1,000 and a 1/40 undivided beneficial interest in a 4-year Treasury Security (CUSIP No. 912820 BE 6) having a principal amount at maturity equal to $1,000, and (ii) from the First Purchase Contract Settlement Date to the Second Purchase Contract Settlement Date, a 1/40 undivided beneficial interest in a 4-year Treasury Security having a principal amount at maturity equal to $1,000. The purchase price of each Growth PRIDES will be allocated between the related Purchase Contract and the related interest in each Treasury Security in proportion to their respective fair market values at the time of purchase. See CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- "FELINE PRIDES -- Allocation of Purchase Price."

          Purchase Contract
            Agreement . . . .    The FELINE PRIDES will be issued under a
                                 Purchase Contract Agreement, to be dated as of July 1, 1998 (Purchase Contract
                                 Agreement), between the Company and The
                                 Bank of New York, as agent for the holders of the FELINE PRIDES (together with any successor thereto in such capacity,
                                 Purchase Contract Agent).

          Creating Growth
            PRIDES  . . . . .    Each holder of an Income PRIDES may
                                 substitute for the related Senior Notes or the Applicable Ownership Interest in the Treasury Portfolio held by the Collateral
                                 Agent zero-coupon U.S. Treasury Securities having a principal amount at maturity equal to the aggregate principal amount of, and having maturities corresponding to the Purchase Contract Settlement Dates for the Purchase Contracts secured by, Senior
                                 Notes or the appropriate Applicable
                                 Ownership Interest in the Treasury
                                 Portfolio that are components of such
                                 Income PRIDES. Such Treasury Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related
                                 Purchase Contracts.  Such substitutions
                                 may be made at any time on or prior to the fifth Business Day immediately preceding the Second Purchase Contract Settlement
                                 Date only in integral multiples of 40
                                 Income PRIDES; provided, however, that
                                 such substitutions may not be made during the period from the fifth Business Day immediately preceding the First Purchase
                                 Contract Settlement Date through the First

                                 Purchase Contract Settlement Date; and
                                 provided, further, that, if the Treasury
                                 Portfolio has become a component of the
                                 Income PRIDES, holders of Income PRIDES
                                 may make such substitutions only in
                                 integral multiples of 1,600,000 Income
                                 PRIDES at any time on or prior to the
                                 second Business Day immediately preceding the Second Purchase Contract Settlement Date (but not during the period from the second Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date). Accordingly, in such event, holders wishing to make such substitution must hold at least 1,600,000 Income PRIDES. Holders of Income PRIDES wishing to create Growth PRIDES also will be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date to which Contract Adjustment Payments have been paid to the date of substitution on the Growth PRIDES being created by such holders, over the Contract Adjustment Payments that have accrued over the same time period on the related Income PRIDES.

          Creating Income
            PRIDES  . . . . .    Each holder of Growth PRIDES may, on or
                                 prior to the fifth Business Day
                                 immediately preceding the Second Purchase
                                 Contract Settlement Date, create 40 Income
                                 PRIDES by delivering 40 Growth PRIDES to the Purchase Contract Agent plus Senior
                                 Notes in aggregate principal amount equal to, and of the series corresponding to, the Treasury Securities that are components of such Growth PRIDES to the Collateral Agent, with such Treasury
                                 Securities then being released to such
                                 holder; provided, however, that such
                                 substitutions may not be made during the period from the fifth Business Day immediately preceding the First Purchase
                                 Contract Settlement Date through the First
                                 Purchase Contract Settlement Date; and
                                 provided, further, that if a Tax Event
                                 Redemption has occurred prior to the
                                 Second Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of Growth PRIDES may make such substitution
                                 (but using the Applicable Ownership
                                 Interest in the Treasury Portfolio rather than the applicable Senior Notes) only in integral multiples of 1,600,000 Growth
                                 PRIDES at any time on or prior to the
                                 second Business Day immediately preceding the Second Purchase Contract Settlement
                                 Date (but not during the period from the second Business Day immediately preceding the First Purchase Contract Settlement
                                 Date through the First Purchase Contract
                                 Settlement Date).  Accordingly, in such
                                 event, holders wishing to make such
                                 substitution must hold at least 1,600,000
                                 Growth PRIDES. Such Senior Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, will be pledged with the Collateral
                                 Agent to secure the holder's obligation to purchase Common Stock under the related
                                 Purchase Contracts.

          Current Payments;
            Contract Adjustment
            Payments  . . . .    From and after July 22, 1998 and prior to
                                 the First Purchase Contract Settlement
                                 Date, holders of Income PRIDES will be
                                 entitled to receive cash distributions at a rate of 9.25% of the Stated Amount ($50) per annum, payable quarterly in arrears, consisting of an amount equal to the sum of interest payments on the $25 principal amounts of Series D Notes and Series E
                                 Notes, or distributions on the Treasury
                                 Portfolio, as applicable, and Contract
                                 Adjustment Payments, payable by the
                                 Company at the rate of 2.815% of the
                                 Stated Amount ($50) per annum, subject to the Company's right to defer the payment of the Contract Adjustment Payments. From and after the First Purchase Contract
                                 Settlement Date and until the Second
                                 Purchase Contract Settlement Date, holders of Income PRIDES will be entitled to receive cash distributions at a rate of 9.25% of the Remaining Stated Amount ($25) per annum, payable quarterly in arrears, consisting of interest payments on $25 principal amount of Series E Notes, or distributions on the Treasury Portfolio, as applicable, and Contract Adjustment
                                 Payments, payable by the Company at the
                                 rate of 2.75% of the Remaining Stated
                                 Amount ($25) per annum, subject, in the
                                 case of the Contract Adjustment Payments, to the Company's right to defer payments of such amounts. The Company's obligations with respect to the Senior
                                 Notes will be senior and unsecured and
                                 will rank on a parity in right of payment with all other senior unsecured obligations of the Company. See "Ranking" below and RISK FACTORS -- "Right to Defer
                                 Current Payments."

                                 Holders of Growth PRIDES will be entitled to receive quarterly cash distributions of Contract Adjustment Payments payable by the Company at the rate of 3.315% of the Stated Amount ($50) per annum from and after July 22, 1998 and prior to the First Purchase Contract Settlement Date, and at a rate of 3.25% of the Remaining Stated Amount ($25) per annum thereafter, subject to the Company's right to defer such payments. In addition, OID will accrue on the related Treasury Securities for United States federal income tax purposes. See RISK FACTORS -- "Right to Defer Current Payments."

                                 The Contract Adjustment Payments will be subordinated and junior in right of payment to the Senior Indebtedness. See DESCRIPTION OF THE PURCHASE CONTRACTS -- "Contract Adjustment Payments."

          Option to Defer
            Contract Adjustment
            Payments  . . . .    The Company has the right to defer the
                                 payment of Contract Adjustment Payments on the related Purchase Contracts until no later than the next Purchase Contract
                                 Settlement Date; however, such deferred
                                 Contract Adjustment Payments, if any, will accrue additional Contract Adjustment
                                 Payments at the rate of 9.75% per annum of the amount of such deferred Contract
                                 Adjustment Payments, compounded quarterly,
                                 (such deferred Contract Adjustment
                                 Payments, together with the additional
                                 accruals thereon, shall be referred to as Deferred Contract Adjustment Payments).
                                 See DESCRIPTION OF THE PURCHASE CONTRACTS
                                 -- "Option to Defer Contract Adjustment
                                 Payments."  If the Contract Adjustment
                                 Payments are deferred, the Company has
                                 agreed, among other things, not to declare or pay any dividend on or repurchase its capital stock (subject to certain exceptions) during the period of any such deferral.

                                 In the event that the Company elects to
                                 defer the payment of Contract Adjustment
                                 Payments on the related Purchase Contracts until a Purchase Contract Settlement Date, each holder of the related Income PRIDES or Growth PRIDES will receive on such Purchase Contract Settlement Date in respect of such Deferred Contract Adjustment Payments due on such date, in lieu of a cash payment, a number of shares of Common Stock equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by
                                 (y) the Applicable Market Value (as
                                 defined herein). See DESCRIPTION OF THE
                                 PURCHASE CONTRACTS -- "Option to Defer
                                 Contract Adjustment Payments."

          Payment Dates . . .    Subject to the Company's right to defer
                                 Contract Adjustment Payments as described herein, the current payments described above in respect of the Income PRIDES and Growth PRIDES will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing
                                 August 16, 1998, through and including (i) in the case of the Contract Adjustment
                                 Payments, the earlier of the Second

                                 Purchase Contract Settlement Date or the most recent such quarterly date on or prior to any early settlement of the related Purchase Contracts and (ii) in the case of Senior Notes that are components of Income PRIDES, the earlier of (a) the most recent such quarterly date on or prior to the earlier of the First Purchase Contract Settlement Date, in the case of the Series D Notes, or the Second Purchase Contract Settlement Date, in the case of the Series E Notes, and (b) the date the aggregate principal amount of the Senior Notes, together with all accumulated and unpaid interest thereon (each, a Payment
                                 Date), is paid in full.

          Remarketing . . . .    Unless a Tax Event Redemption has
                                 occurred, pursuant to a remarketing
                                 agreement (Remarketing Agreement), among the Company, the Purchase Contract Agent and one or more nationally recognized investment banking firms chosen by the Company (Remarketing Agent), and subject to the terms of a Supplemental Remarketing
                                 Agreement to be entered into in connection with each Purchase Contract Settlement
                                 Date among such parties, the Series D
                                 Notes (in the case of the First Purchase
                                 Contract Settlement Date) and the Series E
                                 Notes (in the case of the Second Purchase
                                 Contract Settlement Date) of such Income
                                 PRIDES holders who have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding such Purchase Contract
                                 Settlement Date, of their intention to
                                 settle the applicable portion of the
                                 related Purchase Contracts with separate cash, will be remarketed on the third
                                 Business Day immediately preceding such
                                 Purchase Contract Settlement Date. In the event of such a failure to so notify the Purchase Contract Agent, the Collateral
                                 Agent or the Company will exercise its
                                 rights as a secured party and the
                                 Remarketing Agent will use its reasonable efforts to remarket such Senior Notes
                                 (bearing the applicable Reset Rate) on
                                 such date for settlement on such Purchase
                                 Contract Settlement Date at a price of
                                 approximately 100.5% of the aggregate
                                 principal amount of such Senior Notes of such series, plus accrued and unpaid interest, if any, thereon. The portion of the proceeds from such remarketing equal to the aggregate principal amount of such Senior Notes of such series will be applied to satisfy in full such Income
                                 PRIDES holders' obligations to purchase
                                 Common Stock under the applicable portions of the related Purchase Contracts on such Purchase Contract Settlement Date. In addition, after deducting as the
                                 Remarketing Fee an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the remarketed Senior
                                 Notes of such series from any amount of
                                 such proceeds received in connection with such remarketing in excess of the aggregate principal amount of the remarketed Senior Notes of such series plus any accrued and unpaid interest, the Remarketing Agent will remit the remaining portion of the excess proceeds, if any, to the Purchase Contract Agent for the benefit of such holders. Income PRIDES holders whose Senior Notes are so remarketed will not otherwise be responsible for any Remarketing Fee in connection therewith. If, despite using its reasonable efforts, the Remarketing
                                 Agent cannot remarket the related series of Senior Notes (other than to the Company) of such holders of Income PRIDES at a price not less than 100% of the aggregate principal amount of such Senior
                                 Notes plus any accrued and unpaid interest or if the remarketing shall not have occurred because a condition precedent to the remarketing shall not have been fulfilled, thereby resulting in a Failed
                                 Remarketing, the Collateral Agent or the Company will dispose of the Senior Notes of such series in accordance with applicable law and will satisfy in full, from the proceeds of such disposition, such holders' obligations to purchase
                                 Common Stock under the related Purchase
                                 Contracts on the applicable Purchase
                                 Contract Settlement Date; provided, that if the Company exercises such rights as a secured party, the Company shall have no further recourse against the holders of such Senior Notes with respect to such obligation and any accrued and unpaid interest on such Senior Notes to the applicable Purchase Contract Settlement
                                 Date will be paid in cash by the Company to the holders of record of such Senior
                                 Notes. The Company will cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the applicable Purchase Contract
                                 Settlement Date. Holders of Senior Notes that are not components of Income PRIDES may elect, in the manner described herein, to have their Senior Notes remarketed by the Remarketing Agent as described herein.
                                 It is currently anticipated that Merrill
                                 Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. will act together as the Remarketing Agent. See DESCRIPTION
                                 OF THE PURCHASE CONTRACTS -- "Remarketing."

          First Purchase
            Contract Settlement
            Date  . . . . . .    August 16, 2001.

          Second Purchase
            Contract Settlement
            Date  . . . . . .    August 16, 2002.

          Settlement of Purchase
            Contracts . . . .    On the Business Day immediately preceding
                                 a Purchase Contract Settlement Date,
                                 unless a holder of Income PRIDES or Growth
                                 PRIDES (i) has settled the applicable
                                 portion of the related Purchase Contracts through the early delivery of cash to the Purchase Contract Agent in the manner described herein, (ii) has settled the applicable portion of the related Purchase
                                 Contracts with separate cash on the
                                 Business Day prior to such Purchase
                                 Contract Settlement Date pursuant to prior notification to the Purchase Contract
                                 Agent, (iii) in the case of Income PRIDES, has had the Series D Notes (with respect to the First Purchase Contract Settlement
                                 Date) or Series E Notes (with respect to the Second Purchase Contract Settlement
                                 Date) related to the applicable portion of such holder's Purchase Contracts to be settled on such Purchase Contract
                                 Settlement Date remarketed in the manner described herein in connection with settling the applicable portion of such Purchase Contracts, or (iv) an event described under "Description of the
                                 Purchase Contracts -- Termination" has
                                 occurred, then (A) in the case of Income
                                 PRIDES (unless a Tax Event Redemption has occurred), the Company will exercise its rights as a secured party to dispose of the related Senior Notes in accordance with applicable law to satisfy in full such holder's obligation to purchase
                                 Common Stock under the applicable portion of the related Purchase Contracts, and (B) in the case of Growth PRIDES or Income
                                 PRIDES (if a Tax Event Redemption has
                                 occurred) the principal amount of the
                                 Treasury Securities or the Applicable
                                 Ownership Interest in the Treasury
                                 Portfolio, as applicable, when paid at
                                 maturity, will be applied, pursuant to the exercise of such rights by the Company, to satisfy in full such holder's obligation to purchase Common Stock under the applicable portion of the related Purchase
                                 Contracts.

                                 In the event that a holder of either
                                 Income PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contracts through the delivery of cash or settles the applicable portion of such Purchase Contracts with cash on the Business Day immediately preceding a Purchase Contract Settlement Date, as applicable, the related Series D Notes or Series E Notes, as applicable, the appropriate Applicable Ownership Interest in the Treasury Portfolio or the Treasury Securities, as the case may be, will be released to such holder as described herein.

          Settlement Rate . .    The number of newly issued shares of
                                 Common Stock issuable upon settlement of the applicable portion of each Purchase
                                 Contract on a Purchase Contract Settlement
                                 Date (Settlement Rate) will be calculated as follows (subject to adjustment under certain circumstances): (a) if the
                                 Applicable Market Value (as defined
                                 herein) is equal to or greater than $49.19
                                 (Threshold Appreciation Price, which is
                                 approximately 18% above the last reported sale price of the Common Stock set forth on the cover page of this Prospectus
                                 Supplement (Reference Price)), the
                                 Settlement Rate will be equal to $25
                                 divided by the Threshold Appreciation
                                 Price, or 0.5082; (b) if the Applicable
                                 Market Value is less than the Threshold
                                 Appreciation Price but greater than the
                                 Reference Price, the Settlement Rate will be equal to $25 divided by the Applicable
                                 Market Value; and (c) if the Applicable
                                 Market Value is less than or equal to the Reference Price, the Settlement Rate will be equal to $25 divided by the Reference
                                 Price, or 0.5997.  See DESCRIPTION OF THE
                                 PURCHASE CONTRACTS -- "General."

          Holder's Obligations and
           Defaults . . . . .    In addition to the purchase price paid for
                                 the FELINE PRIDES, holders are obligated under each Purchase Contract to purchase for $25 in cash Common Stock not later than the First Purchase Contract
                                 Settlement Date and to purchase for $25 in cash Common Stock not later than the Second Purchase Contract Settlement Date.
                                 In addition, each holder of an Income
                                 PRIDES (unless a Tax Event Redemption has occurred) is obligated to notify the Purchase Contract Agent of its intention to pay such amounts in cash not later than 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the corresponding Purchase Contract
                                 Settlement Date.  Each holder of a Growth
                                 PRIDES (or an Income PRIDES, if a Tax
                                 Event Redemption has occurred) is
                                 obligated to notify the Purchase Contract
                                 Agent of its intention to pay such amounts in cash not later than 5:00 p.m. (New York
                                 City time) on the second Business Day
                                 immediately preceding the corresponding
                                 Purchase Contract Settlement Date.  So
                                 long as the FELINE PRIDES are held by the Depositary, such payments must be made and such notices must be given by the beneficial owners through the procedures of the Depositary.

                                 Failure to make such payments or give such notices will constitute a default under the related Purchase Contract and will entitle the Collateral Agent or the Company, without further recourse to the holder or beneficial owner in respect of its related purchase obligations under the Purchase Contracts to foreclose on the corresponding pledged Senior Notes, Treasury Securities or Applicable Ownership Interest in the Treasury Portfolio. (See "DESCRIPTION OF THE PURCHASE CONTRACTS -- Holder's Obligations and Defaults" for a description of the expected foreclosure procedures in the event of a default).

          Early Settlement  .    A holder of Income PRIDES may settle the
                                 related Purchase Contracts in their
                                 entirety on or prior to the fifth Business
                                 Day immediately preceding either Purchase
                                 Contract Settlement Date in the manner
                                 described herein, but only in integral
                                 multiples of 40 Income PRIDES; provided, however, that such settlements may not be made during the period from the fifth
                                 Business Day immediately preceding the
                                 First Purchase Contract Settlement Date
                                 through the First Purchase Contract
                                 Settlement Date; provided, further, if a Tax Event Redemption has occurred prior to such Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of Income PRIDES may settle early only in integral multiples of 1,600,000 Income
                                 PRIDES at any time on or prior to the
                                 second Business Day immediately preceding such Purchase Contract Settlement Date
                                 (but not during the period two Business
                                 Days immediately preceding the First
                                 Contract Settlement Date through the First
                                 Contract Settlement Date). A holder of
                                 Growth PRIDES may settle the related
                                 Purchase Contracts in their entirety on or prior to the second Business Day immediately preceding each Purchase
                                 Contract Settlement Date in the manner
                                 described herein (in either case, an Early
                                 Settlement). Upon Early Settlement, (i)
                                 the holder's rights to receive Deferred
                                 Contract Adjustment Payments on the
                                 Purchase Contracts being settled will be forfeited, (ii) the holder's right to receive additional Contract Adjustment
                                 Payments in respect of such Purchase
                                 Contracts will terminate and (iii) no
                                 adjustment will be made to or for the
                                 holder on account of Deferred Contract
                                 Adjustment Payments, or any amount accrued in respect of Contract Adjustment
                                 Payments.  See DESCRIPTION OF THE PURCHASE
                                 CONTRACTS -- "Early Settlement."

          Termination . . . .    The Purchase Contracts provide that the
                                 Purchase Contracts and the rights and
                                 obligations of the Company and the holders of the FELINE PRIDES thereunder (including the right to receive accrued Contract
                                 Adjustment Payments or Deferred Contract
                                 Adjustment Payments, if any, and the right and obligation to purchase Common Stock) will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. Upon such termination, the Pledge Agreement provides that the Collateral Agent will release the Senior Notes, the Applicable Ownership
                                 Interest in the Treasury Portfolio or the Treasury Securities, as the case may be, held by it to the Purchase Contract Agent for distribution to the holders, subject in the case of Treasury Securities or the Treasury Portfolio to the Purchase
                                 Contract Agent's disposition of the
                                 subject securities for cash, and the
                                 payment of such cash to the holders, to
                                 the extent that the holder would otherwise have been entitled to receive less than $1,000 of any such security. Upon such termination, there may be a delay before such release and distribution. In the event that the Company becomes the subject of a case under the United States
                                 Bankruptcy Code of 1978, as amended
                                 (Bankruptcy Code), such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted. See
                                 DESCRIPTION OF THE PURCHASE CONTRACTS --
                                 "Termination."

          Lack of Voting
            Rights . . . . .     Holders of Purchase Contracts forming
                                 part of the Income PRIDES or Growth
                                 PRIDES in their capacities as such
                                 holders will have no voting or other
                                 rights in respect of the Common Stock.
                                 In addition, holders of Senior Notes,
                                 including Senior Notes forming part of
                                 the Income PRIDES, will not have any
                                 voting rights with respect to the Common
                                 Stock.

          SENIOR NOTES

          Maturity  . . . . .    Unless a Tax Event Redemption has
                                 occurred, the Series D Notes will mature on August 16, 2003 and the Series E Notes will mature on August 16, 2004.

          Series D Interest
            Payments  . . . .    Interest on the Series D Notes, including
                                 Series D Notes that are components of
                                 Income PRIDES, will accrue from the first date of issuance of the Series D Notes and will be payable initially at the annual rate of 6.37% to but excluding the First
                                 Purchase Contract Settlement Date, and in the case of Series D Notes that remain outstanding on and after the First
                                 Purchase Contract Settlement Date, from
                                 the First Purchase Contract Settlement
                                 Date to but excluding August 16, 2003, at the Series D Reset Rate. Interest will be payable quarterly in arrears on each February 16, May 16, August 16 and
                                 November 16, commencing August 16, 1998.

          Series E Interest
            Payments  . . . .    Interest on the Series E Notes, including
                                 Series E Notes that are components of
                                 Income PRIDES, will accrue from the first date of issuance of the Series E Notes and will be payable initially at the annual rate of 6.50% to but excluding the Second
                                 Purchase Contract Settlement Date, and in the case of Series E Notes that remain outstanding on and after the Second
                                 Purchase Contract Settlement Date, from
                                 the Second Purchase Contract Settlement
                                 Date to but excluding August 16, 2004, at the Series E Reset Rate. Interest will be payable quarterly in arrears on each February 16, May 16, August 16 and
                                 November 16, commencing August 16, 1998.

          Series D Market Rate
            Reset . . . . . .    The applicable interest rate on the Series
                                 D Notes that remain outstanding on and
                                 after the First Purchase Contract
                                 Settlement Date will be reset on the third
                                 Business Day immediately preceding the
                                 First Purchase Contract Settlement Date to the Series D Reset Rate, determined by the Reset Agent as the rate the Series D Notes should bear in order for Series D Notes to have an approximate market value of 100.5% of the aggregate principal amount on the third Business Day immediately preceding the First Purchase Contract Settlement
                                 Date; provided, that the Company may limit such Series D Reset Rate to be no higher than the rate on the Two-Year Benchmark
                                 Treasury plus 200 basis points (2.0%) and, provided further that the Series D Reset
                                 Rate may not exceed the maximum rate
                                 permitted by applicable law. Such market value may be less than 100.5%, particularly where the Series D Reset
                                 Spread is limited to a maximum of 2.0% or if the Series D Reset Rate were to be limited by applicable law. It is currently anticipated that Merrill Lynch,
                                 Pierce, Fenner & Smith Incorporated will be the Reset Agent. See DESCRIPTION OF
                                 THE SENIOR NOTES -- "Market Rate Reset."

          Series E Market Rate
            Reset . . . . . .    The applicable interest rate on the Series
                                 E Notes that remain outstanding on and
                                 after the Second Purchase Contract
                                 Settlement Date will be reset on the third
                                 Business Day immediately preceding the
                                 Second Purchase Contract Settlement Date to the Series E Reset Rate, determined by the Reset Agent as the rate the Series E
                                 Notes should bear in order for Series E
                                 Notes to have an approximate market value of 100.5% of their aggregate principal amount on the third Business Day immediately preceding the Second Purchase
                                 Contract Settlement Date; provided, that the Company may limit such Series E Reset
                                 Rate to be no higher than the rate on the Two-Year Benchmark Treasury plus 200 basis points (2.0%) and, provided further that the Series E Reset Rate may not exceed the maximum rate permitted by applicable law.
                                 Such market value may be less than 100.5%, particularly where the Series E Reset
                                 Spread is limited to a maximum of 2.0% or if the Series E Reset Rate were to be limited by applicable law. See
                                 DESCRIPTION OF THE SENIOR NOTES -- "Market
                                 Rate Reset."

          Ranking . . . . . .    The Senior Notes will be unsecured
                                 obligations of the Company and will rank on a parity with all senior unsecured indebtedness of the Company. The indenture under which the Senior Notes are to be issued does not limit the amount of debt the Company or any of its subsidiaries may incur. Because the
                                 Company is a holding company that derives substantially all of its income from its operating subsidiaries, the Senior Notes will be effectively subordinated to debt and preferred stock at the subsidiary level. See DESCRIPTION OF THE SENIOR
                                 NOTES -- "General."

          Optional
            Remarketing . . .    On or prior to the fifth Business Day
                                 immediately preceding each Purchase
                                 Contract Settlement Date, but no earlier than the Payment Date immediately preceding such Purchase Contract
                                 Settlement Date, holders of Series D Notes
                                 (in the case of the First Purchase
                                 Contract Settlement Date) or Series E
                                 Notes (in the case of the Second Purchase
                                 Contract Settlement Date) that are not
                                 components of Income PRIDES may elect to have their Series D Notes or Series E
                                 Notes, as applicable, remarketed, by
                                 delivering their Series D Notes or Series
                                 E Notes, as applicable, along with a
                                 notice of such election to The Chase
                                 Manhattan Bank, as custodial agent
                                 (Custodial Agent).  Holders of Series D
                                 Notes or Series E Notes, as applicable,
                                 electing to have their Series D Notes or Series E Notes remarketed will also have the right to withdraw such election on or prior to the fifth Business Day immediately preceding the applicable
                                 Purchase Contract Settlement Date.  See
                                 DESCRIPTION OF THE SENIOR NOTES --
                                 "Optional Remarketing."

          Limitation on Liens    The Company may not grant a lien on the
                                 capital stock of any of its subsidiaries to secure indebtedness of the Company without similarly securing the Senior
                                 Notes, with certain exceptions.  See
                                 DESCRIPTION OF DEBT SECURITIES --
                                 "Limitation on Liens" in the accompanying
                                 Prospectus.

          Put Option Upon a Failed
            Remarketing . . .    If a Failed Remarketing has occurred, then
                                 (i) in the case of a Failed Remarketing as to the First Purchase Contract Settlement
                                 Date, holders of Series D Notes will have the right to put such Series D Notes directly to the Company on September 1, 2001, upon at least three Business Days' prior notice, at a price equal to the principal amount, plus accrued and unpaid interest, if any, thereon, and (ii) in the case of a Failed Remarketing as to the Second Purchase Contract Settlement Date, holders of Series E Notes will have the right to put their Series E Notes directly to the Company on September 1, 2002, upon at least three Business Days' prior notice, at a price equal to their principal amount, plus accrued and unpaid interest, if any, thereon. See DESCRIPTION
                                 OF THE SENIOR NOTES -- "Put Option Upon
                                 Failed Remarketing."

          Tax Event
            Redemption  . . .    The Senior Notes are redeemable, at the
                                 option of the Company, on not less than 30 days' or more than 60 days' prior written notice in whole but not in part upon the occurrence and continuation of a Tax Event under the circumstances described herein at a Redemption Price equal to, for each Senior Note, the Redemption Amount together with accrued and unpaid interest to the date of redemption. See
                                 DESCRIPTION OF THE SENIOR NOTES -- "Tax
                                 Event Redemption."  If such Tax Event
                                 Redemption occurs prior to the Second
                                 Purchase Contract Settlement Date, the
                                 Redemption Price payable in respect of any Income PRIDES holders' interest in the Senior Notes will be paid to the Collateral Agent, which in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract
                                 Agent for payment to holders of such
                                 Income PRIDES. The Treasury Portfolio will be substituted for the Senior Notes and will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligations to purchase the Common Stock under their Purchase Contracts. Other than in the event of a Tax Event
                                 Redemption, the Company will not have the ability to redeem the Senior Notes prior to their stated maturity date. See
                                 DESCRIPTION OF THE SENIOR NOTES -- "Tax
                                 Event Redemption."

          Certain Federal Income
            Tax Consequences
            Related to the
            Income PRIDES,
            Growth PRIDES
            and Senior
            Notes . . . . . .    A beneficial owner of Income PRIDES or
                                 Senior Notes will include in gross income the stated interest on the Senior Notes when such interest income is paid or accrued in accordance with its regular method of tax accounting. The Company intends to report Contract Adjustment
                                 Payments as income to holders of Income
                                 PRIDES and Growth PRIDES, but such holders should consult their tax advisors concerning the possibility that the
                                 Contract Adjustment Payments may be
                                 treated as loans, purchase price
                                 adjustments, rebates or option premiums
                                 rather than as being includible in income on a current basis. A beneficial owner of Growth PRIDES will be required to include in gross income any OID with respect to the Treasury Securities as it accrues on a constant yield to maturity basis. If a Tax
                                 Event Redemption has occurred, a
                                 beneficial owner of Income PRIDES will be required to include in gross income its allocable share of OID on the Treasury
                                 Portfolio as it accrues on a constant
                                 yield to maturity basis.  See CERTAIN
                                 FEDERAL INCOME TAX CONSEQUENCES.

                                 EXPLANATORY DIAGRAMS

               For illustrative purposes only, the following diagrams demonstrate some of the key features of Purchase Contracts, Income PRIDES, Growth PRIDES and Senior Notes and the transformation of Income PRIDES into Growth PRIDES and Senior Notes.

               The following diagrams and the related text are not complete, are general in nature and are qualified in their entirety by more detailed information appearing elsewhere in the accompanying Prospectus, this Prospectus Supplement and in documents which are on file with the Securities and Exchange Commission (Commission).

          FELINE PRIDES PURCHASE CONTRACT

               . Income PRIDES and Growth PRIDES both include a Purchase Contract under which the investor agrees to purchase shares of Common Stock of the Company at the end of three years and four years. In addition, the Purchase Contracts include specified Contract Adjustment Payments shown in the diagrams on the following pages.



                             [PURCHASE CONTRACT DIAGRAM]




          ________________

            * For each of the percentage categories shown, the percentage of shares to be delivered at each maturity to an investor in Income PRIDES or Growth PRIDES is determined by dividing the related number of shares to be delivered, as indicated in the footnote for each such category, by an amount equal to $25 divided by the Reference Price.

           ** The number of shares to be delivered will be calculated by dividing $25 by the Reference Price.

          *** The number of shares to be delivered will be calculated by dividing $25 by the Applicable Market Value.

          **** The number of shares to be delivered will be calculated by dividing $25 by the Threshold Appreciation Price.

          INCOME PRIDES

               . Income PRIDES consist of three components as described
                 below:


                               [INCOME PRIDES DIAGRAM]


               . The investor owns the Senior Notes, but will pledge them to the Company to secure the investor's obligations under the Purchase Contract.

          GROWTH PRIDES

             . Growth PRIDES consist of three components as described
               below:


                               [GROWTH PRIDES DIAGRAM]



             . The investor owns the Zero-Coupon Treasury Securities, but will pledge them to the Company to secure the investor's obligations under the Purchase Contract.

          SENIOR NOTES

               . Senior Notes have the terms described below:



                                [SENIOR NOTES DIAGRAM]



               . The holder of Series D Notes or Series E Notes that are a component of Income PRIDES has an option at the end of year 3 or 4, as applicable, to either:

                 . Cash settle the applicable portion of each Purchase Contract for $25 and receive Series D Notes or Series E Notes, as applicable, whose rate has been reset at the end of year 3 or 4, as applicable, or

                 . Cash settle each Purchase Contract by allowing each applicable series of Senior Notes to be included in the remarketing process, or

                 . Cash settle the applicable portion of each Purchase Contract for $25 and receive the Series D Note whose rate has been reset at the end of year 3 and cash settle the applicable portion of each Purchase Contract by allowing the Series E Note to be included in the remarketing process at the end of year 4, or

                 . Cash settle the applicable portion of each Purchase Contract for $25 by allowing the Series D Note to be included in the remarketing process at the end of year 3 and cash settle the applicable portion of each Purchase Contract and receive the Series E Note whose rate has been reset at the end of year 4.

               . The holder of Series D Notes or Series E Notes that are
                 separate and not a component of Income PRIDES has the option at the end of year 3 or 4, as applicable, to either:

                 . Continue to hold the Series D Notes or Series E Notes whose rate has been reset at the end of year 3 or 4, as applicable, or

                 . Deliver the Series D Notes or Series E Notes, as applicable, to the Custodial Agent to be included in the remarketing process.

          TRANSFORMING INCOME PRIDES INTO GROWTH PRIDES AND SENIOR NOTES

             . To create a Growth PRIDES, the investor separates an Income
               PRIDES into its components -- the Purchase Contract and the Senior Notes -- and then combines the Purchase Contract with specific Zero-Coupon Treasury Securities which mature concurrently with the maturities of the applicable portions of the Purchase Contract.

             . The investor owns the Zero-Coupon Treasury Securities but will pledge them to the Company to secure its obligations under the Purchase Contract.

             . The Zero-Coupon Treasury Securities together with the
               Purchase Contract constitute a Growth PRIDES. Each of the Senior Notes which are no longer a component of the Income PRIDES will be released to the investor and will be tradeable as separate securities.



                               [TRANSFORMING DIAGRAMS]



             . The investor can also transform Growth PRIDES and Senior
               Notes into Income PRIDES.

             . The transformation of Income PRIDES and Treasury Securities into Growth PRIDES and Senior Notes, and the transformation of Growth PRIDES and Senior Notes into Income PRIDES and Treasury Securities, require certain minimum amounts of securities, as more fully described herein.

                                     RISK FACTORS

               Potential purchasers of the Securities offered hereby should carefully consider the risk factors set forth herein as well as other information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.

          INVESTMENT IN FELINE PRIDES REQUIRES HOLDERS TO PURCHASE COMMON STOCK; RISK OF DECLINE IN EQUITY VALUE

               Although holders of the FELINE PRIDES will be the beneficial owners of the related Senior Notes, Treasury Portfolio or Treasury Securities, as the case may be, prior to the settlement of the Purchase Contracts on a Purchase Contract Settlement Date, unless a holder of FELINE PRIDES settles the applicable portion of the related Purchase Contracts through the delivery of cash to the Purchase Contract Agent in the manner described below or the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the proceeds derived from the remarketing of the Senior Notes or the principal of the related Treasury Securities, or the Applicable Ownership Interest in the Treasury Portfolio, when paid at maturity, as the case may be, will automatically be applied to the purchase of a specified number of shares of Common Stock on behalf of such holder. Thus, unless a holder of FELINE PRIDES has cash settled, following the applicable Purchase Contract Settlement Date, the holder will own shares of Common Stock rather than a beneficial ownership interest in Senior Notes, Treasury Securities or the Treasury Portfolio, as the case may be, on and after such date. See DESCRIPTION OF THE PURCHASE CONTRACTS -- "General." There can be no assurance that the market value of the Common Stock receivable by the holder on the First Purchase Contract Settlement Date or the Second Purchase Contract Settlement Date, will be equal to or greater than $25. If the Applicable Market Value of the Common Stock with respect to a Purchase Contract Settlement Date is less than the Reference Price, then the aggregate market value of the Common Stock issued to the holder in settlement of the applicable portion of each Purchase Contract on such Purchase Contract Settlement Date (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be less than $25 and the market value per share of such Common Stock will be less than the effective price per share paid by each holder for such Common Stock on the date hereof, in which case an investment in the FELINE PRIDES will result in an economic loss as of such Purchase Contract Settlement Date. Accordingly, a holder of the FELINE PRIDES assumes the risk that the market value of the Common Stock may decline, and that such decline could be substantial.

          LIMITATIONS ON OPPORTUNITY FOR EQUITY APPRECIATION

               The opportunity for equity appreciation afforded by an investment in the FELINE PRIDES is less than the opportunity for equity appreciation afforded by a direct investment in the Common Stock because the market value of the Common Stock to be received by a holder of a Purchase Contract on a Purchase Contract Settlement Date (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will only exceed $25 if the Applicable Market Value of the Common Stock with respect to such date exceeds the Threshold Appreciation Price (which represents an appreciation of 18% over the Reference Price). Moreover, in such event, holders of FELINE PRIDES would receive on the applicable Purchase Contract Settlement Date only 84.74% (the percentage equal to the Reference Price divided by the Threshold Appreciation Price) of the shares of Common Stock that such holders would have received if they had made a direct investment in the Common Stock on the date hereof, and therefore would receive on the Purchase Contract Settlement Date only 84.74% of the appreciation in the value of the Common Stock in excess of the Threshold Appreciation Price.

          FACTORS AFFECTING TRADING PRICES

               The trading prices of Income PRIDES and Growth PRIDES in the secondary market will be directly affected by the trading prices of the Common Stock in the secondary market, the general level of interest rates and the credit quality of the Company. It is impossible to determine whether the price of the Common Stock or interest rates will rise or fall. Trading prices of the Common Stock will be influenced by the Company's operating results and prospects and by economic, financial and other factors and market conditions that can affect the capital markets generally, including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of Common Stock in the market subsequent to the offering of the Securities or the perception that such sales could occur. Fluctuations in interest rates may give rise to opportunities of arbitrage based upon changes in the relative value of the Common Stock underlying the Purchase Contracts and of the other components of the FELINE PRIDES. Any such arbitrage could, in turn, affect the trading prices of the Income PRIDES, Growth PRIDES, Senior Notes and Common Stock.

          LACK OF VOTING RIGHTS

               Holders of FELINE PRIDES will not be entitled to any rights with respect to the Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof) unless and until such time as the Company shall have delivered shares of Common Stock for FELINE PRIDES on a Purchase Contract Settlement Date or as a result of Early Settlement, as the case may be, and unless the applicable record date, if any, for the exercise of such rights occurs after such date. For example, in the event of an annual or special meeting of the shareholders of the Company for which the record date for determining the shareholders of record entitled to vote on matters presented to such meeting occurs prior to such delivery, holders of FELINE PRIDES will not be entitled to vote on the election of directors or any other matter presented to such meeting for a vote thereon by the shareholders. Holders of Senior Notes will have no voting rights with respect to Common Stock.

          DILUTION OF COMMON STOCK

               The number of shares of Common Stock that holders of the FELINE PRIDES are entitled to receive on a Purchase Contract Settlement Date or as a result of Early Settlement is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions of the Company that modify its capital structure. See DESCRIPTION OF THE PURCHASE CONTRACTS -- "Anti-Dilution Adjustments." Such number of shares of Common Stock to be received by such holders on a Purchase Contract Settlement Date or as a result of Early Settlement will not be adjusted for other events, such as offerings of Common Stock for cash or in connection with acquisitions or the issuance of Common Stock in connection with the First Purchase Contract Settlement Date. The Company is not restricted from issuing additional Common Stock during the term of either the Purchase Contracts or the Senior Notes and has no obligation to consider the interests of the holders of FELINE PRIDES for any reason. Additional issuances may materially and adversely affect the price of the Common Stock and, because of the relationship of the number of shares to be received on each Purchase Contract Settlement Date to the price of the Common Stock, such other events may adversely affect the trading price of Income PRIDES or Growth PRIDES.

          POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET

               It is not possible to determine how Income PRIDES, Growth PRIDES or Senior Notes will trade in the secondary market or whether such market will be liquid or illiquid. Income PRIDES and Growth PRIDES are novel securities and there is currently no secondary market for either Income PRIDES or Growth PRIDES. The Income PRIDES and the Growth PRIDES have been approved for listing on the NYSE under the symbols "TXUPrI" and "TXUPrG," respectively, subject to official notice of issuance. The Company does not intend to apply for any separate listing of the Senior Notes. There can be no assurance as to the liquidity of any market that may develop for the Income PRIDES, the Growth PRIDES or the Senior Notes, the ability of holders to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that holders of Income PRIDES or Growth PRIDES were to substitute Treasury Securities for Senior Notes or Senior Notes for Treasury Securities, thereby converting their Income PRIDES to Growth PRIDES or their Growth PRIDES to Income PRIDES, as the case may be, the liquidity of Income PRIDES, Growth PRIDES and Senior Notes could be adversely affected. There can be no assurance that the Income PRIDES or the Growth PRIDES will not be delisted from the NYSE or that trading in the Income PRIDES or the Growth PRIDES will not be suspended as a result of the election by holders to create Income PRIDES or Growth PRIDES through the substitution of collateral, which could cause the number of Income PRIDES or Growth PRIDES to fall below the current requirement for listing securities on the NYSE that at least 1,000,000 of each of the Income PRIDES or Growth PRIDES be outstanding at any time.

          PLEDGED SECURITIES ENCUMBERED

               Although the beneficial owners of FELINE PRIDES will be the beneficial owners of the related Senior Notes, Treasury Portfolio or Treasury Securities (together, Pledged Securities), as applicable, the Pledged Securities will be pledged to and held by the Collateral Agent to secure the obligations of the holders under the related Purchase Contracts. Thus, rights of the holders to their Pledged Securities will be subject to the Company's security interest. Additionally, notwithstanding the automatic termination of the Purchase Contracts in the event that the Company becomes the subject of a case under the Bankruptcy Code, the delivery of the Pledged Securities to holders of the FELINE PRIDES may be delayed by the imposition of the automatic stay under Section 362 of the Bankruptcy Code.

          HOLDING COMPANY; NO LIMITATION ON ISSUANCE OF INDEBTEDNESS BY COMPANY OR SUBSIDIARIES

               The Senior Notes will be issued as senior unsecured debt under the Indenture and will rank on a parity in right of payment with all of the Company's other senior unsecured debt obligations. While the Indenture contemplates securing indebtedness issued thereunder in certain very limited circumstances (see, for example, DESCRIPTION OF DEBT SECURITIES -
          - "Limitation on Liens" in the accompanying Prospectus), the Company has no current intention of so securing the Senior Notes. The Indenture provides for the issuance of debt securities (including the Senior Notes), notes or other unsecured evidences of indebtedness by the Company in an unlimited amount from time to time. The Indenture provides that the Company may not grant a lien on the capital stock of any of its subsidiaries to secure debt obligations of the Company without similarly securing the Senior Notes, with certain exceptions. However, the Indenture does not limit the aggregate amount of indebtedness the Company or its subsidiaries may issue nor does it limit the ability of the Company's subsidiaries to grant a lien on the capital stock of their respective subsidiaries. The Company is a holding company that derives substantially all of its income from its operating subsidiaries. The Senior Notes therefore will be effectively subordinated to debt and preferred stock at the subsidiary level. The financial statements of the Company and its predecessors included in the Incorporated Documents show the aggregate amount of such subsidiary debt and preferred stock and other debt of the Company as of the date of such statements.

          TAX EVENT REDEMPTION

               The Senior Notes are redeemable, at the option of the Company, on not less than 30 days' or more than 60 days' prior written notice, in whole but not in part, upon the occurrence and continuation of a Tax Event under the circumstances described herein at a Redemption Price equal to, for each Senior Note, the Redemption Amount plus accrued and unpaid interest. See DESCRIPTION OF THE SENIOR NOTES -- "Tax Event Redemption." If the Tax Event Redemption has occurred prior to the Second Purchase Contract Settlement Date, the Redemption Price payable in respect of the Income PRIDES holders' interest in the Senior Notes will be paid to the Collateral Agent, which in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES. Holders of Senior Notes not held in the form of Income PRIDES will receive redemption payments directly. The Treasury Portfolio will be substituted for the Senior Notes and will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligations to purchase the Company's Common Stock under their Purchase Contracts. There can be no assurance as to the impact on the market prices for the Income PRIDES of the substitution of the Treasury Portfolio as collateral in replacement of any Senior Notes so redeemed. See DESCRIPTION OF THE SENIOR NOTES -- "Tax Event Redemption." A Tax Event Redemption will be a taxable event to the beneficial owners of the Senior Notes. See CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- "Tax Event Redemption of Senior Notes."

          RIGHT TO DEFER CONTRACT ADJUSTMENT PAYMENTS

               The Company may, at its option, defer the payment of Contract Adjustment Payments. If the Purchase Contracts are settled early or terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Adjustment Payments and Deferred Contract Adjustment Payments will also terminate. In the event that the Company elects to defer the payment of Contract Adjustment Payments until a Purchase Contract Settlement Date, each holder of such related Purchase Contracts will receive on the First Purchase Contract Settlement Date or the Second Purchase Contract Settlement Date, as applicable, in respect of the Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value on such date. See DESCRIPTION OF THE PURCHASE CONTRACTS -- "Contract Adjustment Payments."

          CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

               No statutory, judicial or administrative authority directly addresses the treatment of the FELINE PRIDES or instruments similar to the FELINE PRIDES for United States federal income tax purposes. As a result, certain United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES are not entirely clear. See CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

          TRADING PRICE OF THE SENIOR NOTES

               The Senior Notes may trade at a price that does not fully reflect the value of accrued but unpaid interest. A holder who disposes of his Senior Notes between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Senior Notes through the date of disposition in income as ordinary income for United States federal income tax purposes (i.e., interest), and to add such amount to such holder's adjusted tax basis in the Senior Notes disposed of. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a loss for United States federal income tax purposes. See CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- "Senior Notes -- Interest Income" and -- "Sales, Exchanges or Other Taxable Dispositions of Senior Notes."

                               SELECTED FINANCIAL DATA

             (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS, RATIOS AND
                                     PERCENTAGES)

               The following material, which is presented herein solely to furnish limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the other information appearing in this Prospectus Supplement, the accompanying Prospectus and the Incorporated Documents. For financial reporting purposes, the Company is treated, as the successor to TEI. References to the Company that relate to periods prior to August 5, 1997, shall be deemed to be references to TEI. Since the acquisitions of ENSERCH, LCC and Eastern Energy Ltd., an Australian subsidiary acquired in 1995, were purchase business combinations, for purposes of the historical financial information no financial information for those companies is included for periods prior to their dates of acquisition. Pro forma financial information for the twelve months ended December 31, 1997 includes adjustments to reflect the acquisition of TEG, full year's results of ENSERCH and LCC and the repurchase by the Company of shares of its Common Stock.

                                               HISTORICAL
                          -----------------------------------------------------
                                           TWELVE MONTHS ENDED
                          -----------------------------------------------------
                                              DECEMBER 31,
                          -----------------------------------------------------

                            1993          1994          1995           1996
                            ----          ----          ----           ----

      Income statement data:
        Operating
         Revenues . . .   $5,434,512    $5,663,543     $5,638,688     $6,550,928
        Net Income
         (Loss) (a) . .   $  368,660    $  542,799     $(138,645)     $  753,606
      Basic Earnings
       (Loss) per
       share  . . . . .        $1.66         $2.40        $(0.61)          $3.35
      Diluted Earnings
       (Loss)
       per share  . . .        $1.66         $2.40        $(0.61)          $3.35
      Average shares of
       common stock
       outstanding  . .      221,555       225,834        225,841        225,160
      Ratio of Earnings
       to Fixed Charges
       (a)  . . . . . .         1.89          2.29           0.84           2.39



                               HISTORICAL                PRO FORMA (B)(C)
                       -------------------------  -----------------------------
                          TWELVE MONTHS ENDED
                       -------------------------  --------------   ------------

                                                   TWELVE MONTHS   THREE MONTHS
                                                  ENDED DECEMBER   ENDED MARCH
                       DECEMBER 31,   MARCH 31,         31,            31,
                       ------------   ----------  --------------   ------------

                           1997          1998          1997            1998
                           ----          ----          ----            ----

      Income statement data:
        Operating
         Revenues . .    $7,945,608    $8,950,470     $14,783,608     $4,213,666
        Net Income
         (Loss) (a) .    $  660,454    $  672,284     $   833,454     $  244,629
      Basic Earnings
       (Loss) per
       share  . . . .         $2.86         $2.85           $2.95          $0.87
      Diluted Earnings
       (Loss)
       per share  . .         $2.85         $2.84           $2.94          $0.87
      Average shares
       of common stock
       outstanding  .       230,958       236,118         282,833        282,836
      Ratio of
       Earnings to
       Fixed Charges
       (a)  . . . . .          2.25          2.24            1.84           1.96



                                              PRO
                             HISTORICAL    FORMA(B)           ADJUSTED(D)
                            -----------   ----------    -----------------------
                                 OUTSTANDING AT
                                 MARCH 31, 1998          AMOUNT       PERCENT
                            -------------------------   --------      -------
      Capitalization:
      Long-term Debt,
          less amounts
          due currently . $ 8,775,071   $15,276,071   $16,156,571         63.0%
      Preferred Stock:
          Not subject
           to mandatory
           redemption . .     190,055       190,055       190,055
          Subject to
           mandatory
           redemption . .      20,604        20,604        20,604
                            ---------     ---------     ---------
             Total
              Preferred
              Stock . . .     210,659       210,659       210,659          0.8
      Subsidiary
       Obligated Mandatorily
       Redeemable Preferred
       Securities of Trusts
       Holding Solely
       Debentures of
       Subsidiaries
       (e)  . . . . . . .     822,971       822,971       972,971          3.8

      Common Stock          6,865,349     8,318,349     8,318,349         32.4
       Equity . . . . . .   ---------     ---------     ---------         ----

        Total             $16,674,050   $24,628,050   $25,658,550        100.0%
         Capitalization . ===========   ===========   ===========        =====

          (a) The twelve-month period ended December 31, 1993 was affected by the recording of regulatory disallowances in TU Electric's Docket 11735. The twelve-month period ended December 31, 1995 was affected by the impairment of several nonperforming assets, including TU Electric's partially completed Twin Oak and Forest Grove lignite-fueled facilities and the New Mexico coal reserves of a subsidiary, as well as several minor assets. Such impairment, on an after-tax basis, amounted to $802 million. The twelve months ended December 31, 1997 include a one time base revenue refund of $81 million as a result of a settlement with the Public Utility Commission of Texas
               (PUC) and a fuel disallowance charge of $80 million as a result of a fuel reconciliation proceeding before the PUC. (See the 1997 10-K.)
          (b) Pro Forma income statement data for the twelve months ended December 31, 1997 combines the income statement data for that period of the Company, as adjusted, with income statement data for that period of the TEG businesses acquired by the Company. Pro forma income statement data for the three months ended March 31, 1998 combines income statement data for that period of the Company with income statement data for the three months ended December 31, 1997 for the TEG businesses acquired. Pro forma capitalization as of March 31, 1998 combines the Company's capitalization as of March 31, 1998 with the capitalization of the TEG businesses acquired as of September 30, 1997, the latest published balance sheet data and assumes the application of the proceeds of the sale of TEG's Peabody Coal and Citizens' Power businesses to reduce long-term debt. See the Company's Current Report on Form 8-K dated May 27, 1998, as amended on June 25, 1998 and July 17, 1998.
          (c) The pro forma income statement data for the three months ended March 31, 1998 may not be indicative of a full year's results.
          (d) To give effect to (1) the application of the net proceeds from the issuance of the FELINE PRIDES and the Senior Notes, (2) the issuance by TU Electric in April 1998 of $350,000,000 aggregate principal amount of its Floating Rate Debentures, (3) the issuance by ENSERCH Capital I in July 1998 of $150,000,000 aggregate liquidation amount of its Floating Rate Capital Securities, and (4) the redemption of $100,000,000 ENSERCH 8 % Notes on July 6, 1998. Adjusted amounts do not reflect any possible future
               (i) sales from time to time by the Company of shares of its common stock pursuant to the Company's Direct Stock Purchase and Dividend Reinvestment Plan and certain employee benefit plans, (ii) sales by TU Electric of up to an additional $498,850,000 principal amount of its Senior Debt and $25,000,000 of its cumulative preferred stock and
               (iii) sales by ENSERCH of up to $100,000,000 aggregate principal amount of securities, for each of which registration statements are effective pursuant to Rule 415 under the Securities Act.
          (e) The sole assets of such trusts consist of junior subordinated debentures of TU Electric or ENSERCH, as the case may be, in principal amounts, and having other payment terms, corresponding to the securities issued by such trusts.

                      PRICE RANGE OF COMMON STOCK AND DIVIDENDS

               The high and low closing prices of the Common Stock, as reported on the NYSE consolidated tape (NYSE ticker symbol:
          "TXU"), for the periods indicated, are presented below:


                                                               DIVIDENDS
                                       HIGH          LOW          PAID
                                       ----          ---       ----------
          1996:
            First Quarter . . . .    $42 3/8      $38 1/8          $0.50
            Second Quarter  . . .     42 3/4       39               0.50
            Third Quarter . . . .     43 3/8       39 5/8           0.50
            Fourth Quarter  . . .     41 7/8       39 1/8           0.50
          1997:
            First Quarter . . . .    $41 3/4      $34 1/2          $0.525
            Second Quarter  . . .     36 7/8       31 3/4           0.525
            Third Quarter . . . .     36 1/8       33 11/16         0.525
            Fourth Quarter  . . .     41 9/16      35               0.525
          1998:
            First Quarter . . . .    $42 5/8      $38 13/16        $0.55
            Second Quarter  . . .     42 1/2       38 3/8           0.55
            Third Quarter (through
             July 16, 1998) . . .     42 1/4       41 3/8           0.55


          -------------------------------

               The Company, or its predecessor TEI, have declared common stock dividends payable in cash in each year since TEI's incorporation in 1945. A regular quarterly dividend of 55 cents per share was paid on July 1, 1998 to shareholders of record on June 5, 1998.


                                   USE OF PROCEEDS

               All of the proceeds from the sale of the Growth PRIDES will be used to purchase the underlying Treasury Securities to be transferred to holders of the Growth PRIDES pursuant to the terms thereof. All of the proceeds from the sale of the Senior Notes that are not components of Income PRIDES and all of the proceeds from the sale of the Income PRIDES will be paid to the Company. The Company currently anticipates using substantially all of the net proceeds from the sale of the Senior Notes and the Income PRIDES, estimated to be approximately $630,500,000 (after deducting the underwriting commissions), to repay short-term indebtedness incurred in connection with the acquisition of TEG, with any remainder being used for general corporate purposes.

                                 ACCOUNTING TREATMENT

               The Purchase Contracts are forward transactions in the Common Stock. Upon each settlement of a Purchase Contract, the Company will receive $25 on such Purchase Contract and will issue the requisite number of shares of Common Stock. The $25 thus received will be credited to the Common Stock account in Common Stock equity. The present value of the related Contract Adjustment Payments will initially be charged to Common Stock equity, with an offsetting credit to liabilities. Subsequent Contract Adjustment Payments will be allocated between this liability account and interest expense based on a constant rate calculation over the life of the transaction.

               Prior to the issuance of shares of Common Stock upon any settlement of a Purchase Contract, it is anticipated that the FELINE PRIDES will be reflected in the Company's earnings per share calculations using the treasury stock method. Under this method, the number of shares of Common Stock used in calculating earnings per share is deemed to be increased by the excess, if any, of the number of shares issuable upon settlement of the Purchase Contracts over the number of shares that could be purchased by the Company in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, it is anticipated there will be no dilutive effect on the Company's earnings per share except during periods when the average market price of Common Stock is above the Threshold Appreciation Price.

                           DESCRIPTION OF THE FELINE PRIDES

               The following summary of certain terms of the FELINE PRIDES offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Securities set forth in the accompanying Prospectus, to which reference is hereby made. This summary does not purport to be complete, and is subject to, and qualified in its entirety by, the forms of Purchase Contract Agreement, Pledge Agreement and Indenture (including the definitions therein of certain terms) which are on file with the Commission, and with respect to the Purchase Contract Agreement, the Trust Indenture Act of 1939, as amended (Trust Indenture Act). Wherever particular sections of, or terms defined in, such documents are referred to herein, such sections or defined terms are incorporated by reference herein.

               Each FELINE PRIDES will be issued under the Purchase Contract Agreement between the Company and the Purchase Contract Agent. The FELINE PRIDES offered hereby initially will consist of (A) 11,700,000 units referred to as Income PRIDES and (B) 1,300,000 units referred to as Growth PRIDES. Each Income PRIDES initially will consist of a unit with a Stated Amount of $50 comprised of (a) a Purchase Contract under which (i) the holder (including, initially, an Underwriter) will purchase from the Company not later than the First Purchase Contract Settlement Date, for $25 in cash, a number of newly issued shares of Common Stock equal to the Settlement Rate, described below under DESCRIPTION OF THE PURCHASE CONTRACTS -- "General," (ii) the holder will purchase from the Company not later than the Second Purchase Contract Settlement Date, for $25 in cash, a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate, and (iii) the Company will pay to the holder Contract Adjustment Payments at the rate of 2.815% of the Stated Amount ($50) per annum prior to the First Purchase Contract Settlement Date, and at the rate of 2.75% of the Remaining Stated Amount ($25) per annum thereafter until the Second Purchase Contract Settlement Date, and (b) (i) prior to the First Purchase Contract Settlement Date, beneficial ownership of a Series D Note having a principal amount of $25, and a Series E Note having a principal amount of $25, and (ii) from the First Purchase Contract Settlement Date to the Second Purchase Contract Settlement Date, beneficial ownership of a Series E Note, having a principal amount of $25. Upon the occurrence of a Tax Event Redemption prior to the Second Purchase Contract Settlement Date, the appropriate Applicable Ownership Interest in the Treasury Portfolio will be substituted for the related Senior Notes. "Applicable Ownership Interest" means, with respect to an Income PRIDES and the U.S. Treasury Securities in the Treasury Portfolio, (A) prior to the First Purchase Contract Settlement Date, (i) a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury Security included in such Treasury Portfolio which matures on or prior to August 15, 2001 and a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip on a U.S. Treasury Security included in such Treasury Portfolio which matures on or prior to August 15, 2002, and (ii) for each scheduled interest payment date on the Senior Notes of each series that occurs after the Tax Event Redemption Date, a 0.0804% undivided beneficial ownership interest in a $1,000 face amount of each such U.S. Treasury Security which is a principal or interest strip maturing on such date or (B) from the First Purchase Contract Settlement Date to the Second Purchase Contract Settlement Date, (i) a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal or interest strip in a U.S. Treasury Security included in such Treasury Portfolio which matures on or prior to August 15, 2002 and (ii) for each scheduled interest payment date on the Series E Notes that occurs after a Tax Event Redemption Date, a 0.0406% undivided beneficial ownership interest in a $1,000 face amount of such U.S. Treasury Security which is a principal or interest strip maturing on such date. (Purchase Contract Agreement, Section 1.1)

               Each Growth PRIDES will initially consist of a unit with a Stated Amount of $50 comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company not later than the First Purchase Contract Settlement Date, for $25 in cash, a number of newly issued shares of the Company's Common Stock equal to the Settlement Rate, (ii) the holder will purchase from the Company not later than the Second Purchase Contract Settlement Date, for $25 in cash, a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate, and

          (iii) the Company will pay the holder Contract Adjustment Payments at the rate of 3.315% of the Stated Amount ($50) per annum prior to the First Purchase Contract Settlement Date, and at the rate of 3.25% of the Remaining Stated Amount ($25) per annum thereafter until the Second Purchase Contract Settlement Date, and (b) (i) prior to the First Purchase Contract Settlement Date, a 1/40 undivided beneficial ownership interest in a 3-year Treasury Security having a principal amount at maturity equal to $1,000 and a 1/40 undivided beneficial interest in a 4-year Treasury Security having a principal amount at maturity equal to $1,000 and (ii) from the First Purchase Contract Settlement Date to the Second Purchase Contract Settlement Date, a 1/40 undivided beneficial interest in a 4-year Treasury Security having a principal amount at maturity equal to $1,000. (Purchase Contract Agreement, Section 1.1)

               The purchase price of each Income PRIDES and Growth PRIDES will be allocated between the related Purchase Contract and the related Senior Notes, in the case of Income PRIDES, and between the related Purchase Contract and the related interest in the Treasury Securities, in the case of Growth PRIDES, as applicable, in proportion to their respective fair market values. The Company will report the fair market value of each Senior Note and each interest in Treasury Securities as $25.000 and $41.303, respectively, and the fair market value of each Purchase Contract as $0.000. Such position generally will be binding on each beneficial owner of each Income PRIDES (but not on the IRS (as defined herein)). See CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- "FELINE PRIDES -- Allocation of Purchase Price." The Senior Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, in the case of Income PRIDES, or the Treasury Securities, in the case of Growth PRIDES, that are components of Income PRIDES or Growth PRIDES will be pledged to the Collateral Agent, to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. (Pledge Agreement, Section 2.1)

          CREATING GROWTH PRIDES

               Each holder of an Income PRIDES will have the right, at any time on or prior to the fifth Business Day immediately preceding the Second Purchase Contract Settlement Date, to create Growth PRIDES by substituting for the related Senior Notes or, if a Tax Event Redemption has occurred, the related Applicable Ownership Interest in the Treasury Portfolio held by the Collateral Agent, Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of, and having maturities corresponding to the Purchase Contract Settlement Dates for the Purchase Contracts secured by, the related Senior Notes or such Applicable Ownership Interest. Because Treasury Securities are issued in integral multiples of $1,000, holders of Income PRIDES may make such substitution only in integral multiples of 40 Income PRIDES; provided, however, that such substitutions may not be made during the period from the fifth Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date; and provided, further, that if a Tax Event Redemption has occurred prior to the Second Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of such Income PRIDES may make such substitutions only in integral multiples of 1,600,000 Income PRIDES (but obtaining the release of the appropriate Applicable Ownership Interest in the Treasury Portfolio rather than the Senior Notes) at any time on or prior to the second Business Day immediately preceding the Second Purchase Contract Settlement Date (but not during the period from the second Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date). Accordingly, in such case holders wishing to make such substitution must hold at least 1,600,000 Income PRIDES. To create 40 Growth PRIDES (unless a Tax Event Redemption has occurred), the Income PRIDES holder will (a) (i) prior to the fifth Business Day preceding the First Purchase Contract Settlement Date, deposit with the Collateral Agent a 3-year Treasury Security having a principal amount at maturity of $1,000 and a 4-year Treasury Security having a principal amount at maturity of $1,000, or (ii) after the First Purchase Contract Settlement Date and prior to the fifth Business Day preceding the Second Purchase Contract Settlement Date, deposit with the Collateral Agent a 4-year Treasury Security having a principal amount at maturity of $1,000 and (b) transfer 40 Income PRIDES to the Purchase Contract Agent accompanied by a notice stating that the Income PRIDES holder has deposited the required Treasury Securities with the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such holder the 40 Senior Notes that were components of such 40 Income PRIDES. Holders of Income PRIDES wishing to create

          Growth PRIDES will also be required to deliver cash to the Purchase Contract Agent in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last date to which Contract Adjustment Payments were made through the date of substitution on the Growth PRIDES being created by such holders, over the Contract Adjustment Payments that have accrued over the same period on the related Income PRIDES. Upon such deposit and receipt of an instruction from the Purchase Contract Agent, the Collateral Agent will effect the release of the related Senior Notes from the pledge under the Pledge Agreement free and clear of the Company's security interest therein to the Purchase Contract Agent, which will (i) cancel the 40 Income PRIDES, (ii) transfer the Senior Notes to such holder and (iii) deliver 40 Growth PRIDES to the holder. (Purchase Contract Agreement, Section 3.13) The Treasury Securities will be substituted for the Senior Notes and will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts on the applicable Purchase Contract Settlement Dates. (Pledge Agreement, Sections 2.1 and 4.1) The related Senior Notes released to the holder thereafter will trade separately from the resulting Growth PRIDES. Contract Adjustment Payments for the period prior to the First Purchase Contract Settlement Date will be payable quarterly by the Company on such Growth PRIDES at the rate of 3.315% of the Stated Amount ($50) per annum on each Payment Date from the later of July 22, 1998 and the last Payment Date on which Contract Adjustment Payments were paid, and at the rate of 3.25% of the Remaining Stated Amount ($25) per annum for the period beginning on the First Purchase Contract Settlement date, subject in each case to the Company's right to defer Contract Adjustment Payments. (Purchase Contract Agreement, Sections 1.1, 5.2 and 5.3) In addition, OID will accrue on the related Treasury Securities for United States federal income tax purposes. See CERTAIN FEDERAL INCOME TAX CONSEQUENCES - "Treasury Securities - Original Issue Discount."

          CREATING INCOME PRIDES

               Each holder of a Growth PRIDES (unless a Tax Event Redemption has occurred) will have the right, at any time on or prior to the fifth Business Day immediately preceding the Second Purchase Contract Settlement Date, to create Income PRIDES by substituting for the related Treasury Securities held by the Collateral Agent Senior Notes of the corresponding series in an aggregate principal amount equal to the aggregate principal amount at maturity of such Treasury Securities, thereby creating Income PRIDES. Because Treasury Securities are issued in integral multiples of $1,000, holders of Growth PRIDES may make such substitutions only in integral multiples of 40 Growth PRIDES; provided, however, that such substitutions may not be made during the period from the fifth Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date; and provided, further, that if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, holders of the Growth PRIDES may make such substitution only in integral multiples of 1,600,000 Growth PRIDES (but substituting the appropriate Applicable Ownership Interest in the Treasury Portfolio rather than Senior Notes for the Treasury Securities), at any time, on or prior to the second Business Day immediately preceding the Second Purchase Contract Settlement Date (but not during the period from the second Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date). Accordingly, in such case, holders wishing to make such substitution must hold at least 1,600,000 Growth PRIDES. To create 40 Income PRIDES (unless a Tax Event Redemption has occurred) the Growth PRIDES holder will (a) deposit with the Collateral Agent (i) prior to the fifth Business Day preceding the First Purchase Contract Settlement Date, $1,000 in aggregate principal amount of Series D Notes and 1,000 in aggregate principal amount of Series E Notes, or (ii) after the First Purchase Contract Settlement Date and prior to the fifth Business Day preceding the Second Purchase Contract Settlement Date, $1,000 in aggregate principal amount of Series E Notes, and (b) transfer 40 Growth PRIDES certificates to the Purchase Contract Agent accompanied by a notice stating that the Growth PRIDES holder has deposited with the Collateral Agent $1,000 aggregate principal amount of each series of Senior Notes, or with respect to substitutions after the First Purchase Contract Settlement Date, $1,000 aggregate principal amount of Series E Notes, as applicable, and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such Growth PRIDES holder the Treasury Securities that were components of such Growth PRIDES. Upon such deposit and receipt of an instruction from the Purchase Contract Agent, the Collateral Agent will effect the release of the related Treasury Securities from the pledge under the Pledge Agreement free and clear of the Company's security interest therein to the Purchase Contract Agent, which will (i) cancel the 40 Growth PRIDES, (ii) transfer the related Treasury Securities to such holder of Growth PRIDES and (iii) deliver 40 Income PRIDES to such holder of Growth PRIDES. (Purchase Contract Agreement, Section 3.14) The substituted Senior Notes will be pledged with the Collateral Agent to secure such Income PRIDES holder's obligation to purchase Common Stock under the related Purchase Contacts. (Pledge Agreement, Sections 2.1 and 4.2) Cumulative cash distributions for the period prior to the First Purchase Contract Settlement Date will be payable quarterly by the Company on such Income PRIDES at a rate of 9.25% of the Stated Amount ($50) per annum on each Payment Date from the later of July 22, 1998 and the last Payment Date on which Contract Adjustment Payments were paid, and at the rate of 9.25% of the Remaining Stated Amount ($25) per annum for the period beginning on the First Purchase Contract Settlement date, subject in each case to the Company's right to defer Contract Adjustment Payments. (Purchase Contract Agreement, Sections 1.1, 5.2 and 5.3)

               Holders who elect to substitute Pledged Securities, thereby creating Growth PRIDES or Income PRIDES or recreating Income PRIDES or Growth PRIDES (as discussed below), shall be responsible for any fees or expenses payable in connection with such substitution. (Purchase Contract Agreement, Sections 3.13 and 3.14) See CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AGREEMENT AND THE PLEDGE AGREEMENT -- "Miscellaneous."

          CURRENT PAYMENTS

               From and after July 22, 1998, and prior to the First Purchase Contract Settlement Date, holders of Income PRIDES are entitled to receive cash distributions at a rate of 9.25% of the Stated Amount ($50) per annum, payable quarterly in arrears, consisting of an amount equal to the sum of interest payments on the $25 principal amounts of Series D Notes and Series E Notes, or distributions on the Treasury Portfolio, as applicable, and Contract Adjustment Payments, payable at the rate of 2.815% of the Stated Amount ($50) per annum. From and after the First Purchase Contract Settlement Date and until the Second Purchase Contract Settlement Date, holders of Income PRIDES will be entitled to receive cash distributions at a rate of 9.25% of the Remaining Stated Amount ($25) per annum, payable quarterly in arrears, consisting of an amount equal to interest payments on a $25 principal amount of Series E Notes, or distributions on the Treasury Portfolio, as applicable, and Contract Adjustment Payments, payable by the Company at the rate of 2.75% of the Remaining Stated Amount ($25) per annum.

               Each holder of Growth PRIDES will be entitled to receive quarterly Contract Adjustment Payments payable by the Company at the rate of 3.315% of the Stated Amount ($50) per annum from and after July 22, 1998 and prior to the First Purchase Contract Settlement Date, and at a rate of 3.25% of the Remaining Stated Amount ($25) per annum thereafter, subject to the Company's rights of deferral as described herein. In addition, OID will accrue on the related Treasury Securities.

               The Company has the right to defer the payment of Contract Adjustment Payments until the next Purchase Contract Settlement Date; however, deferred Contract Adjustment Payments will accrue and bear additional Contract Adjustment Payments during such deferral period at the rate of 9.75% per annum (such deferred installments of Contract Adjustment Payments, if any, together with the additional accruals thereon, shall be referred to as the "Deferred Contract Adjustment Payments"). All Contract Adjustment Payments deferred prior to the First Purchase Contract Settlement Date must be paid no later than such date; all other deferred Contract Adjustment Payments must be paid no later than the Second Purchase Contract Settlement Date. (Purchase Contract Agreement, Section 5.3) See DESCRIPTION OF THE PURCHASE CONTRACTS -- "Contract Adjustment Payments."

               The Senior Notes will be unsecured and will rank on a parity in right of payment with all other senior unsecured obligations of the Company. The Contract Adjustment Payments will be subordinated and junior in right of payment to the Company's Senior Indebtedness. (Purchase Contract Agreement,
          Section 5.2)

          LACK OF VOTING OR OTHER RIGHTS

               Holders of Purchase Contracts relating to the Income PRIDES or Growth PRIDES, in their capacities as such holders, will have no voting or other rights in respect of the Common Stock. In addition, holders of Senior Notes, including Senior Notes which constitute part of the Income PRIDES, will have no voting rights with respect to Common Stock.

          LISTING OF THE SECURITIES

               The Income PRIDES and the Growth PRIDES have been approved for listing on the NYSE under the symbols "TXUPrI" and TXUPrG," respectively, subject to official notice of issuance. See UNDERWRITING. The Company does not intend to apply for the separate listing of the Senior Notes on the NYSE or any other securities exchange.

               The Company's Common Stock is listed on the New York, Chicago and Pacific stock exchanges under the symbol "TXU."

          MISCELLANEOUS

               The Company or its affiliates may from time to time purchase any of the Securities offered hereby which are then outstanding by tender, in the open market or by private agreement.


                        DESCRIPTION OF THE PURCHASE CONTRACTS

               The following is a summary of certain terms of the Purchase Contracts, and supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of such documents set forth in the accompanying Prospectus, to which reference is hereby made. This summary does not purport to be complete and is subject to and qualified in its entirety by the form of the Purchase Contract Agreement (including the definitions therein of certain terms) which are on file with the Commission. Wherever particular sections of, or terms defined in, such Purchase Contract Agreement are referred to herein, such sections or defined terms are incorporated by reference herein.

          GENERAL

               Each Purchase Contract that is a part of a FELINE PRIDES (unless earlier terminated, or earlier settled at the holder's option) will obligate the holder of the related FELINE PRIDES to purchase, and the Company to sell, on each of the First Purchase Contract Settlement Date and the Second Purchase Contract Settlement Date, for $25 in cash, a number of newly issued shares of Common Stock equal to the Settlement Rate. The Settlement Rate relating to a Purchase Contract Settlement Date will be calculated as follows (subject to adjustment under certain circumstances): (a) if the Applicable Market Value is equal to or greater than $49.19 (the Threshold Appreciation Price, which is approximately 18% above the Reference Price), the Settlement Rate will be equal to $25 divided by the Threshold Appreciation Price, or 0.5082; accordingly, if, between the date of this Prospectus Supplement and the period during which the Applicable Market Value is measured, the market price for the Common Stock increases to an amount that is equal to or greater than the Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of the applicable portion of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be greater than $25, and if such market price is the same as the Threshold Appreciation Price, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to $25; (b) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than the Reference Price, the Settlement Rate will be equal to $25 divided by the

          Applicable Market Value; accordingly, if the market price for the Common Stock increases between the date of this Prospectus Supplement and the period during which the Applicable Market Value is measured, but such market price is less than the Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of the applicable portion of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to $25; and (c) if the Applicable Market Value is less than or equal to the Reference Price, the Settlement Rate will be equal to $25 divided by the Reference Price, or 0.5997; accordingly, if the market price for the Common Stock decreases between the date of this Prospectus Supplement and the period during which the Applicable Market Value is measured, the aggregate market value of the shares of Common Stock issued upon settlement of the applicable portion of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be less than $25 and, if such market price stays the same, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to $25. "Applicable Market Value" with respect to a Purchase Contract Settlement Date means the average of the Closing Price per share of Common Stock on each of the twenty consecutive Trading Days ending on the third Trading Day immediately preceding such Purchase Contract Settlement Date. "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the NYSE on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock. (Purchase Contract Agreement, Section 5.1)

               No fractional shares of Common Stock will be issued by the Company pursuant to the Purchase Contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of the applicable portion of Purchase Contracts being settled on a Purchase Contract Settlement Date by a holder of Income PRIDES or Growth PRIDES, the holder will be entitled to receive an amount of cash equal to such fractional shares times the Applicable Market Value. (Purchase Contract Agreement,
          Section 5.10)

               On the Business Day immediately preceding a Purchase Contract Settlement Date unless (i) a holder of Income PRIDES or Growth PRIDES has settled the applicable portion of the related Purchase Contracts prior to such Purchase Contract Settlement Date through the early delivery of cash to the Purchase Contract Agent in the manner described under "-- Early Settlement," (ii) a holder has settled the applicable portion of the related Purchase Contracts with separate cash on the Business Day immediately preceding such Purchase Contract Settlement Date, pursuant to prior notice in the manner described under "-- Notice to Settle with Cash", (iii) in the case of Income PRIDES, a holder has had the Series D Notes (with respect to the First Purchase Contract Settlement Date), or the Series E Notes (with respect to the Second Purchase Contract Settlement Date) related to the applicable portion of the holder's Purchase Contracts to be settled on such Purchase Contract Settlement Date remarketed in the manner described herein in connection with settling such portion of such Purchase Contracts, or (iv) an event described under " -- Termination" below has occurred, then (a) in the case of Income PRIDES (unless a Tax Event Redemption has occurred), the Company will exercise its rights as a secured party to dispose of the applicable Senior Notes in accordance with applicable law to satisfy in full such holder's obligation to purchase Common Stock under the applicable portion of the related Purchase Contracts and (b) in the case of Growth PRIDES or Income PRIDES (in the event that a Tax Event Redemption has occurred), the principal amount of the Treasury Securities or the Applicable Ownership Interest in the Treasury Portfolio, as applicable, when paid at maturity, will be applied to satisfy in full the holder's obligation to purchase Common Stock under the applicable portion of the related Purchase Contracts. (Purchase Contract Agreement,
          Section 5.4) Such Common Stock will then be issued and delivered to such holder or such holder's designee, upon presentation and surrender of the certificate evidencing such FELINE PRIDES (a FELINE PRIDES Certificate) and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the Common Stock to any person other than such holder. (Purchase Contract Agreement, Section 5.5) In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contracts through the delivery of cash or settles the related Purchase Contracts with cash on the Business Day immediately preceding a Purchase Contract Settlement Date, as described herein under "Early Settlement," the related Senior Notes or Treasury Securities, as the case may be, will be released to the holder as described herein.
          (Purchase Contract Agreement, Section 5.9) The funds received by the Collateral Agent on the Business Day immediately preceding a Purchase Contract Settlement Date upon cash settlement of the applicable portion of a Purchase Contract will be promptly invested in overnight permitted investments and paid to the Company on such Purchase Contract Settlement Date. Any funds received by the Collateral Agent in respect of the interest earned from the overnight investment in permitted investments will be distributed to the Purchase Contract Agent for payment to the holders. (Purchase Contract Agreement, Section 5.4; Pledge Agreement, Section 4.4)

               Each holder of Income PRIDES or Growth PRIDES, by its acceptance thereof, will under the terms of the Purchase Contract Agreement and the related Purchase Contracts be deemed to have
          (a) irrevocably agreed to be bound by the terms of the related Purchase Contracts and the Pledge Agreement for so long as such holder remains a holder of such FELINE PRIDES, and (b) duly appointed the Purchase Contract Agent as such holder's attorney-in-fact to enter into and perform the related Purchase Contracts and Pledge Agreement on behalf of and in the name of such holder. (Purchase Contract Agreement, Section 5.1) In addition, each beneficial owner of Income PRIDES or Growth PRIDES, by acceptance of such interest, will be deemed to have agreed to treat (i) itself as the owner of the related Senior Notes, the appropriate Applicable Ownership Interest in the Treasury Portfolio or the Treasury Securities, as the case may be, and (ii) the Senior Notes as indebtedness of the Company, in each case, for United States federal, state and local income and franchise tax purposes. (Purchase Contract Agreement, Section 4.4)

          HOLDER'S OBLIGATIONS AND DEFAULTS

               In addition to the purchase price paid for the FELINE PRIDES, holders are obligated under each Purchase Contract to purchase for $25 in cash Common Stock not later than the First Purchase Contract Settlement Date and to purchase for $25 in cash Common Stock not later than the Second Purchase Contract Settlement Date. In addition, each holder of an Income PRIDES (unless a Tax Event Redemption has occurred) is obligated to notify the Purchase Contract Agent of its intention to pay such amounts in cash not later than 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the corresponding Purchase Contract Settlement Date unless such holder has already paid such amount. Each holder of a Growth PRIDES (or an Income PRIDES, if a Tax Event Redemption has occurred) is obligated to notify the Purchase Contract Agent of its intention to pay such amounts in cash not later than 5:00 p.m. (New York City time) on the second Business Day immediately preceding the corresponding Purchase Contract Settlement Date unless such holder has already paid such amount. (Purchase Contract Agreement, Section 5.4) So long as the FELINE PRIDES are held by the Depositary, such payments must be made and such notices must be given by the beneficial owners through the procedures of the Depositary.

               Failure to make such payments or give such notices will constitute a default under the related Purchase Contract and will entitle the Collateral Agent or the Company, without further recourse to the holder or beneficial owner in respect of its related purchase obligations under the Purchase Contract to foreclose on the corresponding pledged Senior Notes, Treasury Securities or Applicable Ownership Interest in the Treasury Portfolio. If the holder of an Income PRIDES (unless a Tax Event Redemption has occurred) fails to give a required notice with respect to a Purchase Contract, the Collateral Agent or the Company expects to offer and sell the corresponding pledged Senior Note in the immediately following remarketing or at a subsequent public or private sale and apply the proceeds to satisfy the holder's obligation to purchase the Common Stock. If the holder or beneficial owner of an Income PRIDES (unless a Tax Event Redemption has occurred) gives the appropriate notice but fails to make the corresponding payment on time, then the Collateral Agent or the Company expects to sell the corresponding pledged Senior Note at a public sale at which the Company may bid its claim or at a private sale to one or more underwriters. If the holder of a Growth PRIDES (or an Income PRIDES, if a Tax Event Redemption has occurred) fails to give a required notice or make a required payment, the Collateral Agent or the Company expects to apply the proceeds of the pledged Treasury Securities or Applicable Ownership Interest in the Treasury Portfolio to satisfy the holder's obligation to purchase the Common Stock. So long as the FELINE PRIDES are held by the Depositary, the Company expects that notice of such remarketing or public or private sale will be given to the beneficial owners through the procedures of the Depositary. (Purchase Contract Agreement, Section 5.4)

          REMARKETING

               Unless a Tax Event Redemption has occurred, pursuant to and subject to the terms of a Remarketing Agreement among the Remarketing Agent, the Purchase Contract Agent and the Company in connection with each Purchase Contract Settlement Date, the applicable Senior Notes (which will be the Series D Notes in connection with the First Purchase Contract Settlement Date and the Series E Notes in connection with the Second Purchase Contract Settlement Date) of Income PRIDES holders who have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the applicable Purchase Contract Settlement Date in the manner described under " -- Notice to Settle with Cash" of their intention to settle the related Purchase Contracts with separate cash on the Business Day immediately preceding such Purchase Contract Settlement Date, will be remarketed on the third Business Day immediately preceding such Purchase Contract Settlement Date. In the event of such a failure to so notify the Purchase Contract Agent, the Collateral Agent or the Company will exercise its rights as a secured party to dispose of such Senior Notes and the Remarketing Agent will use its reasonable efforts to remarket such Senior Notes of the appropriate series on such date at a price of approximately 100.5% (but not less than 100%) of the aggregate principal amount such Senior Notes of such series, plus accrued and unpaid interest, if any, thereon (subject to the Company's right to limit the applicable Reset Rate, as described herein). The portion of the proceeds from such remarketing equal to the aggregate principal amount of such Senior Notes of such series will be applied to satisfy in full such Income PRIDES holders' obligations to purchase Common Stock under the applicable portions of the related Purchase Contracts on such Purchase Contract Settlement Date. In addition, after deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the remarketed Senior Notes of such series from any amount of such proceeds in excess of the aggregate principal amount of the remarketed Senior Notes of such series plus any accrued and unpaid interest, the Remarketing Agent will remit the remaining portion of the excess proceeds, if any, to the Purchase Contract Agent for the benefit of such holders. Income PRIDES holders whose Senior Notes are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. If the remarketing does not occur because a condition precedent to the remarketing has not been fulfilled or if, despite using its reasonable efforts, the Remarketing Agent cannot remarket the related series of Senior Notes (other than to the Company) of such holders of Income PRIDES at a price not less than 100% of the aggregate principal amount of such Senior Notes plus accrued and unpaid interest, if any, resulting in a Failed Remarketing, the Company or the Collateral Agent will dispose of such Senior Notes in accordance with the applicable law to satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase Common Stock under the related Purchase Contracts on the applicable Purchase Contract Settlement Date; provided that, if the Company exercises such rights as a secured party, the Company shall have no further recourse against the holders of such Senior Notes with respect to such obligations and any accrued and unpaid interest on such Senior Notes to the applicable Purchase Contract Settlement Date will be paid in cash by the Company to the holders of record of such Senior Notes. The Company will cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the applicable Purchase Contract Settlement Date by publication in a newspaper in the English language of general circulation in The City of New York that is generally published each Business Day, and which is expected to be The Wall Street Journal. (Purchase Contract Agreement, Section 5.4) In addition, the Company will request, not later than seven nor more than 15 calendar days prior to each Reset Announcement Date, that the Depositary (as defined herein) notify its participants holding such Senior Notes, Income PRIDES and Growth PRIDES of such Reset Announcement Date. (Purchase Contract Agreement, Section 4.1) Holders of Senior Notes that are not components of Income PRIDES may elect, in the manner and at the times described herein, to have their Senior Notes remarketed by the Remarketing Agent. See DESCRIPTION OF THE SENIOR NOTES -- "Optional Remarketing." It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith

          Incorporated and Lehman Brothers Inc. will act together as the Remarketing Agent. The Remarketing Agreement will contain provisions under which the Remarketing Agent may resign or be replaced.

          EARLY SETTLEMENT

               A holder of Income PRIDES may settle the related Purchase Contracts in their entirety, but only in integral multiples of 40 Income PRIDES, on or prior to the fifth Business Day immediately preceding either Purchase Contract Settlement Date by presenting and surrendering the FELINE PRIDES Certificate evidencing such Income PRIDES at the offices of the Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment (payable to the Company in immediately available funds) of an amount equal to the sum of (i)(A) $50 times the number of Purchase Contracts being settled if settled on or prior to the fifth Business Day immediately preceding the First Purchase Contract Settlement Date or (B) $25 times the number of Purchase Contracts being settled if settled after the First Purchase Contract Settlement Date, plus, in either case, (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any record date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts; provided, however, that such settlements may not be made during the period from the fifth Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date; provided, further, if a Tax Event Redemption has occurred prior to the Second Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of such Income PRIDES may settle early only in integral multiples of 1,600,000 Income PRIDES (and the related appropriate Applicable Ownership Interest in the Treasury Portfolio) at any time on or prior to the second Business Day immediately preceding such Purchase Contract Settlement Date (but not during the period two Business Days immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement
          Date) and, in such case, a holder must hold at least 1,600,000 Income PRIDES to settle early. A holder of Growth PRIDES may settle the related Purchase Contracts in their entirety on or prior to the second Business Day immediately preceding each Purchase Contract Settlement Date by presenting and surrendering the FELINE PRIDES Certificate evidencing such Growth PRIDES at the offices of the Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment in immediately available funds of an amount equal to the sum of (i)(A) $50 times the number of Purchase Contracts being settled, if settled on or prior to the second Business Day immediately preceding the First Purchase Contract Settlement Date or (B) $25 times the number of Purchase Contracts being settled, if settled after the First Purchase Contract Settlement Date, plus in either case (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any record date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments, if any, payable on such Payment Date with respect to such Purchase Contracts. So long as the FELINE PRIDES are evidenced by one or more global security certificates deposited with the Depositary, procedures for early settlement will also be governed by standing arrangements between the Depositary and the Purchase Contract Agent.

               Upon Early Settlement of the Purchase Contracts related to any Income PRIDES or Growth PRIDES, (a) the holder will receive
          (i) if settled prior to the First Purchase Contract Settlement Date, 1.0164 newly issued shares of Common Stock per Income PRIDES or Growth PRIDES or (ii) if settled after the First Purchase Contract Settlement Date and before the Second Purchase Contract Settlement Date, 0.5082 newly issued shares of Common Stock per Income PRIDES or Growth PRIDES, (regardless in either case of the market price of the Common Stock on the date of such Early Settlement), subject in either case to adjustment under the circumstances described in "-- Anti-Dilution Adjustments" below,
          (b) the Senior Notes, Applicable Ownership Interest in the Treasury Portfolio or the Treasury Securities, as the case may be, related to such Income PRIDES or Growth PRIDES will thereupon be transferred to the holder free and clear of the Company's security interest therein, (c) the holder's right to receive Deferred Contract Adjustment Payments, if any, on the Purchase Contracts being settled will be forfeited, (d) the holder's right to receive future Contract Adjustment Payments will terminate and

          (e) no adjustment will be made to or for the holder on account of Deferred Contract Adjustment Payments or any amounts accrued in respect of Contract Adjustment Payments.

               In order for a settlement to be considered effective on or by a particular Business Day, the Purchase Contract Agent must receive the necessary FELINE PRIDES Certificates, accompanied by the appropriately completed "Election to Settle Early" and requisite immediately available funds, from a holder of FELINE PRIDES by 5:00 p.m., New York City time, on such Business Day.

               Upon Early Settlement of Purchase Contracts in the manner described above, presentation and surrender of the FELINE PRIDES Certificate evidencing the related Income PRIDES or Growth PRIDES and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related Common Stock to any person other than the holder of such Income PRIDES or Growth PRIDES, the Company will cause the shares of Common Stock being purchased to be issued, and the related Senior Notes, the appropriate Applicable Ownership Interest in the Treasury Portfolio or the Treasury Securities, as the case may be, securing such Purchase Contracts to be released from the pledge under the Pledge Agreement (described in "-- Pledged Securities and Pledge Agreement") and transferred, within three Business Days following the settlement date, to the purchasing holder or such holder's designee. (Purchase Contract Agreement, Sections
          5.5 and 5.9)

          NOTICE TO SETTLE WITH CASH

               A holder of an Income PRIDES or Growth PRIDES wishing to settle the applicable portion of its related Purchase Contract with separate cash on the Business Day immediately preceding either Purchase Contract Settlement Date must notify the Purchase Contract Agent by delivering to the Purchase Contract Agent a notice in substantially the form of "Notice to Settle by Separate Cash" attached to the FELINE PRIDES Certificate on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding such Purchase Contract Settlement Date in the case of a Growth PRIDES holder or, if a Tax Event Redemption has occurred, an Income PRIDES holder and on the fifth Business Day immediately preceding such Purchase Contract Settlement Date in the case of an Income PRIDES holder if a Tax Event Redemption has not occurred. If a holder that has given notice of such holder's intention to settle the applicable portion of the related Purchase Contract with separate cash fails to deliver such cash on the Business Day immediately preceding the applicable Purchase Contract Settlement Date, then the Company will exercise its right as a secured party to dispose of, in accordance with the applicable law, the related Senior Notes, Treasury Securities or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, to satisfy in full, from the disposition of such Senior Notes, Treasury Securities or the appropriate Applicable Ownership Interest in the Treasury Portfolio, such holder's obligation to purchase Common Stock under the related Purchase Contracts on such date. (Purchase Contract Agreement, Section 5.4)

          CONTRACT ADJUSTMENT PAYMENTS

               Contract Adjustment Payments will be fixed at a rate per annum of 2.815% of the Stated Amount ($50) per Purchase Contract prior to the First Purchase Contract Settlement Date, and at the rate of 2.75% of the Remaining Stated Amount ($25) per annum thereafter, in the case of Income PRIDES, and at a rate per annum of 3.315% of the Stated Amount ($50) per Purchase Contract prior to the First Purchase Contract Settlement Date, and at the rate of 3.25% of the Remaining Stated Amount ($25) thereafter, in the case of Growth PRIDES. Contract Adjustment Payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. (Purchase Contract Agreement, Section 1.1) Contract Adjustment Payments will accrue from July 22, 1998 and will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing August 16, 1998.

               Contract Adjustment Payments will be payable to the holders of Purchase Contracts related to the FELINE PRIDES as they appear on the books and records of the Purchase Contract Agent on the relevant record dates, which, as long as the FELINE PRIDES remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Purchase Contract Agent, who will hold amounts received in respect of the Contract Adjustment Payments for the benefit of the holders of the Purchase Contracts relating to such FELINE PRIDES. Subject to any applicable laws and regulations, each such payment will be made as described under "-- Book-Entry System." In the event that the FELINE PRIDES do not continue to remain in book-entry only form, the Company shall have the right to select relevant record dates, which shall be at least one Business Day but less than 60 Business Days prior to the relevant payment dates, and to make payments by check mailed to the address of the holder as of the relevant record date. (Purchase Contract Agreement, Sections 1.1 and 5.2) In the event that any date on which Contract Adjustment Payments are to be made on the Purchase Contracts related to the FELINE PRIDES is not a Business Day, then payment of the Contract Adjustment Payments payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such payment date. (Purchase Contract Agreement, Section 1.12) A "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close. (Purchase Contract Agreement, Section 1.1)

               The Company's obligations with respect to Contract
          Adjustment Payments will be subordinated and junior in right of payment to the Company's obligations under any Senior
          Indebtedness.  (Purchase Contract Agreement, Section 5.2)

          OPTION TO DEFER CONTRACT ADJUSTMENT PAYMENTS

               The Company may, at its option and upon prior written notice to the holders of the FELINE PRIDES and the Purchase Contract Agent, defer the payment of Contract Adjustment Payments on the Purchase Contracts until no later than the next Purchase Contract Settlement Date. However, such Contract Adjustment Payments so deferred, if any, will accrue additional Contract Adjustment Payments during such deferral period at the rate of 9.75% per annum of the amount of such deferred Contract Payment Adjustments (compounding on each succeeding Payment Date) until paid. (Purchase Contract Agreement, Section 5.3) The Company may pay any Deferred Contract Adjustment Payments at any time prior to a Purchase Contract Settlement Date. However, all Contract Adjustment Payments deferred prior to the First Purchase Contract Settlement Date must be paid no later than such date; all other deferred Contract Adjustment Payments must be paid no later than the Second Purchase Contract Settlement Date. If the Purchase Contracts are terminated upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company, the right to receive Contract Adjustment Payments and Deferred Contract Adjustment Payments will also terminate.

               If the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts related to the FELINE PRIDES until the next succeeding Purchase Contract Settlement Date, each holder of FELINE PRIDES will receive on such Purchase Contract Settlement Date in respect of the Deferred Contract Adjustment Payments, if any, in lieu of a cash payment, a number of shares of Common Stock equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value.

               If the Company exercises its option to defer the payment of Contract Adjustment Payments, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make guarantee payments with respect to the foregoing (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase its capital stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock,
          (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of the Company's capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan).  (Purchase Contract Agreement, Section 5.3)

          ANTI-DILUTION ADJUSTMENTS

               The formula for determining the Settlement Rate will be subject to adjustment (without duplication) upon the occurrence of certain events, including: (a) the issuance to all holders of Common Stock of rights, warrants or options entitling them, for a period of up to 45 days, to subscribe for or purchase Common Stock at less than the Current Market Price (as defined herein) thereof; (b) subdivisions, splits and combinations of Common Stock; (c) distributions to all holders of Common Stock of evidences of indebtedness of the Company, shares of capital stock, securities, or property (excluding any dividend or distribution covered by clause (a) above and any dividend or distribution paid exclusively in cash); (d) distributions consisting exclusively of cash to all holders of Common Stock in an aggregate amount that, together with (i) other all-cash distributions made within the preceding 12 months and (ii) any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by the Company or a subsidiary thereof for the Common Stock concluded within the preceding 12 months, exceeds 15% of the Company's aggregate market capitalization (such aggregate market capitalization being the product of the Current Market Price of the Common Stock multiplied by the number of shares of Common Stock then outstanding) on the date of such distribution; and (e) the successful completion of a tender or exchange offer made by the Company or any subsidiary thereof for the Common Stock which involves an aggregate consideration that, together with (i) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer by the Company or a subsidiary thereof for the Common Stock concluded within the preceding 12 months and (ii) the aggregate amount of any all-cash distributions to all holders of the Company's Common Stock made within the preceding 12 months, exceeds 15% of the Company's aggregate market capitalization on the expiration of such tender or exchange offer. The "Current Market Price" per share of Common Stock on any day means the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

               In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Common Stock is converted into the right to receive other securities, cash or property, each Purchase Contract then outstanding would, without the consent of the holders of the related Income PRIDES or Growth PRIDES, as the case may be, become a contract to purchase only the kind and amount of securities, cash and other property receivable upon consummation of the transaction by a holder of the number of shares of Common Stock which would have been received by the holder of the related Income PRIDES or Growth PRIDES immediately prior to the date of consummation of such transaction if such holder had then settled such Purchase Contract. (Purchase Contract Agreement, Section 5.6)

               If at any time the Company makes a distribution of property to its shareholders which would be taxable to such shareholders as a dividend for United States federal income tax purposes (i.e., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe to capital stock) and, pursuant to the Settlement Rate adjustment provisions of the Purchase Contract Agreement, the Settlement Rate is increased, such increase may give rise to a taxable dividend to holders of FELINE PRIDES. See CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- "Purchase Contracts -- Adjustment to Settlement Rate."

               In addition, the Company may make such increases in the Settlement Rate as the Board of Directors of the Company deems advisable to avoid or diminish the effect of any income tax to holders of its capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reasons. (Purchase Contract Agreement, Section 5.6)

               Adjustments to the Settlement Rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent in the Settlement Rate; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment. (Purchase Contract Agreement, Section 5.6) The Company will be required, within ten Business Days following the occurrence of an event that requires an adjustment of the Settlement Rate, to provide written notice to the Purchase Contract Agent of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the adjusted Settlement Rate. (Purchase Contract Agreement, Section 5.7)

               Each adjustment to the Settlement Rate will result in a corresponding adjustment to the number of shares of Common Stock issuable upon early settlement of a Purchase Contract.

          TERMINATION

               The Purchase Contracts provide that the Purchase Contracts, and the rights and obligations of the Company and of the holders of the FELINE PRIDES thereunder (including, if applicable, the right thereunder to receive accrued Contract Adjustment Payments or Deferred Contract Adjustment Payments and the right and obligation to purchase Common Stock), will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. (Purchase Contract Agreement, Section 5.8) The Pledge Agreement provides that upon such termination, the Collateral Agent will release the Senior Notes, the Applicable Ownership Interest in the Treasury Portfolio or the Treasury Securities, as the case may be, held by it to the Purchase Contract Agent for distribution to the holders (Pledge Agreement, Section 4.3), subject in the case of the Treasury Securities or Treasury Portfolio to the Purchase Contract Agent's disposition of the subject securities for cash and the payment of such cash to the holders to the extent that the holders would otherwise have been entitled to receive less than $1,000 of any such security. Upon such termination, however, such release and distribution may be subject to a delay. In the event that the Company becomes the subject of a case under the Bankruptcy Code, such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted.

          PLEDGED SECURITIES AND PLEDGE AGREEMENT

               The Pledged Securities will be pledged to and held by the Collateral Agent, for the benefit of the Company, pursuant to the Pledge Agreement to secure the obligations of holders of FELINE PRIDES to purchase Common Stock under the related Purchase Contracts. The rights of holders of FELINE PRIDES to the related Pledged Securities will be subject to the Company's security interest therein created by the Pledge Agreement. No holder of Income PRIDES or Growth PRIDES will be permitted to withdraw the Pledged Securities related to such Income PRIDES or Growth PRIDES from the pledge arrangement except (i) to substitute Treasury Securities for the related Senior Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, (ii) to substitute Senior Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, for the related Treasury Securities (for both (i) and (ii), as provided for under DESCRIPTION OF THE FELINE PRIDES -- "Creating Growth PRIDES" and -- "Creating Income PRIDES") or
          (iii) upon the termination or Early Settlement of the related Purchase Contracts.

          BOOK-ENTRY SYSTEM

               The Depository Trust Company (Depositary) will act as securities depositary for the FELINE PRIDES. The FELINE PRIDES will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global security certificates (Global Security

          Certificates), representing the total aggregate number of FELINE PRIDES, will be issued and will be deposited with the Depositary. (Purchase Contract Agreement, Section 3.6)

               The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial ownership interests in the FELINE PRIDES so long as such FELINE PRIDES are represented by Global Security
          Certificates.

               The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary holds securities that its participants (Participants) deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (Direct Participants). The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (Indirect Participants). The rules applicable to the Depositary and its Participants are on file with the Commission.

               Purchases of FELINE PRIDES under the Depositary's system must be made by or through Direct Participants, which will receive a credit for the FELINE PRIDES on the Depositary's records. The ownership interest of each actual purchaser of each FELINE PRIDES (Beneficial Owner) is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the FELINE PRIDES are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners.
          Beneficial Owners will not receive certificates representing their ownership interests in FELINE PRIDES, except in the event that use of the book-entry system for the FELINE PRIDES is discontinued.

               To facilitate subsequent transfers, all FELINE PRIDES deposited by Participants with the Depositary will be registered in the name of the Depositary's partnership nominee, Cede & Co. The deposit of FELINE PRIDES with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the FELINE PRIDES. The Depositary's records reflect only the identity of the Direct Participants to whose accounts such FELINE PRIDES are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

               Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

               Neither the Depositary nor Cede & Co. will consent or vote with respect to FELINE PRIDES. Under its usual procedures, the Depositary would mail an omnibus proxy to the Company as soon as possible after the record date for any action by holders. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the FELINE PRIDES are credited on the record date (identified in a listing attached to the omnibus proxy).

               Distributions and other payments on the FELINE PRIDES issued in the form of one or more global certificates will be made to the Depositary in immediately available funds. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of the Depositary or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment to the Depositary is the responsibility of the Company, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary or the Company, and disbursements of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

               The Depositary may discontinue providing its services as securities depository with respect to the FELINE PRIDES at any time by giving reasonable notice to the Company. Under such circumstances, in the event that a successor securities depository is not obtained, FELINE PRIDES certificates are required to be printed and delivered.

               The Company may also decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, FELINE PRIDES certificates will be printed and delivered.

               The information in this section concerning the Depositary and its book-entry system has been obtained from the Depository and the Company takes no responsibility for the accuracy thereof.

               As long as the Depositary or its nominee is the registered owner of the Global Security Certificates, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Global Security Certificates and all FELINE PRIDES represented thereby for all purposes under the FELINE PRIDES and the Purchase Contract Agreement. Except in the limited circumstances referred to above, owners of beneficial ownership interests in Global Security Certificates will not be entitled to have such Global Security Certificates or the FELINE PRIDES represented thereby registered in their names, will not receive or be entitled to receive physical delivery of FELINE PRIDES Certificates in exchange therefor and will not be considered to be owners or holders of such Global Security Certificates or any FELINE PRIDES represented thereby for any purpose under the FELINE PRIDES or the Purchase Contract Agreement. All payments on the FELINE PRIDES represented by the Global Security Certificates and all transfers and deliveries of Senior Notes, Treasury Portfolio, Treasury Securities and Common Stock with respect thereto will be made to the Depositary or its nominee, as the case may be, as the holder thereof.

                     CERTAIN PROVISIONS OF THE PURCHASE CONTRACT
                          AGREEMENT AND THE PLEDGE AGREEMENT

               The following summary of certain terms of the Purchase Contract Agreement and the Pledge Agreement supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of such documents set forth in the accompanying Prospectus, to which reference is hereby made. This summary does not purport to be complete, and is subject to, and qualified in its entirety by, the forms of such documents (including the definitions therein of certain terms) which are on file with the Commission and, with respect to the Purchase Contract Agreement, the Trust Indenture Act. Wherever particular sections of, or terms defined in, such document are referred to herein, such sections or defined terms are incorporated by reference herein.

          GENERAL

               Except as described in DESCRIPTION OF THE PURCHASE
          CONTRACTS -- "Book-Entry System," distributions on the FELINE PRIDES will be payable, Purchase Contracts (and documents related thereto) will be settled and transfers of the FELINE PRIDES will be registrable at the office of the Purchase Contract Agent in the Borough of Manhattan, The City of New York. In addition, in the event that the FELINE PRIDES do not remain in book-entry only form, payment of distributions on the FELINE PRIDES may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as shown on the Income PRIDES Register or the Growth PRIDES Register, as applicable. (Purchase Contract Agreement, Section 5.2)

               Newly issued shares of Common Stock will be delivered on each Purchase Contract Settlement Date (or earlier upon Early Settlement), or, if the Purchase Contracts have terminated, the related Pledged Securities will be delivered potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code (See DESCRIPTION OF THE PURCHASE CONTRACTS -- "Termination"), in each case upon presentation and surrender of the FELINE PRIDES Certificates at the office of the Purchase Contract Agent.

               If a holder of outstanding Income PRIDES or Growth PRIDES fails to present and surrender the FELINE PRIDES Certificate evidencing such Income PRIDES or Growth PRIDES to the Purchase Contract Agent on a Purchase Contract Settlement Date, the shares of Common Stock issuable in settlement of the applicable portion of the related Purchase Contract on such Purchase Contract Settlement Date and in payment of any Deferred Contract Adjustment Payments will be registered in the name of the Purchase Contract Agent and, together with any distributions thereon, shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such FELINE PRIDES Certificate is presented or the holder provides satisfactory evidence that such certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.

               If the Purchase Contracts have terminated prior to the Second Purchase Contract Settlement Date, the related Pledged Securities have been transferred to the Purchase Contract Agent for distribution to the holders entitled thereto and a holder fails to present and surrender the FELINE PRIDES Certificate evidencing such holder's Income PRIDES or Growth PRIDES to the Purchase Contract Agent, the related Pledged Securities delivered to the Purchase Contract Agent and payments thereon shall be held by the Purchase Contract Agent as agent for the benefit of such holder until such FELINE PRIDES Certificate is presented or the holder provides the evidence and indemnity described above.

               The Purchase Contract Agent will have no obligation to invest or to pay interest on any amounts held by the Purchase Contract Agent pending distribution, as described above. (Purchase Contract Agreement, Section 7.6)

               No service charge will be made for any registration of transfer or exchange of the FELINE PRIDES, except for any tax or other governmental charge that may be imposed in connection therewith. (Purchase Contract Agreement, Section 3.5)

          MODIFICATION

               The Purchase Contract Agreement and the Pledge Agreement will contain provisions permitting the Company and the Purchase Contract Agent or Collateral Agent, as the case may be, with the consent of the holders of not less than a majority of the Purchase Contracts at the time outstanding, to modify the terms of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, except that no such modification may, without the consent of the holder of each outstanding Purchase Contract affected thereby, (a) change any Payment Date, (b) change the amount or type of Pledged Securities related to such Purchase Contract, impair the right of the holder of any Purchase Contract to receive distributions on the related Pledged Securities (except for the rights of holders of Income PRIDES to substitute Treasury Securities for the related Senior Notes or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, or the rights of holders of Growth PRIDES to substitute Senior Notes or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, for the related Treasury Securities) or otherwise adversely affect the holder's rights in or to such Pledged Securities, (c) change the place or currency of payment or reduce any Contract Adjustment Payments or any Deferred Contract Adjustment Payments, (d) impair the right to institute suit for the enforcement of such Purchase Contract,
          (e) reduce the number of shares of Common Stock purchasable under such Purchase Contract, increase the price to purchase Common Stock on settlement of such Purchase Contract, change either Purchase Contract Settlement Date or the right to Early Settlement or otherwise adversely affect the holder's rights under such Purchase Contract or (f) reduce the above-stated percentage of outstanding Purchase Contracts the consent of whose holders is required for the modification or amendment of the provisions of the Purchase Contracts, the Purchase Contract Agreement or the Pledge Agreement; provided, that if any amendment or proposal referred to above would adversely affect only the Income PRIDES or the Growth PRIDES, then only the holders of the affected class of FELINE PRIDES will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the consent of the holders of not less than a majority of such class. (Purchase Contract Agreement, Section 8.2; Pledge Agreement, Section 9.2)

               The Purchase Contract Agreement and the Pledge Agreement also contain provisions permitting the Company and the Purchase Contract Agent, and in the case of the Pledge Agreement, the Collateral Agent, in each case without the consent of any FELINE PRIDES holders, to amend or supplement such agreements for any of the following purposes: (a) to evidence the assumption by any permitted successor to the Company; (b) to add to the covenants of the Company for the benefit of the holders or to surrender any right or power of the Company contained in either such agreement;
          (c) to evidence and provide for the appointment of a successor Purchase Contract Agent, or a successor Collateral Agent, custodial agent or securities intermediary; (d) to cure any ambiguity or inconsistency or to make any provision with respect to such matters or questions arising under the respective agreements, provided that such action shall not adversely affect the interests of the holders; and (e) to make provision with respect to the rights of holders in the event of an adjustment to the Settlement Rate in the case of certain reclassifications, consolidations, mergers, sales or other reorganization events. See DESCRIPTION OF THE PURCHASE CONTRACTS -- "Anti-Dilution Adjustments." (Purchase Contract Agreement, Section 8.1; Pledge Agreement, Section 9.1)

          NO CONSENT TO ASSUMPTION

               Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the Income PRIDES or Growth PRIDES, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code. (Purchase Contract Agreement, Section 3.16)

          CONSOLIDATION, MERGER, SALE OR CONVEYANCE

               The Company will covenant in the Purchase Contract Agreement that it will not merge or consolidate with any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any person, firm or corporation unless the Company is the continuing corporation or the successor corporation is a corporation organized under the laws of the United States of America or a state thereof or the District of Columbia and such corporation expressly assumes the obligations of the Company under the Purchase Contracts, the Senior Notes, the Purchase Contract Agreement and the Pledge Agreement, and the Company or such successor corporation is not, immediately after such merger, consolidation, sale, assignment, transfer, lease or conveyance, in default of its payment obligations or material default in the performance of any of its other obligations thereunder. (Purchase Contract Agreement, Section 9.1)

          PERSONS DEEMED OWNERS

               The Company, the Purchase Contract Agent and the Collateral Agent may treat the registered owner of any FELINE PRIDES as the absolute owner thereof for the purpose of making payment and settling the related Purchase Contracts and for all other purposes. (Purchase Contract Agreement, Section 3.11)

          REPLACEMENT OF FELINE PRIDES CERTIFICATES

               In the event that physical certificates have been issued, any mutilated FELINE PRIDES Certificate will be replaced by the Company at the expense of the holder upon surrender of such certificate to the Purchase Contract Agent. FELINE PRIDES Certificates that become destroyed, lost or stolen will be replaced by the Company at the expense of the holder upon delivery to the Company and the Purchase Contract Agent of evidence of the destruction, loss or theft thereof satisfactory to the Company and the Purchase Contract Agent. In the case of a destroyed, lost or stolen FELINE PRIDES Certificate, an indemnity satisfactory to the Purchase Contract Agent and the Company may be required at the expense of the holder of the FELINE PRIDES evidenced by such certificate before a replacement will be issued. (Purchase Contract Agreement, Section 3.10)

               Notwithstanding the foregoing, the Company will not be obligated to issue any Income PRIDES or Growth PRIDES during the period commencing on the Business Day immediately preceding a Purchase Contract Settlement Date and such Purchase Contract Settlement Date or on or after the Termination Date. The Purchase Contract Agreement will provide that, in lieu of the delivery of a replacement FELINE PRIDES Certificate following the Second Purchase Contract Settlement Date, the Purchase Contract Agent, upon delivery of the evidence and indemnity described above and receipt of appropriate registration or transfer instructions from the holder, may deliver the Common Stock issuable pursuant to such portion of the Purchase Contracts included in the Income PRIDES or Growth PRIDES evidenced by such certificate, or, if a termination event has occurred, transfer the Pledged Securities included in the Income PRIDES or Growth PRIDES evidenced by such certificate. (Purchase Contract Agreement, Section 3.10)

          DEFAULTS UNDER THE PURCHASE CONTRACT AGREEMENT

               Within 90 days after the occurrence of any default by the Company in any of its obligations under the Purchase Contract Agreement of which the Purchase Contract Agent has actual knowledge, the Purchase Contract Agent will give notice of such default to the holders of the FELINE PRIDES unless such default has been cured or waived; provided that, except for a default in any payment obligation under the Purchase Contract Agreement, the Purchase Contract Agent will be protected in withholding such notice if and so long as a responsible officer of the Purchase Contract Agent in good faith determines that the withholding of such notice is in the interests of the holders of the FELINE PRIDES. (Purchase Contract Agreement, Section 7.2)

               The Purchase Contract Agent is not required to enforce any of the provisions of the Purchase Contract Agreement against the Company. Each holder of FELINE PRIDES shall have the right to institute suit for the enforcement of any payment of Contract Adjustment Payments then due and payable and the right to purchase the Common Stock as provided in such holder's Purchase Contracts and generally exercise any other rights and remedies provided by law.

               The holders of a majority of the Outstanding Purchase Contracts voting as one class may waive any past default by the Company and its consequences, except a default (a) in the payment on any FELINE PRIDES or (b) in respect of a provision of the Purchase Contract Agreement which cannot be modified or amended without the consent of the holder of each Outstanding FELINE PRIDES affected. (Purchase Contract Agreement, Section 11.6)

               The Trust Indenture Act currently requires the Company to provide annually to the Purchase Contract Agent a certificate of a principal officer as to the Company's compliance with all conditions and covenants in the Purchase Contract Agreement.

          GOVERNING LAW

               The Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts will be governed by, and construed in accordance with, the laws of the State of New York.

          INFORMATION CONCERNING THE PURCHASE CONTRACT AGENT

               The Bank of New York will be the Purchase Contract Agent. The Purchase Contract Agent will act as the agent for the holders of Income PRIDES and Growth PRIDES from time to time. The Purchase Contract Agreement will not obligate the Purchase Contract Agent to exercise any discretionary actions in connection with a default under the terms of the Income PRIDES and Growth PRIDES or the Purchase Contract Agreement.

               The Purchase Contract will contain provisions limiting the liability of the Purchase Contract Agent. The Purchase Contract Agreement will contain provisions under which the Purchase Contract Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

               In addition to acting as Purchase Contract Agent, The Bank of New York acts, and may act, as trustee under various indentures and trusts of the Company and its subsidiaries, including, but not limited to, the Indenture with respect to the Senior Notes and the indentures with respect to additional series of the Company's senior notes. The Company and its subsidiaries also maintain various banking and trust relationships with The Bank of New York.

          INFORMATION CONCERNING THE COLLATERAL AGENT

               The Chase Manhattan Bank will be the Collateral Agent. The Collateral Agent will act solely as the agent of the Company and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Income PRIDES and Growth PRIDES except for the obligations owed by a pledgee of property to the owner thereof under the Pledge Agreement and applicable law.

               The Pledge Agreement will contain provisions limiting the liability of the Collateral Agent. The Pledge Agreement will contain provisions under which the Collateral Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

               In addition to acting as Collateral Agent and Custodial Agent, Chase Manhattan Bank and its affiliates act as agents under the Company's revolving credit facility and maintain various commercial banking relationships with the Company and its subsidiaries.

          MISCELLANEOUS

               The Purchase Contract Agreement and the Pledge Agreement provide that the Company will pay or cause to be paid (i) stock transfer and simile taxes related to the initial delivery of Common Stock pursuant to the Purchase Contracts, (ii) fees and expenses of the Collateral Agent and (iii) the fees and expenses of the Purchase Contract Agent; provided, however, that holders who elect to substitute the related Pledged Securities, thereby creating Growth PRIDES or Income PRIDES shall be responsible for any fees or expenses payable in connection with such substitution, as well as any commissions, fees or other expenses incurred in acquiring the Pledged Securities to be substituted, and the Company shall not be responsible for any such fees or expenses.

               The Purchase Contract Agreement will contain provisions permitting the Company to fix a record date for the purpose of determining the holders of Outstanding FELINE PRIDES entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the Purchase Contract Agreement to be given, made or taken by holders. If any record date is set pursuant to this paragraph, the holders of the Outstanding Income PRIDES and the Outstanding Growth PRIDES, as the case may be, on such record date, and no other holders, will be entitled to take the relevant action with respect to the Income PRIDES or the Growth PRIDES as the case may be, whether or not such holders remain holders after such record date.

                           DESCRIPTION OF THE SENIOR NOTES


               The following is a summary of certain terms of the Senior Notes, does not purport to be complete, and is subject to, and qualified in its entirety by, the description of Debt Securities in the accompanying Prospectus, the form of the Indenture to be entered into between the Company and The Bank of New York as trustee (Debt Trustee), as supplemented by the Officer's Certificate establishing the terms of the Senior Notes (as so supplemented and amended, the Indenture) which is on file with the Commission, and the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture. The following descriptions of certain terms of the Senior Notes supplement and, to the extent inconsistent with, replaces the description of the general terms and provisions of the Debt Securities set forth in the accompanying Prospectus, to which reference is hereby made.

          GENERAL

               The Senior Notes will be issued as senior unsecured debt under the Indenture and will rank on a parity in right of payment with the Company's other senior unsecured debt obligations.
          While the Indenture contemplates securing indebtedness issued thereunder in certain very limited circumstances (see, for example, DESCRIPTION OF DEBT SECURITIES -- "Limitation on Liens" in the accompanying Prospectus), the Company has no current intention of so securing the Senior Notes. The Indenture provides for the issuance of debt securities (including the Senior Notes), notes or other unsecured evidences of indebtedness by the Company in an unlimited amount from time to time. The Indenture provides that the Company may not grant a lien on the capital stock of any of its subsidiaries to secure debt obligations of the Company without similarly securing the Senior Notes, with certain exceptions. However, the Indenture does not limit the aggregate amount of indebtedness the Company or its subsidiaries may issue nor does it limit the ability of the Company's subsidiaries to grant a lien on the capital stock of their respective subsidiaries. The Company is a holding company that derives substantially all of its income from its operating subsidiaries. The Senior Notes therefore will be effectively subordinated to debt and preferred stock at the subsidiary level. The financial statements of the Company and its predecessors included in the Incorporated Documents show the aggregate amount of such subsidiary debt and preferred stock and other debt of the Company as of the date of such statements. The Indenture does not permit the Company to assign its obligations under either series of Senior Notes to a subsidiary as contemplated in DESCRIPTION OF DEBT SECURITIES -- "Assignment of Obligations" in the accompanying Prospectus.

               The Senior Notes will not be subject to redemption through the operation of a sinking fund provision. Unless an earlier Tax Event Redemption has occurred, the entire principal amount of the Series D Notes will mature and become due and payable, together with any accrued and unpaid interest thereon on August 16, 2003, and the entire principal amount of the Series E Notes will mature and become due and payable, together with any accrued and unpaid interest thereon on August 16, 2004.

               The Senior Notes will initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, Senior Notes may be issued in certificated form in exchange for a Global Security. See -- "Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that Senior Notes are issued in certificated form, such Senior Notes will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Senior Notes issued as a Global Security will be made to the Depositary, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Senior Notes. In the event Senior Notes are issued in certificated form, principal and interest will be payable, the transfer of the Senior Notes will be registrable and Senior Notes will be exchangeable for Senior Notes of other denominations of a like aggregate principal amount, at the corporate trust office or agency of the Debt Trustee in New York, New York; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto.

          INTEREST

               Each Series D Note shall bear interest initially at the rate of 6.37% per annum from the original date of issuance, and each Series E Note shall bear interest initially at the rate of 6.50% per annum from the original date of issuance, in each case payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each an Interest Payment Date), commencing August 16, 1998, to the person in whose name such Senior Note is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. The applicable interest rate on the Series D Notes outstanding from and after the First Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the First Purchase Contract Settlement Date, and the applicable interest rate on the Series E Notes outstanding from and after the Second Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Second Purchase Contract Settlement Date. See -- "Market Rate Reset."

               The amount of interest payable on the Senior Notes of each series for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on the Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Subject to any applicable laws and regulations and the provisions of the Indenture, each such payment will be made as described under -- "Book-Entry Only Issuance -- The Depository Trust Company" below. With respect to Senior Notes not in book-entry only form the Company shall have the right to select relevant record dates, which shall be at least one Business Day but not more than 60 Business Days prior to the relevant payment dates; provided that, unless the Purchase Contracts have been terminated, such record date must be the same as the record date for the Income PRIDES.

          MARKET RATE RESET

               Series D Market Rate Reset. The applicable interest rate on the Series D Notes that remain outstanding on and after the First Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the First Purchase Contract Settlement Date to the Series D Reset Rate, which will be equal to the sum of the Series D Reset Spread and the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the First Purchase Contract Settlement Date and will be determined by the Reset Agent as the rate the Series D Notes should bear in order to have an approximate market value on the third Business Day immediately preceding the First Purchase Contract Settlement Date of 100.5% of their aggregate principal amount; provided that the Company may limit such Series D Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury on such Business Day plus 200 basis points (2.0%), and provided further that the Series D Reset Rate shall in no event exceed the maximum permitted by applicable law. Such market value may be less than 100.5% if the Company exercises such right to limit the Series D Reset Spread or if the Series D Reset Rate were to be limited by applicable law.

               Series E Market Rate Reset. The applicable interest rate on the Series E Notes that remain outstanding on and after the Second Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Second Purchase Contract Settlement Date to the Series E Reset Rate, which will be equal to the sum of the Series E Reset Spread and the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Second Purchase Contract Settlement Date and will be determined by the Reset Agent as the rate the Series E Notes should bear in order to have an approximate market value on the third Business Day immediately preceding the Second Purchase Contract Settlement Date of 100.5% of their aggregate principal amount; provided that the Company may limit such Series E Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury on such Business Day plus 200 basis points

          (2.0%), and provided further that the Series E Reset Rate shall in no event exceed the maximum permitted by applicable law. Such market value may be less than 100.5% if the Company exercises such right to limit the Series E Reset Spread or if the Series E Reset Rate were to be limited by applicable law.

               The "Two-Year Benchmark Treasury" on a particular determination date shall mean direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the applicable series of Senior Notes, as agreed upon by the Company and the Reset Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the applicable Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the third Business Day immediately preceding such Purchase Contract Settlement Date or (b) in the opinion of the applicable Reset Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the applicable Reset Agent (after consultation with the Company), is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third Business Day immediately preceding the applicable Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the applicable Reset Agent or an affiliate thereof). (Purchase Contract Agreement, Section 1.1)

               On the tenth Business Day immediately preceding the applicable Purchase Contract Settlement Date, the Two-Year Benchmark Treasury to be used to determine the applicable Reset Rate on the applicable Purchase Contract Settlement Date will be selected and the applicable Reset Spread to be added to the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the applicable Purchase Contract Settlement Date will be established by the applicable Reset Agent, and the applicable Reset Spread and the Two-Year Benchmark Treasury will be announced by the Company (applicable Reset Announcement Date). The Company will cause a notice of the applicable Reset Spread and such Two-Year Benchmark Treasury to be published on the Business Day following the applicable Reset Announcement Date by publication in a newspaper in the English language of general circulation in The City of New York and generally published each Business Day, which is expected to be The Wall Street Journal. The Company will request, not later than seven nor more than 15 calendar days prior to the applicable Reset Announcement Date, that the Depositary notify its participants holding Senior Notes, Income PRIDES or Growth PRIDES of such applicable Reset Announcement Date and of the procedures that must be followed if any owner of FELINE PRIDES wishes to settle the applicable portion of the related Purchase Contract with cash on the Business Day immediately preceding such Purchase Contract Settlement Date.

               It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the investment banking firm acting as the Reset Agent for both the Series D Notes and the Series E Notes.

          TAX EVENT REDEMPTION

               If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Senior Notes in whole (but not in part) at any time at a Redemption Price equal to, for each Senior Note, the Redemption Amount plus accrued and unpaid interest thereon, to the date of redemption (Tax Event Redemption Date). If, following the occurrence of a Tax Event, the Company exercises its option to redeem the Senior Notes, such Redemption Price will be payable in cash to the holders of such Senior Notes. If such Tax Event Redemption occurs prior to the Second Purchase Contract Settlement Date, the Redemption Price payable in liquidation of the Income PRIDES holders' interest in the Senior Notes will be paid to the Collateral Agent, which in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to the holders of such Income PRIDES. Such Treasury

          Portfolio will be substituted for the Senior Notes and will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligation to purchase the Company's Common Stock under the Purchase Contracts; provided that, if the Tax Event Redemption occurs after the Second Purchase Contract Settlement Date, such Treasury Portfolio will not be purchased.

               "Tax Event" means the receipt by the Company of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, change in, or announced proposed change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any interpretation or pronouncement by any such legislative body, court, governmental agency or regulatory authority that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the date the Senior Notes are issued, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after the date of issuance of the Senior Notes, there is more than an insubstantial risk that interest payable by the Company on the Senior Notes would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

               "Treasury Portfolio" means, with respect to the Applicable Principal Amount of Senior Notes (a) if the Tax Event Redemption Date occurs prior to the Second Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) interest or principal strips of U.S. Treasury Securities which mature on or prior to August 15, 2001 in an aggregate amount equal to the Applicable Principal Amount of Series D Notes and interest or principal strips of U.S. Treasury Securities which mature on or prior to August 15, 2002 in an aggregate amount equal to the Applicable Principal Amount of Series E Notes and (ii) with respect to each scheduled interest payment date on the Senior Notes of each series that occurs after the Tax Event Redemption Date, interest or principal strips of U.S. Treasury Securities which mature on or prior to such dates in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Senior Notes on such date, and (b) if the Tax Event Redemption Date occurs after the Second Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of
          (i) principal or interest strips of U.S. Treasury Securities which mature on or prior to August 15, 2003 in an aggregate principal amount equal to the Applicable Principal Amount of Series D Notes and principal or interest strips of U.S. Treasury Securities which mature on or prior to August 15, 2004 in an aggregate principal amount equal to the Applicable Principal Amount of the Series E Notes and (ii) with respect to each scheduled interest payment date on the Senior Notes that occurs after the Tax Event Redemption Date, interest or principal strips of U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Senior Notes on such date.

               "Applicable Principal Amount" means either (i) if the Tax Event Redemption Date occurs prior to the Second Purchase Contract Settlement Date, the aggregate principal amount of the Senior Notes which are components of Income PRIDES on the Tax Event Redemption Date or (ii) if the Tax Event Redemption occurs on or after the Second Purchase Contract Settlement Date, the aggregate principal amount of the Senior Notes outstanding on such Tax Event Redemption Date.

               "Redemption Amount" means for each Senior Note, the product of (i) the principal amount of such Senior Note and (ii) a fraction whose numerator is the Treasury Portfolio Purchase Price and whose denominator is the Applicable Principal Amount.

               "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City (Primary Treasury Dealer) to the Quotation Agent on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Tax Event Redemption Date.

               "Quotation Agent" means (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated and its respective successors, provided, however, that, if the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another

          Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

               Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of Senior Notes to be prepaid at its registered address. Unless the Company defaults in payment of the Redemption Price, interest shall cease to accrue on such Senior Notes on and after the redemption date.

          OPTIONAL REMARKETING

               Pursuant to the Remarketing Agreement and subject to the terms of a Supplemental Remarketing Agreement entered into in connection with a Purchase Contract Settlement Date, on or prior to the fifth Business Day immediately preceding such Purchase Contract Settlement Date but no earlier than the Payment Date immediately preceding such Purchase Contract Settlement Date, holders of Series D Notes (in the case of the First Purchase Contract Settlement Date) or Series E Notes (in the case of the Second Purchase Contract Settlement Date), which are not components of Income PRIDES may elect to have their Series D Notes or Series E Notes, as applicable, remarketed in the same manner as the Series D Notes or Series E Notes, as applicable, that are components of Income PRIDES by delivering their Series D Notes or Series E Notes, as applicable, along with a notice of such election to the Custodial Agent. The Custodial Agent will hold such Senior Notes, in an account separate from the collateral account in which the Pledged Securities will be held. Holders of such Senior Notes electing to have their Senior Notes remarketed will also have the right to withdraw such election on or prior to the fifth Business Day immediately preceding the applicable Purchase Contract Settlement Date. The portion of the proceeds from such remarketing equal to the aggregate principal amount of such Senior Notes will automatically be remitted by the Remarketing Agent to the Custodial Agent for the benefit of such holders of Senior Notes, as applicable. In addition, after deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the remarketed securities, from any amount of such proceeds in excess of the aggregate principal amount of the remarketed Senior Notes plus any accrued and unpaid interest, the Remarketing Agent will remit to the Custodial Agent the remaining portion of the excess proceeds, if any, for the benefit of such holder. If the remarketing results in a Failed Remarketing, the Remarketing Agent will promptly return such Senior Notes, as applicable, to the Custodial Agent to release to such holders.

          PUT OPTION UPON A FAILED REMARKETING

               If a Failed Remarketing has occurred, then (i) in the case of a Failed Remarketing as to the First Purchase Contract Settlement Date, holders of Series D Notes will have the right to put their Series D Notes to the Company on September 1, 2001, upon at least three Business Days' prior notice to the Company in substantially the form of the "Option to Elect Repayment" attached to the Series D Notes certificate and delivery of such Series D Notes to be put with such notice, at a price per Series D Note equal to the principal amount of such Series D Note, plus accrued and unpaid interest, if any, thereon, and (ii) in the case of a Failed Remarketing as to the Second Purchase Contract Settlement Date, holders of Series E Notes will have the right to put their Series E Notes directly to the Company on September 1, 2002, upon at least three Business Days' prior notice to the Company in substantially the form of the "Option to Elect Repayment" attached to the Series E Notes certificate and delivery of such Series E Notes to be put with such notice, at a price equal to their principal amount, plus accrued and unpaid interest, if any, thereon.

          BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

               The Senior Notes that are components of Income PRIDES will be issued as one or more fully-registered global certificates (each a Global Security) representing the total aggregate principal amount of such Senior Notes. The Depositary will act as securities depositary for any Senior Notes that are held separately from the Income PRIDES and such Senior Notes will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). Senior Notes that are components of the Income PRIDES will be issued as fully registered securities registered in the name of the Purchase Contract Agent. However, under certain circumstances, the Company may decide not to use the system of book-entry transfers through the Depositary or the Purchase Contract Agent with respect to the Senior Notes. In that event, certificates of the Senior Notes will be printed and delivered to the holders.

               The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial ownership interests in the global Senior Notes as represented by a global certificate.

               Purchases of Senior Notes under the Depositary's system must be made by or through Direct Participants, which will receive a credit for the Senior Notes on the Depositary's records. The ownership interest of each actual purchaser of each Senior Note is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Senior Notes. Transfers of ownership interests in the Senior Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Senior Notes, except in the event that use of the book-entry system for the Senior Notes is discontinued.

               To facilitate subsequent transfers, all the Senior Notes deposited by Participants with the Depositary will be registered in the name of the Depositary's nominee, Cede & Co. The deposit of Senior Notes with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Senior Notes; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Senior Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

               As long as the Depositary or its nominee or the Purchase Contract Agent is the registered owner or holder of a Global Security, the Depositary or such nominee or the Purchase Contract Agent, as the case may be, will be considered the sole owner or holder of the Senior Notes represented thereby for all purposes under the Indenture and the Senior Notes. No Beneficial Owner of an interest in a global certificate will be able to transfer that interest except in accordance with the Depositary's applicable procedures, in addition to those provided for under the Indenture.

               Conveyance of notices and other communications by the Depositary to Direct Participants by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

               Neither the Depositary nor Cede & Co. will consent or vote with respect to Senior Notes. Under its usual procedures, the Depositary would mail an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Senior Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

               Interest and principal payments on the Senior Notes issued in the form of one or more global certificates will be made to the Depositary in immediately available funds. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of the

          Depositary or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of principal and interest to the Depositary is the responsibility of the Company, disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

               A Beneficial Owner shall give notice to elect to have its Senior Notes remarketed, or put to the Company upon a Failed Remarketing, through its Participant, to the Remarketing Agent or the Company, as appropriate, and shall effect delivery of such Senior Notes by causing the Direct Participant to transfer the Participant's interest in the Senior Notes, on the Depositary's records, to the Remarketing Agent or the Company, as appropriate. The requirement of physical delivery of Senior Notes in connection with an optional remarketing or a put will be deemed satisfied when the ownership rights in the Senior Notes are transferred by Direct Participants on the Depositary's records and followed by a book-entry credit of tendered securities to the Remarketing Agent's account or, in the case of a put, to the account of the Company or the Debt Trustee, as the Company's agent for such purpose, with the Depositary.

               Except as provided herein, a Beneficial Owner in a Global Security certificate will not be entitled to receive physical delivery of Senior Notes. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary to exercise any rights under the Senior Notes.

               The Depositary may discontinue providing its services as securities depositary with respect to the Senior Notes at any time by giving reasonable notice to the Company. Under such circumstances, in the event that a successor depository is not obtained, Senior Notes are required to be printed and delivered.

               The Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, Senior Notes will be printed and delivered.

               The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from the Depositary are the Company takes no responsibility for the accuracy hereof.


          GOVERNING LAW

               The Indenture and the Senior Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

                       CERTAIN FEDERAL INCOME TAX CONSEQUENCES


               The following is a summary of certain of the material
          United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES, Senior Notes and Common Stock acquired under a Purchase Contract. Unless otherwise stated, this summary applies only to U.S. Holders (as defined below) who purchase Income PRIDES, Growth PRIDES or Senior Notes upon original issuance for an amount equal to the initial offering price thereof. The tax treatment of a U.S. Holder may vary depending on such U.S. Holder's particular situation. This summary does not deal with special classes of U.S. Holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, certain U.S. expatriates, or U.S. Holders that will hold FELINE PRIDES, Senior Notes or Common Stock acquired under a Purchase Contract as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset.
          In addition, this summary does not address the tax consequences to U.S. Holders that have a functional currency other than the U.S. dollar, or the tax consequences to shareholders, partners or beneficiaries of a U.S. Holder of FELINE PRIDES, Senior Notes or Common Stock acquired pursuant to a Purchase Contract. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable. PROSPECTIVE INVESTORS THAT ARE NOT U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN FELINE PRIDES OR SENIOR NOTES, INCLUDING THE POTENTIAL APPLICATION OF UNITED STATES WITHHOLDING TAXES.

               This summary is based upon the Internal Revenue Code of 1986, as amended (Code), Treasury regulations (including proposed Treasury regulations) issued thereunder, Internal Revenue Service
          (IRS) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change. Any such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, with possible adverse effects.

               No statutory, administrative or judicial authority directly addresses the treatment of FELINE PRIDES or instruments similar to FELINE PRIDES for United States federal income tax purposes. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE FELINE PRIDES OR SENIOR NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.


          U.S. HOLDER

               The term "U.S. Holder" means the beneficial owner of an Income PRIDES, Growth PRIDES or Senior Note who is (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any state thereof or the District of Columbia,
          (iii) an estate the income of which is subject to United States federal income taxation, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust.

          FELINE PRIDES

               Allocation of Purchase Price. A U.S. Holder's acquisition of FELINE PRIDES will be treated as an acquisition of a unit consisting of three components - in the case of an Income PRIDES, each Senior Note and the Purchase Contract comprising such Income PRIDES; in the case of a Growth PRIDES, each interest in a Treasury Security and the Purchase Contract comprising such Growth PRIDES. The purchase price of each FELINE PRIDES will be allocated among the three components in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. Holder's initial tax basis in the Senior Notes or interests in Treasury Securities, as the case may be, and the Purchase Contract. The Company will report the fair market value of each Senior Note and each interest in Treasury Securities as $25.000 and $41.303, respectively, and the fair market value of each Purchase Contract as $0.000. This position will be binding upon each U.S. Holder (but not on the IRS) unless such U.S. Holder explicitly discloses a contrary position on a statement attached to such U.S. Holder's timely filed United States federal income tax return for the taxable year in which a FELINE PRIDES is acquired. Thus, absent such disclosure, a U.S. Holder should allocate the purchase price for a FELINE PRIDES in accordance with the foregoing. The remainder of this discussion assumes that this allocation of purchase price will be respected for United States federal income tax purposes. A different allocation could affect the timing or character of income to a U.S. Holder.

               Ownership of Senior Notes or Treasury Securities. A U.S. Holder will be treated as owning the Senior Notes or Treasury Securities constituting a part of the Income PRIDES or Growth PRIDES, respectively. The Company and, by acquiring FELINE PRIDES, each U.S. Holder, agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Senior Notes or Treasury Securities constituting a part of the FELINE PRIDES beneficially owned by such U.S. Holder. The remainder of this summary assumes that U.S. Holders of FELINE PRIDES will be treated as the owners of the Senior Notes or Treasury Securities constituting a part of such FELINE PRIDES for United States federal, state and local income and franchise tax purposes. The United States federal income tax consequences of owning the Senior Notes or Treasury Securities are discussed below. See -- "Senior Notes," -- "Treasury Securities" and -- "Tax Event Redemption of Senior Notes."

               Sales, Exchanges or Other Taxable Dispositions of FELINE PRIDES. Upon a sale, exchange or other taxable disposition (each, a disposition) of FELINE PRIDES, a U.S. Holder will be treated as having sold, exchanged or disposed of the Purchase Contract and, in the case of Income PRIDES, the Senior Notes or the Applicable Ownership Interest in the Treasury Portfolio or, in the case of Growth PRIDES, the Treasury Securities, that constitute such FELINE PRIDES and generally will have gain or loss equal to the difference between the portion of the proceeds to such U.S. Holder allocable to the Purchase Contract and the Senior Notes, the Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be, and such U.S. Holder's respective adjusted tax bases in the Purchase Contract and the Senior Notes, the Applicable Ownership Interest in the Treasury Portfolio or the Treasury Securities. Such gain or loss generally will be capital gain or loss, except to the extent that such U.S. Holder is treated as having received an amount with respect to accrued but unpaid interest on the Senior Notes or the Applicable Ownership Interest in the Treasury Portfolio, which amount will be treated as ordinary interest income, or to the extent such U.S. Holder is treated as having received an amount with respect to accrued Contract Adjustment Payments or Deferred Contract Adjustment Payments, which amount may be treated as ordinary income, in each case to the extent not previously included in income. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder holds such FELINE PRIDES for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations. If the disposition of FELINE PRIDES occurs when the Purchase Contract has a negative value, the U.S. Holder should be considered to have received additional consideration for the Senior Notes, the Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities in an amount equal to such negative value and to have paid such amount to be released from the U.S. Holder's obligation under the Purchase Contract. U.S.

          Holders should consult their tax advisors regarding a disposition of the FELINE PRIDES at a time when the Purchase Contract has negative value.

               In determining gain or loss, payments to a U.S. Holder of Contract Adjustment Payments or Deferred Contract Adjustment Payments that have not previously been included in the income of such U.S. Holder should either reduce such U.S. Holder's adjusted tax basis in the Purchase Contract or result in an increase in the amount realized on the disposition of the Purchase Contract. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's adjusted tax basis in the Purchase Contract. Payments in cash that have been made by a U.S. Holder to create Growth PRIDES but not offset against payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments may increase such U.S. Holder's adjusted tax basis in the Purchase Contract or result in a decrease in the amount realized on the disposition of the Purchase Contract. See -- "Contract Adjustment Payments and Deferred Contract Adjustment Payments; Delivery of Cash" below.

          SENIOR NOTES

               Classification of the Senior Notes. In connection with the issuance of the Senior Notes, Thelen Reid & Priest LLP will deliver an opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Senior Notes will be classified as indebtedness of the Company for United States federal income tax purposes. The Company and, by acquiring Income PRIDES or Senior Notes, each U.S. Holder, agree to treat the Senior Notes as indebtedness of the Company for United States federal, state and local income and franchise tax purposes.

               Interest Income. Under applicable Treasury regulations, the Senior Notes will not be considered to have been issued with OID. Accordingly, stated interest on the Senior Notes will be included in income by a U.S. Holder as ordinary income when paid or accrued, in accordance with such U.S. Holder's regular method of tax accounting.

               Sales, Exchanges or Other Taxable Dispositions of Senior Notes. Gain or loss will be recognized by a U.S. Holder on a disposition of a Senior Note (including a redemption for cash or the remarketing thereof) in an amount equal to the difference between the amount realized by the U.S. Holder on the disposition of the Senior Note (except to the extent that such amount realized is attributable to accrued but unpaid interest on the Senior Note that such U.S. Holder has not included in gross income previously, which amount will be taxable as ordinary interest income) and the U.S. Holder's adjusted tax basis in the Senior Note. Selling expenses incurred by a U.S. Holder, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by such U.S. Holder upon a disposition of a Senior Note. Gain or loss realized by a U.S. Holder on a disposition of a Senior Note generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder held such Senior Note for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

          TREASURY SECURITIES

               Original Issue Discount. A U.S. Holder of Growth PRIDES will be required to treat its ownership interests in the Treasury Securities comprising a Growth PRIDES as interests in bonds originally issued on the date such Growth PRIDES is purchased and having OID equal to the excess of the amount payable at maturity of such Treasury Securities over the purchase price of the Growth PRIDES allocable to such Treasury Securities. A U.S. Holder will be required to include such OID in income on a daily economic accrual basis over the period between the issue date of the Growth PRIDES and the applicable maturity dates of the Treasury Securities, regardless of such U.S. Holder's regular method of tax accounting and in advance of the receipt of cash attributable to such OID. Amounts of OID included in a U.S. Holder's gross income will increase such U.S. Holder's adjusted tax basis in its ownership interest in the Treasury Securities.

               Sales, Exchanges or Other Taxable Dispositions of Treasury Securities. In the event that a U.S. Holder obtains the release of Treasury Securities by delivering Senior Notes to the Collateral Agent, gain or loss will be recognized by the U.S. Holder on a subsequent disposition of the Treasury Securities in an amount equal to the difference between the amount realized by the U.S. Holder on such disposition and the U.S. Holder's adjusted tax basis in the Treasury Securities. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder held such Treasury Securities for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

          PURCHASE CONTRACTS

               Contract Adjustment Payments and Deferred Contract Adjustment Payments; Delivery of Cash. There is no direct authority addressing the treatment, under current United States federal income tax law, of the Contract Adjustment Payments and Deferred Contract Adjustment Payments or the delivery of cash in respect of excess accrued Contract Adjustment Payments by a U.S. Holder of Income PRIDES upon the creation of Growth PRIDES, and the proper treatment is unclear. Contract Adjustment Payments and Deferred Contract Adjustment Payments may constitute taxable income to a U.S. Holder of FELINE PRIDES when received or accrued, in accordance with the U.S. Holder's regular method of tax accounting. To the extent the Company is required to file information returns with respect to Contract Adjustment Payments or Deferred Contract Adjustment Payments, it intends to report such payments as taxable income to each U.S. Holder. U.S. Holders should consult their own tax advisors concerning the treatment of Contract Adjustment Payments and Deferred Contract Adjustment Payments and the delivery of cash upon the creation of Growth PRIDES, including the possibility that any Contract Adjustment Payment or Deferred Contract Adjustment Payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than as being includible in income on a current basis, and that the delivery of cash upon the creation of Growth PRIDES may be treated as an offset to Contract Adjustment Payments or Deferred Contract Adjustment Payments or as a purchase price adjustment. The treatment of Contract Adjustment Payments, Deferred Contract Adjustment Payments and the delivery of cash upon the creation of Growth PRIDES could affect a U.S. Holder's adjusted tax basis in a Purchase Contract or Common Stock received under a Purchase Contract or the amount realized by a U.S. Holder upon the sale or disposition of a FELINE PRIDES or the termination of a Purchase Contract. See -- "Acquisition of Common Stock under a Purchase Contract," -- "Sales, Exchanges or Other Taxable Dispositions of FELINE PRIDES" and -- "Termination of Purchase Contracts."

               Acquisition of Common Stock Under a Purchase Contract. A U.S. Holder of FELINE PRIDES generally will not recognize gain or loss on the purchase of Common Stock under a Purchase Contract, except with respect to any cash paid in lieu of a fractional share of Common Stock. Subject to the following discussion, a U.S. Holder's aggregate initial tax basis in the Common Stock received under a Purchase Contract generally should equal the purchase price paid for such Common Stock plus such U.S. Holder's adjusted tax basis in the Purchase Contract (if any), less the portion of such purchase price and adjusted tax basis allocable to the fractional share. Payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments that have been received in cash by a U.S. Holder but not included in income by such U.S. Holder should reduce such U.S. Holder's adjusted tax basis in the Purchase Contract or the Common Stock to be received thereunder; payments in cash that have been made by a U.S. Holder to create Growth PRIDES but not offset against payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments may increase such U.S. Holder's adjusted tax basis in the Purchase Contract or the Common Stock to be received thereunder. See -- "Contract Adjustment Payments and Deferred Contract Adjustment Payments; Delivery of Cash" above. The holding period for Common Stock received under a Purchase Contract will commence on the day after the acquisition of such Common Stock.

               Ownership of Common Stock Acquired Under the Purchase Contract. Any distribution on Common Stock paid by the Company out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) will constitute a dividend and will be includible in income by a U.S. Holder when received. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. Holder that meets the holding period and other requirements for the dividends received deduction.

               Upon a disposition of Common Stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and such U.S. Holder's adjusted tax basis in the Common Stock. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held such Common Stock for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

               Early Settlement of Purchase Contract. A U.S. Holder of FELINE PRIDES will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of Senior Notes, Treasury Securities or Applicable Ownership Interest in the Treasury Portfolio upon Early Settlement of a Purchase Contract and will have the same tax basis in such Senior Notes, Treasury Securities or Applicable Ownership Interest in the Treasury Portfolio as before such Early Settlement. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments that have been included in a U.S. Holder's income but forfeited and not paid upon Early Settlement of a Purchase Contract should increase such U.S. Holder's adjusted tax basis in the Common Stock received under the Purchase Contract.

               Termination of Purchase Contract. If a Purchase Contract terminates, a U.S. Holder of FELINE PRIDES will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such U.S. Holder's adjusted tax basis (if any) in the Purchase Contract at the time of such termination. Payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments received by a U.S. Holder but not included in income by such U.S. Holder should either reduce such U.S. Holder's adjusted tax basis in the Purchase Contract or result in an amount realized on the termination of the Purchase Contract. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's adjusted tax basis in the Purchase Contract; payments in cash that have been made by a U.S. Holder to create Growth PRIDES but not offset against payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments may increase such U.S. Holder's adjusted tax basis in the Purchase Contract or result in a loss on the termination of the Purchase Contract. See -- "Contract Adjustment Payments and Deferred Contract Adjustment Payments; Delivery of Cash" above. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder held such Purchase Contract for more than one year immediately prior to such termination. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations. A U.S. Holder will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of the Senior Notes, Treasury Securities or Applicable Ownership Interest in the Treasury Portfolio upon termination of the Purchase Contract and will have the same adjusted tax basis in such Senior Notes, Treasury Securities or Applicable Ownership Interest in the Treasury Portfolio as before such distribution.

               Adjustment to Settlement Rate. U.S. Holders of FELINE PRIDES may be treated as receiving a constructive distribution from the Company if (i) the Settlement Rate is adjusted and as a result of such adjustment the proportionate interest of U.S. Holders of FELINE PRIDES in the assets or earnings and profits of the Company is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the Settlement Rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. Holder for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, an increase in the Settlement Rate might give rise to a taxable dividend to U.S. Holders of FELINE PRIDES even though such U.S. Holders would not receive any cash related thereto.

          SUBSTITUTION OF TREASURY SECURITIES TO CREATE OR RECREATE GROWTH
          PRIDES

               A U.S. Holder of an Income PRIDES that delivers Treasury Securities to the Collateral Agent in substitution for Senior Notes generally will not recognize gain or loss upon the delivery of such Treasury Securities or the release of the Senior Notes to such U.S. Holder. Such U.S. Holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and Senior Notes and the Purchase Contract, and such U.S. Holder's adjusted tax basis in the Treasury Securities, the Senior Notes and the Purchase Contract will not be affected by such delivery and release.

          SUBSTITUTION OF SENIOR NOTES TO CREATE OR RECREATE INCOME PRIDES

               A U.S. Holder of a Growth PRIDES that delivers Senior Notes to the Collateral Agent in substitution for Treasury Securities generally will not recognize gain or loss upon the delivery of such Senior Notes or the release of the Treasury Securities to the U.S. Holder. Such U.S. Holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and Senior Notes and the Purchase Contract, and such U.S. Holder's adjusted tax basis in the Treasury Securities, the Senior Notes and the Purchase Contract will not be affected by such delivery and release.

          TAX EVENT REDEMPTION OF SENIOR NOTES

               A Tax Event Redemption will be a taxable event for U.S. Holders of Senior Notes. Such holders will be subject to tax in the manner described under -- "Senior Notes -- Sales, Exchanges or Other Taxable Dispositions of Senior Notes."

               Ownership of Treasury Portfolio. A U.S. Holder will be treated as owning the Applicable Ownership Interest in the Treasury Portfolio constituting a part of the Income PRIDES in the event of a Tax Event Redemption prior to the Second Contract Settlement Date. The Company and, by acquiring Income PRIDES, each U.S. Holder, agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Applicable Ownership Interest in the Treasury Portfolio constituting a part of the Income PRIDES beneficially owned by such U.S. Holder in the event of a Tax Event Redemption prior to the Second Purchase Contract Settlement Date. Each U.S. Holder will include in income any amount earned on such pro rata portion of the Treasury Portfolio for all United States federal, state and local income and franchise tax purposes. The remainder of this summary assumes that U.S. Holders of Income PRIDES will be treated as the owners of the Applicable Ownership Interest in the Treasury Portfolio constituting a part of such Income PRIDES for United States federal, state and local income and franchise tax purposes.

               Interest Income and Original Issue Discount. The Treasury Portfolio will consist of stripped U.S. Treasury Securities. Following a Tax Event Redemption prior to the Second Purchase Contract Settlement Date, a U.S. Holder of Income PRIDES will be required to treat its pro rata portion of each U.S. Treasury Security in the Treasury Portfolio as a bond that was originally issued on the date the Collateral Agent acquired the relevant U.S. Treasury Securities, and having OID equal to the U.S. Holder's pro rata portion of the excess of the amounts payable on such U.S. Treasury Securities over the value of the U.S. Treasury Securities at the time the Collateral Agent acquires them on behalf of U.S. Holders of Income PRIDES. The amount of such excess will constitute only a portion of the total amounts payable in respect of the Treasury Portfolio. Consequently, a portion of each scheduled interest payment to U.S. Holders will be treated as a return of such U.S. Holders' investment in the Treasury Portfolio and will not be considered current income for United States federal income tax purposes.

                    A U.S. Holder, regardless of its regular method of tax accounting, will be required to include OID (other than OID on short-term U.S. Treasury Securities as defined below) in income for United States federal income tax purposes as it accrues on a constant yield-to-maturity basis. See -- "Treasury Securities -- Original Issue Discount" above. In the case of any U.S. Treasury Security with a maturity of one year or less from the date of its issue (short-term U.S. Treasury Security), in general only accrual basis taxpayers will be required to include OID in income as it is accrued. Unless such an accrual basis U.S. Holder elects to accrue the OID on a short-term U.S. Treasury Security according to the constant-yield-to-maturity method, such OID will be accrued on a straight-line basis.

               Sales, Exchanges, or Other Taxable Dispositions of the Treasury Portfolio. In the event that a U.S. Holder obtains the release of its Applicable Ownership Interest in the Treasury Portfolio by delivering Treasury Securities to the Collateral Agent, gain or loss will be recognized by such U.S. Holder on a subsequent disposition of its Applicable Ownership Interest in the Treasury Portfolio (or portion thereof) in an amount equal to the difference between the amount realized by such U.S. Holder on such disposition and the U.S. Holder's adjusted tax basis in its Applicable Ownership Interest in the Treasury Portfolio (or, if applicable, an allocable portion thereof). Such gain or loss generally will be capital gain or loss (except to the extent that gain, if any, is attributable to accrued but unpaid interest on the Applicable Ownership Interest in the Treasury Portfolio that such U.S. Holder has not included in gross income previously, which amount will be taxed as ordinary income) and generally will be long-term capital gain or loss if the U.S. Holder held such Applicable Ownership Interest in the Treasury Portfolio for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations. A U.S. Holder's initial tax basis in such U.S. Holder's Applicable Ownership Interest of the Treasury Portfolio will equal such U.S. Holder's pro rata portion of the amount paid by the Collateral Agent for the Treasury Portfolio. A U.S. Holder's adjusted tax basis in its Applicable Ownership Interest in the Treasury Portfolio will be increased by the amount of OID included in income with respect thereto and decreased by the amount of cash received in respect of its Applicable Ownership Interest in the Treasury Portfolio.

          BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

               In general, information reporting will apply to payments under the FELINE PRIDES, Senior Notes or Common Stock acquired under a Purchase Contract, the proceeds received with respect to a fractional share of Common Stock upon the Settlement of a Purchase Contract, and the proceeds received from the sale of FELINE PRIDES, Senior Notes or Common Stock acquired under a Purchase Contract, made to U.S. Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the U.S. Holder (i) fails to supply an accurate taxpayer identification number (TIN), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to properly report payments of interest or dividends, or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding. Pursuant to recently finalized Treasury Regulations, interest paid to a U.S. Holder after December 31, 1999 generally will be subject to backup withholding at a 31% rate unless certain IRS certification procedures are complied with, directly or through an intermediary.

               Any amounts withheld under the backup withholding rules will be allowed as a credit or refund against such U.S. Holder's United States federal income tax liability, provided the required information is furnished to the IRS.

                                 ERISA CONSIDERATIONS

               Generally, any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (ERISA), plans and individual retirement accounts that are subject to ERISA or Section 4975 of the Code, and entities whose assets are considered assets of such plans pursuant to 29 C.P.R. Section 2510.3-10 (Plans) may purchase the Securities subject to the investing fiduciary's determination that the investment in the Securities satisfies ERISA's fiduciary standards and other requirements under ERISA or the Code applicable to investments by Plans. Accordingly, among other factors, the investing fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plans.

               Under regulations issued by the U.S. Department of Labor
          (DOL), a Plan that owns the Securities may be deemed to own a portion of the Senior Notes. In addition, the Company and its affiliates may be "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of Section 4975 of the Code) with respect to certain Plans (generally, Plans maintained or sponsored by, or contributed to by, any such persons or Plans with respect to which any such persons are fiduciaries or service providers). The acquisition and ownership of the Securities and a deemed acquisition and ownership of an interest in the Senior Notes by a Plan with respect to which the Company or any of its affiliates is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such Securities are acquired and are held pursuant to and in accordance with an applicable exemption. In this regard, the DOL has issued prohibited transaction class exemptions (PTCEs) that may apply to the acquisition and holding of the Securities. These class exemptions are PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting insurance company separate accounts), PTCE 91-38 (respecting bank collective trust funds), PTCE 95-60 (respecting insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers).

               Any fiduciary proposing to acquire the Securities on behalf of a Plan should consult with ERISA counsel for the Plan and should not acquire the Securities unless it is determined that such acquisition and holding does not and will not constitute a prohibited transaction and will satisfy the applicable fiduciary requirements imposed under ERISA. Any such acquisition by a Plan shall be deemed a representation by the Plan and the fiduciary effecting the investment on behalf of the Plan that such acquisition and holding satisfies the applicable fiduciary requirements of ERISA, and is either (i) not a prohibited transaction under either ERISA or the Code and is otherwise permissible under applicable law or (ii) qualified for exemptive relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more of the foregoing PTCEs or another available prohibited transaction exemption.

                                     UNDERWRITING

               Subject to the terms and conditions set forth in an Underwriting Agreement (Underwriting Agreement) among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. (together, the Underwriters), the Company has agreed to sell to the Underwriters, and the Underwriters have agreed severally to purchase from the Company, the number of Income PRIDES and Growth PRIDES and aggregate principal amount of Senior Notes set forth below opposite each Underwriter's name. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. are co-lead managers for the offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated is the book running manager for the offering. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Income PRIDES, Growth PRIDES and Senior Notes offered hereby if any of such Income PRIDES, Growth PRIDES or Senior Notes are purchased.



                                                       Aggregate
                                                       principal     Aggregate
                                                         amount      principal
                              Number of  Number of     of Series      amount
                               Income      Growth          D        of Series E
     Underwriters              PRIDES      PRIDES        Notes         Notes
     ------------              ------      ------        -----         -----

     Merrill Lynch, Pierce,
      Fenner and Smith
      Incorporated . . .    5,850,000      650,000   $16,250,000   $16,250,000
     Lehman Brothers Inc.   5,850,000      650,000    16,250,000    16,250,000
                           ----------    ---------   -----------   -----------
     Total . . . . . . .   11,700,000    1,300,000   $32,500,000   $32,500,000
                           ==========    =========   ===========   ===========

               The Underwriters have advised the Company that they propose initially to offer the Income PRIDES, Growth PRIDES and Senior Notes to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of $.80 per Income PRIDES, $.65 per Growth PRIDES, $4.50 per $1,000 principal amount of Series D Notes and $4.50 per $1,000 principal amount of Series E Notes. After the offering, the public offering prices and concessions may be changed.

               Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the Underwriters and any selling group members to bid for and purchase the Securities or shares of Common Stock. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Securities or the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities or the Common Stock.

               If the Underwriters create a short position in the Securities in connection with the offering, i.e., if they sell more Securities than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Securities in the open market. The Underwriters may also elect to reduce any short position by exercising all or part of the over-allotment options described below.

               The Underwriters may also impose a penalty bid on certain selling group members. This means that if the Underwriters purchase Securities in the open market to reduce the Underwriters' short position or to stabilize the price of the Securities, they may reclaim the amount of the selling concession from any selling group members who sold those Securities as part of the offering.

               In general, purchases of a Security for the purpose of stabilization or to reduce a short position could cause the price of the Security and the Common Stock to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a Security if it were to discourage resales of the Security.

               Neither the Company nor either of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities or the Common Stock. In addition, neither the Company nor the Underwriters makes any representation that the Underwriters will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.

               The Company has granted to the Underwriters an option, exercisable for 30 days following the date of this Prospectus Supplement, to purchase additional Securities from the Company in an amount up to 15% of the total initial Securities set forth above at the respective Price to Public set forth on the cover page of this Prospectus Supplement less the underwriting commission. The Underwriters may exercise this option only to cover over-allotments, if any, made on the sale of the Income PRIDES, Growth PRIDES and Senior Notes offered hereby. If the Underwriters exercise their over-allotment option, each of the Underwriters has severally agreed, subject to certain conditions, to effect the foregoing transactions with respect to approximately the same percentage of such Income PRIDES, Growth PRIDES, Series D Notes and Series E Notes that the respective number of Income PRIDES, Growth PRIDES, Series D Notes and the Series E Notes set forth opposite its name in the foregoing table bears to the Income PRIDES, Growth PRIDES, Series D Notes and Series E Notes offered hereby.

               The Company has agreed, for a period of 90 days after the date of this Prospectus Supplement, to not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any Income PRIDES, Growth PRIDES, Purchase Contracts or Common Stock, as the case may be, or any securities of the Company similar to the Income PRIDES, Growth PRIDES, Purchase Contracts or Common Stock or any security convertible into or exchangeable or exercisable for Income PRIDES, Growth PRIDES, Purchase Contracts or Common Stock other than shares of Common Stock or options for shares of Common Stock issued pursuant to or sold in connection with any employee benefit, dividend reinvestment, stock option and stock purchase plans of the Company and its subsidiaries and other than shares issuable in connection with the Company's acquisition of TEG, the Growth PRIDES or Income PRIDES to be created or recreated upon substitution of Pledge Securities, or shares of Common Stock issuable upon settlement of the Income PRIDES or Growth PRIDES or upon exercise of stock options.

               Prior to this offering, there has been no public market for the Income PRIDES, Growth PRIDES, Series D Notes or Series E Notes. The public offering price for the Income PRIDES, Growth PRIDES, Series D Notes and Series E Notes was determined in negotiations between the Company and the Underwriters. In determining the terms of the Income PRIDES, Growth PRIDES, Series D Notes and Series E Notes, including the public offering price, the Company and the Underwriters considered the market price of the Common Stock and also considered the Company's recent consolidated results of operations, the future prospects of the Company and its subsidiaries and the industries in which they operate, market prices and terms of, and yields on, securities of other companies considered to be comparable to the Company and prevailing conditions in the securities markets. The Income PRIDES and the Growth PRIDES have been approved for listing on the NYSE subject to official notice of issuance. The Company does not intend to apply for any separate listing of the Senior Notes. There can be no assurance that an active trading market will develop for the Income PRIDES, the Growth PRIDES, the Series D Notes or the Series E Notes or that the Income PRIDES, Growth PRIDES, the Series D Notes or the Series E Notes will trade at or above the initial public offering price in the public market subsequent to the offering.

               The Company has agreed to indemnify the Underwriters against, or to contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including certain liabilities under the Securities Act. The Underwriters have agreed to pay certain expenses incurred by the Company in connection with the offering of the Securities.

               This Prospectus Supplement, as amended or supplemented, may be used by the Remarketing Agent for remarketing either series of Senior Notes at such time as is necessary or upon Early
          Settlement or cash settlement of the Purchase Contracts.

               In the ordinary course of their respective businesses, the Underwriters and their affiliates have performed, and may in the future perform, investment banking and/or commercial banking services for the Company.


                                    LEGAL OPINIONS

               The validity of the Purchase Contracts, the Common Stock issuable upon settlement thereof, and the Senior Notes will be passed upon for the Company by Worsham, Forsythe & Wooldridge, L.L.P., Dallas, Texas, General Counsel to the Company, and Thelen Reid & Priest LLP, New York, New York, of counsel to the Company, and for the Underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York. Certain federal income tax matters will be passed upon for the Company by Thelen Reid & Priest LLP.


                                       EXPERTS

               The consolidated financial statements included in the latest Annual Report of the Company on Form 10-K, incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in said latest Annual Report of the Company on Form 10-K, and have been incorporated by reference herein in reliance upon such report given upon authority of the firm as experts in accounting and auditing.

               With respect to any unaudited condensed consolidated interim financial information included in the Company's Quarterly Reports on Form 10-Q which are or will be incorporated herein by reference, Deloitte & Touche LLP has applied limited procedures in accordance with professional standards for reviews of such information. As stated in any of their reports included in the Company's Quarterly Reports on Form 10-Q, which are or will be incorporated herein by reference, Deloitte & Touche LLP did not audit and did not express an opinion on such interim financial information. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act for any of their reports on such unaudited condensed consolidated interim financial information because such reports are not "reports" or a "part" of the Registration Statement filed under the Securities Act with respect to the Securities prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

               The consolidated financial statements of TEG as of September 30, 1996, and for each of the three years in the period then ended as of March 31, 1997 and for the six-months then ended appearing in Amendment No. 1 to the Company's Current Report on Form 8-K dated May 19, 1998, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                  INDEX OF PRINCIPAL TERMS FOR PROSPECTUS SUPPLEMENT
           Set forth below is a list of certain defined terms appearing in the Prospectus Supplement and the page numbers on which such terms are defined.


          3-year Treasury Security  . . . . . . . . . . . . . . . . . . S-2
          4-year Treasury Security  . . . . . . . . . . . . . . . . . . S-2
          Applicable Market Value . . . . . . . . . . . . . . . . . .  S-36
          Applicable Ownership Interest . . . . . . . . . . . . . . .  S-31
          Applicable Principal Amount   . . . . . . . . . . . . . . .  S-54
          Bankruptcy Code . . . . . . . . . . . . . . . . . . . . . .  S-15
          Beneficial Owner  . . . . . . . . . . . . . . . . . . . . .  S-44
          Business Day  . . . . . . . . . . . . . . . . . . . . . . .  S-41
          Closing Price . . . . . . . . . . . . . . . . . . . . . . .  S-36
          Code  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-58
          Collateral Agent  . . . . . . . . . . . . . . . . . . . . . . S-9
          Commission  . . . . . . . . . . . . . . . . . . . . . . . .  S-19
          Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . S-2
          Company . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
          Contract Adjustment Payments  . . . . . . . . . . . . . . . . S-2
          Current Market Price  . . . . . . . . . . . . . . . . . . .  S-42
          Custodial Agent . . . . . . . . . . . . . . . . . . . . . .  S-17
          Debt Trustee  . . . . . . . . . . . . . . . . . . . . . . .  S-51
          Deferred Contract Adjustment Payments . . . . . . . . . . .  S-11
          Depositary  . . . . . . . . . . . . . . . . . . . . . . . .  S-43
          Direct Participants . . . . . . . . . . . . . . . . . . . .  S-44
          DOL . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
          Early Settlement  . . . . . . . . . . . . . . . . . . . . .  S-15
          Eastern Energy  . . . . . . . . . . . . . . . . . . . . . . . S-7
          ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
          Failed Remarketing  . . . . . . . . . . . . . . . . . . . . . S-4
          FELINE PRIDES . . . . . . . . . . . . . . . . . . . . . . . . S-1
          FELINE PRIDES Certificate . . . . . . . . . . . . . . . . .  S-37
          First Purchase Contract Settlement Date . . . . . . . . . . . S-2
          Global Security . . . . . . . . . . . . . . . . . . . . . .  S-55
          Global Security Certificates  . . . . . . . . . . . . . . .  S-43
          Growth PRIDES . . . . . . . . . . . . . . . . . . . . . . . . S-1
          Income PRIDES . . . . . . . . . . . . . . . . . . . . . . . . S-1
          Indenture . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
          Indirect Participants . . . . . . . . . . . . . . . . . . .  S-44
          Interest Payment Date . . . . . . . . . . . . . . . . . . .  S-52
          IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-58
          NYSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
          OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
          Participants  . . . . . . . . . . . . . . . . . . . . . . .  S-44
          Payment Date  . . . . . . . . . . . . . . . . . . . . . . .  S-12
          Plans . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
          Pledge Agreement  . . . . . . . . . . . . . . . . . . . . . . S-9
          Pledged Securities  . . . . . . . . . . . . . . . . . . . .  S-26
          Primary Treasury Dealer . . . . . . . . . . . . . . . . . .  S-54
          PTCEs . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65

          PUC . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
          Purchase Contract . . . . . . . . . . . . . . . . . . . . . . S-2
          Purchase Contract Agent . . . . . . . . . . . . . . . . . . . S-9
          Purchase Contract Agreement . . . . . . . . . . . . . . . . . S-9
          Purchase Contract Settlement Date . . . . . . . . . . . . . . S-2
          Quotation Agent . . . . . . . . . . . . . . . . . . . . . .  S-54
          Redemption Amount . . . . . . . . . . . . . . . . . . . . .  S-54
          Redemption Price  . . . . . . . . . . . . . . . . . . . . . . S-6
          Reference Price . . . . . . . . . . . . . . . . . . . . . . . S-3
          Remaining Stated Amount . . . . . . . . . . . . . . . . . . . S-2
          Remarketing Agent.  . . . . . . . . . . . . . . . . . . . .  S-12
          Remarketing Agreement . . . . . . . . . . . . . . . . . . .  S-12
          Remarketing Fee . . . . . . . . . . . . . . . . . . . . . . . S-4
          Reset Agent . . . . . . . . . . . . . . . . . . . . . . . . . S-3
          Reset Announcement Date . . . . . . . . . . . . . . . . . .  S-53
          Reset Rate  . . . . . . . . . . . . . . . . . . . . . . . . . S-4
          Reset Spread  . . . . . . . . . . . . . . . . . . . . . . . . S-4
          Second Purchase Contract Settlement Date  . . . . . . . . . . S-2
          Securities  . . . . . . . . . . . . . . . . . . . . . . . . . S-1
          Securities Act  . . . . . . . . . . . . . . . . . . . . . . . S-1
          Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . S-4
          Senior Notes  . . . . . . . . . . . . . . . . . . . . . . . . S-1
          Series D Notes  . . . . . . . . . . . . . . . . . . . . . . . S-1
          Series E Notes  . . . . . . . . . . . . . . . . . . . . . . . S-1
          Series D Reset Rate . . . . . . . . . . . . . . . . . . . . . S-3
          Series E Reset Rate . . . . . . . . . . . . . . . . . . . . . S-4
          Series D Reset Spread . . . . . . . . . . . . . . . . . . . . S-3
          Series E Reset Spread . . . . . . . . . . . . . . . . . . . . S-4
          Settlement Rate . . . . . . . . . . . . . . . . . . . . . . . S-3
          Stated Amount . . . . . . . . . . . . . . . . . . . . . . . . S-2
          Tax Event . . . . . . . . . . . . . . . . . . . . . . . . .  S-54
          Tax Event Redemption  . . . . . . . . . . . . . . . . . . . . S-6
          Tax Event Redemption Date . . . . . . . . . . . . . . . . .  S-53
          TEG . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
          Threshold Appreciation Price  . . . . . . . . . . . . . . . . S-3
          TIN . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
          Trading Day . . . . . . . . . . . . . . . . . . . . . . . .  S-36
          Treasury Portfolio  . . . . . . . . . . . . . . . . . . . .  S-54
          Treasury Portfolio Purchase Price . . . . . . . . . . . . .  S-54
          Treasury Security . . . . . . . . . . . . . . . . . . . . . . S-2
          Trust Indenture Act . . . . . . . . . . . . . . . . . . . .  S-31
          TU Australia  . . . . . . . . . . . . . . . . . . . . . . . . S-7
          TU Electric . . . . . . . . . . . . . . . . . . . . . . . . . S-7
          Two-Year Benchmark Treasury . . . . . . . . . . . . . . . .  S-53
          U.S. Holder . . . . . . . . . . . . . . . . . . . . . . . .  S-58
          Underwriters  . . . . . . . . . . . . . . . . . . . . . . .  S-66
          Underwriting Agreement  . . . . . . . . . . . . . . . . . .  S-66

          PROSPECTUS

                                    $2,070,000,000

                               TEXAS UTILITIES COMPANY

                            DEBT SECURITIES, COMMON STOCK,
                  STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

               Texas Utilities Company (Company), directly or through such agents, dealers or underwriters as may be designated from time to time, may offer, issue and sell, together or separately, (i) its debt securities (Debt Securities), (ii) shares of its common stock, without par value (Common Stock), (iii) contracts to purchase shares of Common Stock (Stock Purchase Contracts) and
          (iv) units, each representing ownership of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities, pledged to secure the holder's obligation to purchase Common Stock under the Stock Purchase Contracts (Stock Purchase Units).

               The Debt Securities, Common Stock, Stock Purchase Contracts and Stock Purchase Units are herein collectively referred to as the "Securities," and Securities having an aggregate public offering price of up to $2,070,000,000 (or its equivalent in foreign currencies or foreign currency units based on the applicable exchange rate at the time of offering) will be issued in amounts, at prices and on terms to be determined at the time of sale.

               The form in which the Securities are to be issued, their specific designation, aggregate principal amount or aggregate initial offering price, maturity, if any, rate and times of payment of interest or dividends, if any, redemption, conversion, and sinking fund terms or other rights, if any, exercise price and detachability, if any, and other specific terms may also be set forth in a Prospectus Supplement, together with the terms of an offering of such Securities. Any such Prospectus Supplement will also contain information, as applicable, about certain material United States Federal income tax considerations relating to the particular Securities offered thereby.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMIS-
                 SION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                   THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                     REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                       OFFENSE.

               The Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. The Company reserves the sole right to accept, and together with its agents, from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents. If any agents or underwriters are involved in the sale of any Securities, the names of such agents or underwriters and any applicable fees, commissions or discounts will be set forth in Prospectus Supplement with respect to such Securities (Prospectus Supplement). See PLAN OF DISTRIBUTION.

               This Prospectus may not be used to consummate any sale of Securities unless accompanied by a Prospectus Supplement.

               The Common Stock of the Company is listed on the New York, Chicago and Pacific stock exchanges under the symbol "TXU". Any Prospectus Supplement will also contain information, where applicable, as to any other listing on a securities exchange of the Securities covered by such Prospectus Supplement.

                     The date of this Prospectus is June 29, 1998

               NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT INVOLVED IN THE OFFERING DESCRIBED HEREIN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR OF ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                                AVAILABLE INFORMATION

               On August 5, 1997, the Company became a holding company which owns all of the outstanding common stock of Texas Energy Industries, Inc. (formerly Texas Utilities Company) (TEI) (Commission File No. 1-3591) and ENSERCH Corporation (ENSERCH) (Commission File No. 1-3183). The Company is, and TEI and ENSERCH have been, subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (Exchange
          Act), and in accordance therewith the Company files, and its predecessors have filed, reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company and its predecessors can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a World Wide Web site (http://www.sec.gov) that contains reports and other information filed by the Company, TEI and ENSERCH. The Common Stock of the Company is listed on the New York, Chicago and Pacific stock exchanges, where reports, proxy statements and other information concerning the Company and TEI may be inspected. Reports, proxy statements and other information concerning ENSERCH may be inspected at the New York and Chicago stock exchanges.


                         DOCUMENTS INCORPORATED BY REFERENCE

               The   following   documents,  previously   filed   with  the
          Commission  (Commission   File  No.  1-12833),  pursuant  to  the
          Exchange Act, are incorporated herein by reference:

               1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997 (1997 10-K).

               2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

               3. The Company's Current Reports on Form 8-K dated February 26, 1998, March 13, 1998, April 8, 1998, April 9, 1998, April 17,
          1998 and May 27, 1998 (as amended on June 25, 1998).

               All documents filed by the Company pursuant to the Exchange Act after the date of filing of the Registration Statement in which this Prospectus is included and prior to effectiveness of such Registration Statement shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing with the Commission of the Company's most recent Annual Report on Form 10-K shall not be incorporated by reference in this Prospectus or be a part hereof from and after the filing of such Annual Report on Form 10-K. The documents which are incorporated by reference in this Prospectus are sometimes hereinafter referred to as the "Incorporated Documents."

               Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER OF SECURITIES, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE INCORPORATED DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) AND ANY APPLICABLE INDENTURE AND OFFICER'S CERTIFICATE, EACH AS DESCRIBED HEREIN. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: SECRETARY, TEXAS UTILITIES COMPANY, ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201; TELEPHONE NUMBER (214) 812-4600.


                                     THE COMPANY

               The Company is a Texas corporation organized in 1996 for the purpose of becoming the holding company for TEI, formerly Texas Utilities Company, and ENSERCH upon the mergers of TEI and ENSERCH with wholly owned subsidiaries of the Company.

               TEI,  a  Texas  corporation,  is  a  holding  company  whose principal subsidiary, Texas Utilities Electric Company (TU Electric), is an operating public utility company engaged in the generation, purchase, transmission, distribution and sale of electric  energy  in  the  north  central,  eastern  and  western portions of Texas, an area with a population estimated at 6,020,000. TU Electric's operating revenues and consolidated net income available for common stock for the twelve months ended December 31, 1997 were $6,135,417,000 and $745,024,000, respectively. TU Electric's total capitalization at December 31, 1997 was $12,798,832,000. Two other subsidiaries of TEI are engaged directly or indirectly in electric utility operations:
          (i) Southwestern Electric Service Company (SESCO), which is engaged in the purchase, transmission, distribution and sale of electric energy in ten counties in the eastern and central parts of Texas, with a population estimated at 126,900 and (ii) Texas Utilities Australia Pty. Ltd. (TU Australia), which in 1995 acquired the common stock of Eastern Energy Limited, a company engaged in the purchase, distribution, marketing and sale of electric energy to approximately 489,000 customers in the Melbourne area of Australia. Neither SESCO nor Eastern Energy Limited generates any electricity. In November 1997, the Company consummated the acquisition of Lufkin Conroe Communications Co.
          (LCC), a privately held, independent local exchange telephone company, which subsequently became a subsidiary of TEI. LCC has sixteen exchanges that serve approximately 100,000 access lines in the Alto, Conroe and Lufkin areas of southeast Texas and also provides access services to a number of interexchange carriers who provide long distance services. TEI also has other wholly owned subsidiaries which perform specialized functions within the Texas Utilities Company system.

               ENSERCH, a Texas corporation, is an integrated company focused on natural gas. ENSERCH operates primarily in the north central and eastern parts of Texas. Its major business operations are natural gas pipeline, processing, marketing and distribution. Through these business operations, ENSERCH is engaged in owning and operating interconnected natural gas transmission lines, underground storage reservoirs, compressor stations and related properties in Texas; gathering and processing natural gas to remove impurities and extract liquid hydrocarbons for sale, and the wholesale and retail marketing of natural gas in several areas of the United States, and owning and operating approximately 550 local gas utility distribution systems in Texas.

               In March 1998, the Company announced an offer by its wholly owned subsidiary, TU Acquisitions PLC (TU Acquisitions), to acquire 100% of the ordinary shares of The Energy Group PLC
          (TEG), including the ordinary shares evidenced by American Depository Receipts, for L8.40 per share. Under the Company's offer, up to 20% of the TEG shares may be exchanged for Company Common Stock with a value of approximately L8.65 per TEG share. TEG is the holding company for The Eastern Group PLC, which is one of the largest regional electric companies in the United Kingdom (U.K.), one of the largest U.K. generators of electricity and one of the largest U.K. suppliers of natural gas. On May 19, 1998, the Company declared its offer unconditional. At June 22, 1998 the Company had acquired approximately 94.43% of TEG's issued share capital and is in the process of acquiring the remaining shares.

               The TEG businesses acquired by the Company (which exclude TEG's Peabody Coal and Citizens Power businesses, which were sold by TEG to an unaffiliated party in connection with the Company's offer) had assets of approximately $10.2 billion at September 30, 1997 and $5.5 billion of revenues for the twelve months ended
          December 31, 1997. Such businesses had debt outstanding at September 30, 1997 of approximately $3.8 billion. The estimated purchase price for the TEG shares is approximately $7.2 billion. The Company and TU Acquisitions and other intermediate U.K.
          holding companies have entered into credit facilities with banking institutions in the United States (U.S.) and the U.K., respectively, which will provide committed financing sufficient to purchase the outstanding TEG shares and pay related expenses.

               In February 1998, the Company announced an offer through its wholly-owned subsidiary, TU Australia, to acquire Allgas Energy Limited (Allgas), a publicly held gas distribution company in Queensland, Australia. The original offer, a combined cash and option offer of approximately $138 million, which was increased to approximately $145 million in April 1998, is subject to acceptance by holders of at least 51% of Allgas outstanding shares and the waiver by the Queensland government of the current 12.5% limit on individual share holdings in Allgas. The Queensland government has announced that this limitation will be lifted on July 1, 1998. TU Australia has acquired 12.49% of the outstanding shares of Allgas. The Company's bid has already received all necessary Australian and U.S. regulatory approvals. Two competing bids are still outstanding. One competing bid is at a lower price than TU Australia's and the other is at a higher price. Both competing bids are subject to additional regulatory approvals. Shareholders of Allgas now have through July 10, 1998 to accept the Company's offer. The offer will be funded by TU Australia's cash flows and bank lines.

               The principal executive offices of the Company are located at 1601 Bryan Street, Dallas, Texas 75201-3411; the telephone number is (214) 812-4600.


                                   USE OF PROCEEDS

               Unless otherwise set forth in a Prospectus Supplement, the net proceeds from the offering of the Securities will be used for general corporate purposes, including the repayment of short-term indebtedness incurred in connection with the purchase of TEG shares.


                   CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

               The ratio of earnings to fixed charges for each of the years ended December 31, 1993 through 1997 and the twelve months ended March 31, 1998 was 1.89, 2.29, 0.84, 2.39, 2.25 and 2.24,
          respectively. The twelve-month period ended December 31, 1993 was affected by the recording of regulatory disallowances of approximately $265 million after tax in TU Electric's Docket 11735. The twelve-month period ended December 31, 1995 was affected by the impairment of several nonperforming assets, including TU Electric's partially completed Twin Oak and Forest Grove lignite-fueled facilities and the New Mexico coal reserves of a subsidiary, as well as several minor assets. Such impairment, on an after-tax basis, amounted to $802 million. The twelve-month period ended December 31, 1997 includes a one time base revenue refund of $80 million as a result of a settlement with the Public Utility Commission of Texas.


                            DESCRIPTION OF DEBT SECURITIES

               The Debt Securities will be issued in one or more series under an indenture or indentures (each an Indenture) between the Company and The Bank of New York or other financial institutions to be named, as Trustee (each an Indenture Trustee), a form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description of the terms of the Debt Securities does not purport to be complete and is qualified in its entirety by reference to (i) the respective Indenture and (ii) one or more officer's certificates establishing the Debt Securities to which a form of Debt Security will be attached. Whenever particular provisions or defined terms in an Indenture are referred to under this DESCRIPTION OF DEBT SECURITIES, such provisions or defined terms are incorporated by reference herein.

               General. Each Indenture will provide for the issuance of Debt Securities in an unlimited amount from time to time. All Debt Securities will be unsecured obligations of the Company. All Debt Securities issued under an Indenture will rank equally and ratably with all other Debt Securities issued under such Indenture. An Indenture will not limit other unsecured debt. The Company's financial statements included in the Incorporated Documents show the amount of such other debt at the date of such statements. See the Prospectus Supplement applicable to each series of offered Debt Securities.

               The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Debt
          Securities: (1) the title of the Debt Securities; (2) any limit upon the aggregate principal amount of the Debt Securities; (3) the date or dates on which the principal of the Debt Securities is payable or the method of determination thereof; (4) the rate or rates, if any, or the method by which such rate will be determined, at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Date for any interest payable on any Interest Payment Date and the Person or Persons to whom interest on such Debt Securities will be payable on any Interest Payment Date, if other than the Persons in whose names such Debt Securities are registered at the close of business on the Regular Record Date for such interest; (5) any right under the Indenture to extend the interest payment period from time to time on the Debt Securities; (6) the place or places where, subject to the terms of the respective Indenture as described below under "Payment and Paying Agents," the principal of and premium, if any, and interest on the Debt Securities will be payable and where, subject to the terms of such Indenture as described below under "Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Debt Securities and such Indenture may be served; the Security Registrar for such Debt Securities; and, if such is the case, that the principal of such Debt Securities will be payable without presentment or surrender thereof; (7) the period or periods within, or date or dates on, which, the price or prices at which and the terms and conditions upon which Debt Securities may be redeemed, in whole or in part, at the option of the Company; (8) the obligation or obligations, if any, of the Company to redeem or purchase any of the Debt Securities pursuant to any sinking fund or other mandatory redemption provisions or at the option of the Holder thereof, and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of a notice of redemption in the case of mandatory redemption or redemption at the option of the Holder; (9) the denominations in which any Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (10) the currency or currencies, including composite currencies in which the principal of or any premium or interest on the Debt Securities will be payable (if other than in Dollars); (11) if the principal of or any premium or interest on the Debt Securities is to be payable, at the election of the Company or the Holder thereof, in a coin or currency other than that in which the Debt Securities are stated to be payable, the period or periods within which and the terms and conditions upon which, such election is to be made; (12) if the principal of or premium or interest on the Debt Securities is to be payable, or is to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the method or other means by which such amount will be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; (13) if the amount payable in respect of principal of or any premium or interest on the Debt Securities may be determined with reference to an index or other fact or event ascertainable outside of the respective Indenture, the manner in which such amounts will be determined; (14) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof; (15) any Events of Default, in addition to those specified in the respective Indenture, with respect to the Debt Securities and any covenants of the Company for the benefit of the Holders of the Debt Securities, in addition to those specified in such Indenture; (16) the terms, if any, pursuant to which the Debt Securities may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person; (17) the obligations or instruments, if any, which will be considered to be Eligible Obligations in respect of such Debt Securities denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company's indebtedness in respect of such Debt Securities after the satisfaction and discharge thereof; (18) if the Debt Securities are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Debt Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form and (iii) any and all other matters incidental to such Debt Securities; (19) if the Debt Securities are to be issuable as bearer securities, any and all matters incidental thereto; (20) to the extent not addressed in item (18) above, any limitations on the rights of the Holders of the Debt Securities to transfer or exchange the Debt Securities or to obtain the registration of transfer thereof, and if a service charge will be made for the registration of transfer or exchange of the Debt Securities, the amount or terms thereof; (21) any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of Business Day with respect to such Debt Securities;
          (22) any collateral security, assurance or guarantee for the Debt Securities; (23) the non-applicability of the limitation on liens provisions to the Debt Securities; (24) any rights or duties of another Person to assume the obligations of the Company with respect to the Debt Securities and any rights or duties to discharge and release any obligor with respect to such Debt Securities or the Indenture to the extent related to such Debt Securities; and (25) any other terms of the Debt Securities, not inconsistent with the provisions of the respective Indenture (Indenture, Section 301).

               Debt Securities may be sold at a discount below their principal amount. Certain special United States federal income tax considerations, if any, applicable to Debt Securities sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations, if any, applicable to any Debt Securities which are denominated in a currency or currency unit other than Dollars may be described in the applicable Prospectus Supplement.

               Except as may otherwise be described in the applicable Prospectus Supplement, the covenants contained in an Indenture will not afford Holders of Debt Securities protection in the event of a highly-leveraged transaction involving the Company.

               Payment and Paying Agents. Except as may be provided in the applicable Prospectus Supplement, interest, if any, on each Debt Security payable on each Interest Payment Date will be paid to the Person in whose name such Debt Security is registered as of the close of business on the Regular Record Date relating to such Interest Payment Date; provided, however, that interest payable at maturity (whether at stated maturity, upon redemption or otherwise, herein a Maturity) will be paid to the Person to whom principal is paid. However, if there has been a default in the payment of interest on any Debt Security, such defaulted interest may be payable to the Holder of such Debt Security as of the close of business on a date selected by the respective Indenture Trustee which is not more than 15 days and not less than 10 days prior to the date proposed by the Company for payment on such defaulted interest or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debt Security may be listed, if such Indenture Trustee deems such manner of payment practicable (Indenture, Section 307).

               Unless otherwise specified in the applicable Prospectus Supplement, the principal of and premium, if any, and interest on, the Debt Securities at Maturity will be payable upon presentation of the Debt Securities at the corporate trust office of The Bank of New York, in The City of New York, as Paying Agent for the Company. The Company may change the Place of Payment on the Debt Securities, may appoint one or more additional Paying Agents (including the Company) and may remove any Paying Agent, all at its discretion (Indenture, Section 602).

               Registration and Transfer.   Unless otherwise  specified in
          the applicable Prospectus Supplement, the transfer of Debt Securities may be registered, and Debt Securities may be exchanged for other Debt Securities of the same series or tranche, of authorized denominations and of like tenor and aggregate principal amount, at the corporate trust office of The Bank of New York in The City of New York, as Security Registrar for the Debt Securities. The Company may change the place for registration of transfer and exchange of the Debt Securities and may designate one or more additional places for such registration and exchange, all at its discretion. Except as otherwise provided in the applicable Prospectus Supplement, no service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Debt Securities. The Company will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any Debt Security during a period of 15 days prior to giving any notice of redemption or (b) any Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part (Indenture, Section
          305).

               Defeasance. The principal amount of any series of Debt Securities issued under an Indenture will be deemed to have been paid for purposes of such Indenture and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged if there shall have been irrevocably deposited with the respective Indenture Trustee or any paying agent, in trust: (a) money in an amount which will be sufficient, or (b) in the case of a deposit made prior to the maturity of the Debt Securities, Eligible Obligations (as defined below), the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by such Indenture Trustee, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Debt Securities of such series that are Outstanding. For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof and which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof (Indenture, Section
          701).

               Limitiation on Liens. The Indenture provides that, except as otherwise specified with respect to a particular series of Debt Securities, so long as any Debt Securities of any series are Outstanding, the Company will not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, any capital stock of any Subsidiary (hereinafter defined) now or hereafter owned by the Company to secure any Indebtedness (hereinafter defined), without
          making   effective  provision   whereby   the  Outstanding   Debt
          Securities shall (so long as such other Indebtedness shall be so secured) be equally and ratably secured with any and all such other Indebtedness and any other indebtedness similarly entitled to be equally and ratably secured. This restriction does not apply to, or prevent the creation or existence of, (i) any mortgage, pledge, security interest, lien or encumbrance upon any such capital stock created at the time of the acquisition of such capital stock by the Company or within one year after such time to secure all or a portion of the purchase price for such capital stock; (ii) any mortgage, pledge, security interest, lien or encumbrance upon any such capital stock existing thereon at the time of the acquisition thereof by the Company (whether or not the obligations secured thereby are assumed by the Company); or
          (iii) any extension, renewal or refunding of any mortgage, pledge, security interest, lien or encumbrance described in (i) or (ii) above on capital stock of any Subsidiary theretofore subject thereto (or substantially the same capital stock) or any
          portion thereof.   In addition,  this restriction will  not apply
          to, and there will be excluded in computing secured Indebtedness for the purpose of such restriction, Indebtedness secured by any judgment, levy, execution, attachment or other similar lien arising in connection with court proceedings, provided that either (i) the execution or enforcement of each such lien is
          effectively   stayed  within   30   days  after   entry  of   the
          corresponding judgment (or the corresponding judgment has been discharged within such 30 day period) and the claims secured
          thereby  are  being  contested   in  good  faith  by  appropriate
          proceedings timely commenced and diligently prosecuted; (ii) the payment of each such lien is covered in full by insurance and the insurance company has not denied or contested coverage thereof; or (iii) so long as each such lien is adequately bonded, any appropriate legal proceedings that may have been duly initiated for the review of the corresponding judgment, decree or order shall not have been fully terminated or the period within which
          such  proceedings  may  be   initiated  shall  not  have  expired
          (Indenture, Section 608).

               For purposes of the restriction described in the preceding paragraph, "Indebtedness" means (i) all indebtedness, whether or not represented by bonds, debentures, notes or other securities, created or assumed by the Company for the repayment of money borrowed; (ii) all indebtedness for money borrowed secured by a lien upon property owned by the Company and upon which indebtedness for money borrowed the Company customarily pays interest, although the Company has not assumed or become liable for the payment of such indebtedness for money borrowed; and
          (iii) all indebtedness of others for money borrowed which is guaranteed as to payment of principal by the Company or in effect guaranteed by the Company through a contingent agreement to purchase such indebtedness for money borrowed, but excluding from this definition any other contingent obligation of the Company in respect of indebtedness for money borrowed or other obligations incurred by others (Indenture, Section 608). "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency (Indenture, Section 101).

               Notwithstanding the foregoing, except as otherwise specified in the Officer's Certificate with respect to a particular series of Debt Securities, the Company may, without securing the Debt Securities, pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien (in addition to liens expressly permitted as described in the second preceding paragraph) upon, capital stock of any Subsidiary now or hereafter owned by the Company to secure any Indebtedness (which would otherwise be subject to the foregoing restriction) in an aggregate amount which, together with all other such Indebtedness, does not exceed 5% of Consolidated Capitalization. For this purpose, "Consolidated Capitalization" means the sum obtained by adding (i) Consolidated Shareholders' Equity, (ii) Consolidated Indebtedness for money borrowed (exclusive of any thereof which is due and payable within one year of the date such sum is determined) and, without duplication, (iii) any preference or preferred stock of the Company or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions (Indenture, Section 608).

               The term "Consolidated Shareholders' Equity" (as used above) means the total Assets of the Company and its Consolidated Subsidiaries less all liabilities of the Company and its Consolidated Subsidiaries. As used in the foregoing definition, "liabilities" means all obligations which would, in accordance with generally accepted accounting principles in the United States, be classified on a balance sheet as liabilities, including without limitation, (i) indebtedness secured by property of the Company or any of its Consolidated Subsidiaries whether or not the Company or such Consolidated Subsidiary is liable for the payment thereof unless, in the case that the Company or such Consolidated Subsidiary is not so liable, such property has not been included among the Assets of the Company or such Consolidated Subsidiary on such balance sheet, (ii) deferred liabilities and (iii) indebtedness of the Company or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of the Company or such Consolidated Subsidiary. As used in this definition, "liabilities" includes preference or preferred stock of the Company or any Consolidated Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions (Indenture, Section 608).

               The term "Consolidated Subsidiary" (as used above) means at any date any Subsidiary the financial statements of which under generally accepted accounting principles would be consolidated with those of the Company in its consolidated financial statements as of such date. The "Assets" of any Person means the whole or any part of its business, property, assets, cash and receivables. The term "Consolidated Indebtedness" means total indebtedness as shown on the consolidated balance sheet of the Company and its Consolidated Subsidiaries (Indenture, Section
          608).

               As of December 31, 1997, the Consolidated Capitalization of the Company was $16,802,381,000.

               Assignment of Obligations. The Company may assign its obligations under any series of the Debt Securities to a directly or indirectly wholly-owned subsidiary of the Company pursuant to a written assumption of such obligations by such subsidiary, provided that no Event of Default, or event which with the passage of time or the giving of required notice, or both, would become an Event of Default, has occurred and is continuing. As conditions to such assumption, the subsidiary assuming such obligations will be required to deliver to the Trustee and to the Company an assumption agreement and a supplemental indenture satisfactory in form and substance to the Trustee pursuant to which such subsidiary (i) assumes, on a full recourse basis, the Company's obligations on the Debt Securities and the obligations under the Indenture relating to the Debt Securities, and
          (ii) agrees that any covenants made by the Company with respect to such Debt Securities will become solely covenants of, and shall relate to, such subsidiary.

               At the time of such assumption the Company will unconditionally guarantee payment of such series of Debt Securities and will execute a guarantee in form and substance satisfactory to the Trustee. Pursuant to such guarantee, the
          Company will fully and unconditionally guarantee the payment of the obligations of the assuming subsidiary under the Debt
          Securities and under the Indenture relating to the Debt Securities, including, without limitation, payment, as and when due, of the principal of, premium, if any, and interest on, the Debt Securities. The Company will be released and discharged from all its other obligations under the Indenture.

               Consolidation, Merger, and Sale of Assets. Under the terms of an Indenture, the Company may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless
          (i) the entity formed by such consolidation or into which the Company is merged or the entity which acquires by conveyance or transfer, or which leases, the property and assets of the Company substantially as an entirety shall be a entity organized and validly existing under the laws of any domestic jurisdiction and such entity expressly assumes the Company's obligations on all Debt Securities and under such Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and
          (iii) the  Company   shall  have  delivered   to  the  respective
          Indenture Trustee an Officer's Certificate and an Opinion of Counsel as provided in such Indenture (Indenture, Section 1101). The terms of an Indenture will not restrict the Company in a merger in which the Company is the surviving entity.

               Events of Default. Each of the following will constitute an Event of Default under the Indenture with respect to the Debt Securities of any series: (a) failure to pay any interest on the Debt Securities of such series within 30 days after the same becomes due and payable; (b) failure to pay principal or premium, if any, on the Debt Securities of such series when due and payable; (c) failure to perform, or breach of, any other covenant or warranty of the Company in such Indenture (other than a covenant or warranty of the Company in such Indenture solely for the benefit of one or more series of Debt Securities other than such series) for 90 days after written notice to the Company by the respective Indenture Trustee, or to the Company and such

          Indenture Trustee by the Holders of at least 33% in principal amount of the Debt Securities of such series Outstanding under such Indenture as provided in such Indenture; (d) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; and (e) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or other similar proceeding or to the commencement of any bankruptcy or insolvency case or proceeding against it under any applicable federal or state law or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors (Indenture, Section 801).

               An Event of Default with respect to the Debt Securities of a particular series may not necessarily constitute an Event of Default with respect to Debt Securities of any other series issued under the same Indenture or Debt Securities issued under any other Indenture.

               Remedies. If an Event of Default due to the default in payment of principal of or interest on any series of Debt Securities or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all series of Debt Securities issued under the same Indenture occurs and is continuing, then either the respective Indenture Trustee or the Holders of not less than 33% in principal amount of the outstanding  Debt  Securities  of  such series  may  declare  the principal of all of the Debt Securities of such series and interest accrued thereon to be due and payable immediately. If an Event of Default due to the default in the performance of any other covenants or agreements in an Indenture applicable to all Outstanding Debt Securities under such Indenture or due to certain events of bankruptcy, insolvency or reorganization of the Company has occurred and is continuing, either the respective Indenture Trustee or the Holders of not less than 33% in principal amount of all such Outstanding Debt Securities, considered as one class, and not the Holders of the Debt Securities of any one of such series, may make such declaration of acceleration.

               At any time after the declaration of acceleration with respect to the Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

               (a) the Company has paid or deposited with the respective Indenture Trustee a sum sufficient to pay

                    (1) all overdue interest on all Debt Securities of such series;

                    (2) the principal of and premium, if any, on any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities;

                    (3) interest upon overdue interest at the rate or rates prescribed therefor in such Debt Securities, to the extent that payment of such interest is lawful; and

                    (4) all amounts due to such Indenture Trustee under the respective Indenture; and

               (b) any other Event or Events of Default with respect to Debt Securities of such series, other than the nonpayment of the principal of the Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in such Indenture (Indenture, Section 802).

               There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization of the Company.

               Subject to the provisions of an Indenture relating to the duties of the Indenture Trustee in case an Event of Default shall occur and be continuing, the respective Indenture Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such Indenture Trustee reasonable security or indemnity (Indenture, Section 903). If an Event of Default has occurred and is continuing in respect of a series of Debt Securities, subject to such provisions for the indemnification of such Indenture Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Indenture Trustee, or exercising any trust or power conferred on such Indenture Trustee, with respect to the Debt Securities of such series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Debt Securities under an Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Debt Securities of any one of such series; and provided, further, that such direction will not be in conflict with any rule of law or with such Indenture (Indenture, Section 812).

               No Holder of Debt Securities of any series will have any right to institute any proceeding with respect to the respective Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the respective Indenture Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series, (ii) the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all series under such Indenture in respect of which an Event of Default shall have occurred and be continuing, considered as one class, have made written request to such Indenture Trustee, and such Holder or Holders have offered reasonable indemnity to such Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as trustee and (iii) such Indenture Trustee has failed to institute any proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer (Indenture, Section 807). However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security (Indenture, Section 808).

               The Company will be required to furnish to each Indenture Trustee annually a statement by an appropriate officer as to such officer's knowledge of the Company's compliance with all conditions and covenants under the respective Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under such Indenture (Indenture, Section
          606).

               Modification and Waiver. Without the consent of any Holder of Debt Securities, the Company and the Indenture Trustee under an Indenture may enter into one or more supplemental indentures for any of the following purposes: (a) to evidence the assumption by any permitted successor to the Company of the covenants of the Company in such Indenture and in any of the Debt Securities
          Outstanding under such Indenture; or (b) to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Debt
          Securities  of one  or  more specified  series,  or one  or  more specified Tranches thereof, or to surrender any right or power conferred upon the Company by such Indenture; or (c) to add any additional Events of Default with respect to Outstanding Debt Securities; or (d) to change or eliminate any provision of such Indenture or to add any new provision to such Indenture, provided that if such change, elimination or addition will adversely affect the interests of the Holders of Debt Securities of any series or Tranche in any material respect, such change, elimination or addition will become effective with respect to such series or Tranche only (1) when the consent of the Holders of Debt Securities of such series or Tranche has been obtained in accordance with such Indenture, or (2) when no Debt Securities of such series or Tranche remain Outstanding under such Indenture; or (e) to provide collateral security for all but not part of the Debt Securities issued under such Indenture; or (f) to establish the form or terms of Debt Securities of any other series or Tranche as permitted by such Indenture; or (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto; or (h) to evidence and provide for the acceptance of appointment of a successor Indenture Trustee or co-trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of such Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under such Indenture by more than one trustee; or (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for the Debt Securities of all or any series or Tranche; or (j) to change any place where (1) the principal of and premium, if any, and interest, if any, on all or any series or Tranche of Debt Securities shall be payable, (2) all or any series or Tranche of Debt Securities may be surrendered for registration of transfer or exchange and (3) notices and demands to or upon the Company in respect of Debt Securities and such Indenture may be served; or (k) to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under an Indenture, provided such changes or additions shall not adversely affect the interests of the Holders of Debt Securities of any series or Tranche Outstanding under such Indenture in any material respect (Indenture, Section 1201).

               The Holders of a majority in aggregate principal amount of the Debt Securities of all series then Outstanding under an Indenture may waive compliance by the Company with certain restrictive provisions of such Indenture (Indenture, Section
          607). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under an Indenture with respect to such series, except a default in the payment of principal, premium, or interest and certain covenants and provisions of such Indenture that cannot be modified or be amended without the consent of the Holder of each Outstanding Debt Security of such series affected (Indenture, Section 813).

               Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of an Indenture in such a way as to require changes to such Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of such Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in such Indenture, such Indenture will be deemed to have been amended so as to conform to such amendment of the Trust Indenture Act or to effect such changes, additions or elimination, and the Company and the Indenture Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment (Indenture, Section 1201).

               Except as provided above, the consent of the Holders of a majority in aggregate principal amount of the Debt Securities of all series then Outstanding under an Indenture, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, such Indenture or modifying in any manner the rights of the Holders of such Debt Securities under such Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Debt Securities Outstanding under an Indenture are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of all series under such Indenture so directly affected, considered as one class, shall be required; and provided, further, that if the

          Debt Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Debt Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all Tranches of such series so directly affected, considered as one class, will be required; and provided further, that no such amendment or modification may (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a discount Debt Security that would be due and payable upon a declaration of acceleration of the maturity thereof, or change the coin or currency (or other property) in which any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Debt Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Debt Security, (b) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of such Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each outstanding Debt Security of such series or Tranche, or (c) modify certain of the provisions of such Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series or Tranche, without the consent of the Holder of each Outstanding Debt Security under such Indenture affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of an Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities or one or more Tranches thereof, or modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under such Indenture of the Holders of the Debt Securities of any other series or Tranche (Indenture, Section 1202).

               Each Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under such Indenture, or whether a quorum is present at the meeting of the Holders of Debt Securities, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor (unless the Company, such affiliate or such obligor owns all Debt Securities Outstanding under such Indenture, determined without regard to this provision) shall be disregarded and deemed not to be Outstanding.

               If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other such Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Debt Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by an Indenture Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security (Indenture, Section 104).

               Resignation of an Indenture Trustee. An Indenture Trustee may resign at any time by giving written notice thereof to the Company or may be removed at any time with respect to the respective Indenture by Act of the Holders of a majority in principal amount of all series of Debt Securities then Outstanding under such Indenture delivered to such Indenture Trustee and the Company. No resignation or removal of an Indenture Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the respective Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to an Indenture Trustee appointed by Act of the Holders, if the Company has delivered to the Indenture Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the respective Indenture, such Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with such Indenture (Indenture, Section 910).

               Notices.   Notices  to Holders  of Debt  Securities will  be
          given by mail to the addresses of such Holders as they may appear in the security register therefor (Indenture, Section 106).

               Title. The Company, the respective Indenture Trustee, and any agent of the Company or such Indenture Trustee, may treat the Person in whose name Debt Securities are registered as the absolute owner thereof (whether or not such Debt Securities may be overdue) for the purpose of making payments and for all other purposes irrespective of notice to the contrary (Indenture, Section 308).

               Governing Law. Each Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York (Indenture, Section 112).

               Regarding the Indenture Trustee. The Indenture Trustee under the first Indenture will be The Bank of New York. In addition to acting as Indenture Trustee, The Bank of New York acts, and may act, as trustee under various indentures and trusts of the Company and its affiliates. The Company and its affiliates also maintain various banking and trust relationships with The Bank of New York.


                             DESCRIPTION OF CAPITAL STOCK

               The authorized capital stock of the Company consists of Common Stock, without par value, of which 245,315,522 shares were outstanding at May 31, 1998, and serial preference stock, par value $25 per share, none of which has been issued. Outstanding shares of Common Stock on May 31, 1998 did not include shares issuable in exchange for TEG shares. The following statements with respect to such capital stock of the Company are a summary of certain rights and privileges attaching to the stock under the laws of the State of Texas and the Restated Articles of Incorporation and the Bylaws of the Company, as amended. This summary does not purport to be complete and is qualified in its entirety by reference to such laws, the Restated Articles of Incorporation and the Bylaws of the Company, as amended, for complete statements.

               Each holder of shares of the Common Stock is entitled to one vote for each share of Common Stock held on all questions submitted to holders of shares and to cumulative voting at all elections of directors. The Common Stock has no preemptive or conversion rights. Upon issuance and sale of the shares offered hereby, such shares will be fully paid and nonassessable.

               The holders of the shares of the preference stock are not accorded voting rights, except that, when dividends thereon are in default in an amount equivalent to four full quarterly dividends, the holders of shares of the preference stock are entitled to vote for the election of one-third of the Board of Directors or two directors, whichever is greater, and, when dividends are in default in an amount equivalent to eight full quarterly dividends, for the election of the smallest number of directors necessary so that a majority of the full Board of Directors shall have been elected by the holders of the shares of the preference stock. The Company must also secure the approval of the holders of two-thirds of the outstanding shares of the preference stock prior to effecting various changes in its capital structure.

               After the payment of full preferential dividends on the shares of any outstanding preference stock, holders of shares of the Common Stock are entitled to dividends when and as declared by the Board of Directors. After payment to the holders of shares of any outstanding preference stock of the preferential amounts to which they are entitled, the remaining assets to be distributed, if any, upon any dissolution or liquidation will be distributed to the holders of shares of the Common Stock. Each share of the Common Stock is equal to every other share of the Common Stock with respect to dividends and also with respect to distributions upon any dissolution or liquidation. (Reference is made to Note 4 to Consolidated Financial Statements contained in the 1997 10-K.)

               The Common Stock of the Company is listed on the New York, Chicago and Pacific stock exchanges. Application will be made for the listing on such exchanges of any additional shares offered hereby.

               The transfer agent for the Common Stock is Texas Utilities Services Inc., Dallas, Texas.


                            DESCRIPTION OF STOCK PURCHASE
                          CONTRACTS AND STOCK PURCHASE UNITS

               The Company may issue Stock Purchase Contracts, including contracts that obligate holders to purchase from the Company, and the Company to sell to such holders, a specified number of shares of Common Stock at a future date or dates. The consideration per share of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of Stock Purchase Units consisting of a Stock Purchase Contract and either Debt Securities or debt obligations of third parties, including U.S. Treasury securities that are pledged to secure the holders' obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.


                                 PLAN OF DISTRIBUTION

               Any of the Securities being offered hereby may be sold in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly by the Company to purchasers.

               The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

               Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

               If Securities are sold by means of an underwritten offering, the Company will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is being delivered to the public. If underwriters are utilized in the sale of any Securities in respect of which this Prospectus is being delivered, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of the sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of Securities, unless otherwise indicated in the applicable Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such Securities will be obligated to purchase all such Securities if any are purchased.

               The  Company  may  grant  to  the  underwriters  options  to purchase additional Securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the Prospectus Supplement relating thereto. If the Company grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Securities.

               If a dealer is utilized in the sale of Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such item is defined in Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

               Offers to purchase Securities may be solicited directly by the Company and the sale thereof may be made by the Company directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

               Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Securities remarketed thereby.

               If so indicated in the applicable Prospectus Supplement, the Company may authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the applicable
          Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable Prospectus Supplement. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters and agents soliciting purchase of Securities pursuant to delayed delivery contracts accepted by the Company, as applicable.

               Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with the Company, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

               Each series of Securities will be a new issue and, other than the Common Stock, which is listed on the New York, Chicago and Pacific stock exchanges, will have no established trading market. The Company may elect to list any series of Securities on an exchange, or in the case of the Common Stock, on any additional exchange, but, unless otherwise specified in the applicable Prospectus Supplement, the Company shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the Securities.

               Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.


                                 EXPERTS AND LEGALITY

               The consolidated financial statements included in the latest Annual Report of the Company on Form 10-K, incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in said latest Annual Report of the Company on Form 10-K, and have been incorporated by reference herein in reliance upon such report given upon authority of the firm as experts in accounting and auditing.

               With respect to any unaudited condensed consolidated interim financial information included in the Company's Quarterly Reports on Form 10-Q which are or will be incorporated herein by reference, Deloitte & Touche LLP has applied limited procedures in accordance with professional standards for reviews of such information. As stated in any of their reports included in the Company's Quarterly Reports on Form 10-Q, which are or will be incorporated herein by reference, Deloitte & Touche LLP did not audit and did not express an opinion on such interim financial information. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the 1933 Act for any of their reports on such unaudited condensed consolidated interim financial information because such reports are not "reports" or a "part" of the Registration Statement filed under the 1933 Act with respect to the Securities prepared or certified by an accountant within the meaning of Sections 7 and 11 of the 1933 Act.

               The legality of the securities offered hereby will be passed upon for the Company by Worsham, Forsythe & Wooldridge, L.L.P. and by Reid & Priest LLP, and for the Underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York. However, all matters pertaining to incorporation of the Company and all other matters of Texas law will be passed upon only by Worsham, Forsythe & Wooldridge, L.L.P. At March 31, 1998, members of the firm of Worsham, Forsythe & Wooldridge, L.L.P. owned approximately 41,200 shares of the common stock of the Company.

          =================================================================

             NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER, SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                   ----------------

                                  TABLE OF CONTENTS                    PAGE
                                                                       ----

          Prospectus Supplement Summary . . . . . . . . . . . . . . .   S-7
          Risk Factors  . . . . . . . . . . . . . . . . . . . . . . .  S-24
          Selected Financial Data . . . . . . . . . . . . . . . . . .  S-28
          Price Range of Common Stock
           and Dividends  . . . . . . . . . . . . . . . . . . . . . .  S-29
          Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .  S-29
          Accounting Treatment  . . . . . . . . . . . . . . . . . . .  S-30
          Description of the FELINE PRIDES  . . . . . . . . . . . . .  S-31
          Description of the Purchase Contracts . . . . . . . . . . .  S-35
          Certain Provisions of the Purchase Contract
           Agreement and the Pledge Agreement . . . . . . . . . . . .  S-46
          Description of the Senior Notes . . . . . . . . . . . . . .  S-51
          Certain Federal Income Tax Consequences . . . . . . . . . .  S-58
          ERISA Considerations  . . . . . . . . . . . . . . . . . . .  S-65
          Underwriting  . . . . . . . . . . . . . . . . . . . . . . .  S-66
          Legal Opinions  . . . . . . . . . . . . . . . . . . . . . .  S-68
          Experts . . . . . . . . . . . . . . . . . . . . . . . . . .  S-68
          Index of Principal Terms for
           Prospectus Supplement  . . . . . . . . . . . . . . . . . .  S-69

                                      PROSPECTUS

          Available Information . . . . . . . . . . . . . . . . . . . .   2
          Documents Incorporated by Reference . . . . . . . . . . . . . . 2
          The Company . . . . . . . . . . . . . . . . . . . . . . . . .   3
          Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . 4
          Consolidated Ratio of Earnings
            to Fixed Charges  . . . . . . . . . . . . . . . . . . . . . . 4
          Description of Debt Securities  . . . . . . . . . . . . . . .   5
          Description of Capital Stock  . . . . . . . . . . . . . . . .  14
          Description of Stock Purchase Contracts
            and Stock Purchase Units  . . . . . . . . . . . . . . . . .  15
          Plan of Distribution  . . . . . . . . . . . . . . . . . . . .  15
          Experts and Legality  . . . . . . . . . . . . . . . . . . . .  17

          =================================================================

          =================================================================

                               TEXAS UTILITIES COMPANY


                            13,000,000 FELINE PRIDES(SM)


                             $32,500,000 6.37% SERIES D
                               SENIOR NOTES DUE 2003


                             $32,500,000 6.50% SERIES E
                               SENIOR NOTES DUE 2004











                                  -----------------

                                PROSPECTUS SUPPLEMENT

                                  -----------------








                                 MERRILL LYNCH & CO.

                                   LEHMAN BROTHERS






                                   JULY 17, 1998


                   (SM) SERVICE MARK OF MERRILL LYNCH & CO., INC.

          =================================================================